SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              ----------------------
                            AMENDMENT NUMBER ONE TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                     -------------------------------------
                              VEQUITY CORPORATION
                     -------------------------------------


                              Vequity Corporation
             (Exact name of registrant as specified in its charter)

   Colorado                          7319                  84-1325018
(State or other               (Primary Standard          (IRS Employer
jurisdiction of                Industrial                 Identification No.
incorporation or               Classification Code)


                       2305 East Arapahoe Road, Suite 220
                           Littleton, Colorado 80122
                              Tel: 1-303-798-4668

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ------------------------
                                Thomas H. Moore
                                   President
                       2305 East Arapahoe Road, Suite 220
                           Littleton, Colorado 80122
                                 (303) 798-4668
(Name, address, including zip code, and telephone number, including area code of agent for service)
                            -------------------------

                                With copies to:

                               J. Brent Garfield
                            Ameraan Corporate Center
                             9901 West 50th Avenue
                          Wheat Ridge, Colorado 80033
                                 (303) 421-0622
                           (303) 423-4170 (facsimile)


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )





















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                                      CALCULATION OF REGISTRATION FEE


 Proposed             Number of       Proposed         Maximum            Amount of
Title of Securities  Shares to be    Maximum Price    Aggregate          Registration
to be Registered     Registered      Per Share        Offering Amount    Fee
------------------------------------------------------------------------------------------
Common Stock,        4,000,000        $5.00          $20,000,000           $  5,280
Common Stock (1)     2,560,000        $6.25          $16,000,000           $  4,224
Common Stock (2)     2,000,000        $8.00          $16,000,000           $  4,224
TOTALS               8,560,000                       $52,000,000           $ 13,728

(1) Issuable upon exercise of Series "A" Warrant exercisable only by advertiser/purchasers of shares in this offering.

(2) Issuable upon exercise of Series "B" Warrant exercisable only by advertiser/purchasers of shares in this offering.

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(1) Series A Warrants will be issued only to Vequity advertisers purchasing
Shares in this offering. The Warrants may be exercised to purchase additional Shares of Vequity Common Stock.
(2) Series B Warrants will be issued only to Vequity advertisers purchasing Shares in this offering. The Warrants may be exercised to purchase additional Shares of Vequity Common Stock.

                               ********************

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

[CAPTION]
                                    PROSPECTUS

                                   COMMON STOCK

                                 8,560,000 Shares

Vequity Corporation, a Colorado corporation, is offering 8,560,000 Shares of its common stock, $0.001 par value in this offering. Of the Shares being offered, only 4,000,000 will initially be offered for sale. From the 4,000,000 Shares initially being offered, 3,200,000 are reserved for purchasers of our Internet advertising services. The remaining 800,000 are available for purchase by the public. Purchasers of the 3,200,000 Shares will also receive Series "A" and Series "B" Warrants in connection with the Shares they purchase. The Warrants will allow the Holders to purchase additional Shares of our stock. If all of the 3,200,000 Shares reserved for sale to our advertisers are sold, Holders of Series "A" Warrants will have the right to purchase an additional 2,560,000 Shares of common stock and the Holders of Series "B" Warrants will have the right to purchase an additional 2,000,000 Shares of common stock.

We have not registered with The Nasdaq-Amex Market Group or any other stock exchange or market and do not intend to take any steps to establish a market until, in management's sole discretion, the business is sufficiently established to warrant the application for inclusion in a national market. (See "RISK FACTORS" at page 8

This offering contains significant risks and the potential investor should pay particular attention to the to the risk factors set forth herein. (See Risk Factors Section beginning at page 8)
                             ________________________

Neither The Securities Exchange Commission not any State Securities Commission has approved or disapproved these securities, or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.
                            _________________________


















































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                                               Number of
                                   Price       Shares to be   Total Maximum          Proceeds to
                                   Per Share   Offered        Offering Amount        Vequity
                                   ---------   ------------   ---------------        ------------
Initial Public Offering Price      $  5.00     4,000,000        $20,000,000          $20,000,000 (1)
Pursuant To  Series "A" Warrants   $  6.25     2,560,000        $16,000,000          $16,000,000
Pursuant To  Series "B" Warrants   $  8.00     2,000,000        $16,000,000          $16,000,000

(1) Before deducting expenses payable by the Company estimated at $806,728.

There is no underwriter or broker/dealers for this offering. This offering will be sold directly by
Vequity Corporation. This offering is being made on a best efforts basis without any minimum sale requirement. Funds raised will be immediately utilized by us to implement our business and there is no provision for escrow of funds.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

This offering will terminate upon completion of the sale of the Shares offered hereby.

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TABLE OF CONTENTS
                                                                                              Page

    Prospectus Summary                                                                         5
    Summary Information                                                                        5
    Offering Summary
                                                                                               5
    Summary of Financial Information                                                           6
    Business Summary                                                                           7
    Risk Factors                                                                               8
    Special Notes Regarding Forward-Looking                                                   17
    Determination of Offering Price                                                           17
    Use of Proceeds                                                                           18
    Dilution                                                                                  19
    Selling Security Holders                                                                  20
    Plan Of Distribution                                                                      20
    Legal Proceedings                                                                         20
    Capitalization                                                                            21
    Directors, Executive Officers, Promoters and Control Persons                              21
    Security Ownership of Certain Beneficial Owners and Management                            26
    Description of Securities                                                                 27
    Interests of Named Experts and Counsel                                                    32
    Disclosure of Commission Position of Indemnification for Securities Act Liabilities       32
    Organization Within Last Five Years                                                       32
    Description of Business                                                                   33
    Industry Overview                                                                         33
    The Investortiser(r) Concept: Capitalization and Loyalty                                  34
    Stabilization of Operations                                                               35
    Our Business Strategy                                                                     35
    InfoSpace.com and Our Co-Branding Alliance                                                38
    Vequity Enhancements - Website Development                                                39
    Markets & Competition                                                                     40
    Marketing and Sales Strategies                                                            40
    The "Work at Home" Designers of Websites                                                  41
    Employees                                                                                 41
    Facilities                                                                                41
    Management's Discussion and Analysis of Financial Condition and Results of Operations     42
    Description of Property                                                                   43
    Certain Relationships and Related Transactions                                            43
    Market for Common Equity and Related Stockholder Matters                                  44
         Stock Legend-Restrictions On Trading And Transferring Shares Of Stock                44
    Lock-Up Agreement of Certain Principal Shareholders                                       44
    Shareholders Subject to Lock-Up Agreement                                                 45
    Shares Eligible for Future Sale                                                           46
    Selected Financial Data                                                                   47
    Executive Compensation                                                                    48
    Financial Statements and Additional Information                                           49
    Changes In and Disagreements With Accountants on Accounting and Financial Disclosure      62
    Additional Information                                                                    62
    Subscription Procedures                                                                   62

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[CAPTION]
                              PROSPECTUS SUMMARY

Summary Information

This summary highlights include selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock.

As used in this prospectus, the terms "Vequity", "we", "us" and "our" refer to Vequity Corporation.

Offering Summary

This is the initial public offering of Vequity Corporation and we are offering to sell up to 8,560,000 Shares of our common stock. Initially, 4,000,000 Shares are being offered for $5.00 per share. Of these Shares 3,200,000 are reserved for sale to persons or entities purchasing Vequity Internet website advertising. From the initial offering of 4,000,000 Shares, 800,000 shares will be available for purchase by non-advertisers. Our advertisers who purchase from the 3,200,000 Shares available to them will also receive Series "A" and Series "B" Warrants in connection with their Shares. Holders of Series "A" Warrants may exercise their Warrants and collectively purchase up to an additional 2,560,000 Shares of our common stock at an exercise price of $6.25 per share. Holders of Series "B" Warrants may exercise their Warrants to collectively purchase up to an additional 2,000,000 Shares of our common stock at an exercise price of $8.00 per share. These investor/advertisers are hereafter referred to as "Investortisers(r)" and they may choose to initially purchase Shares in quantities of 200, 320 or 400 Shares.

The 800,000 Shares in the initial offering not reserved for Investortisers(r) are available to anyone, including Investortisers(r), without a limit on the maximum number of Shares that may be purchased. However, the minimum number of Shares required of any purchaser of these non-Investortiser(r) Shares is 200 Shares. No Warrants will be issued to purchasers of these 800,000 Shares.

An Investortiser(r) choosing to exercise Series "A" or Series "B" Warrants, must purchase the additional Shares of our stock prior to the expiration of the exercise periods ("Exercise Periods") as specified in the Warrants. (See page 30 of this Prospectus for an explanation of the Exercise Periods.)

 The following summarizes the choices an Investortiser(r) has for initially purchasing stock and Warrants

 INVESTORTISER CHOICES FOR PURCHASING STOCK AND WARRANTS:

              Choice #1          Choice #2         Choice #3
              ---------          ---------         ---------
Initial       200 shares         320 Shares        400 Shares
Purchase      @$5=$1,000         @$5=$1,600        @$5=$2,000
--------      ----------         ----------        ----------
Series A      160 Shares         256 Shares        320 Shares
Warrants      @$6.25=$1,000      @$6.25=$1,600     @$6.25=$2,000
--------      ----------         ----------        ----------
Series B      125 Shares         200 Shares        250 Shares
Warrants      @$8.00=$1,000      @$8.00=$1,600     @$8.00=$2,000
--------      ----------         ----------        ----------

Totals: 485 Shares for $3,000  776 Shares for $4,800   970 Shares for $6,000


Securities Offered: 8,560,000 Shares of common stock. (See "DESCRIPTION OF SECURITIES"- page 27)

Warrants: Series "A" Warrants entitle the Investortiser(r) Holders to purchase an additional 2,560,000 Shares of common stock and Series "B" Warrants entitle the Investortisers(r) to purchase an additional 2,000,000 Shares of common stock.

Common Stock Outstanding: 41,000,000 Shares of common stock are outstanding as of the date of this Registration Statement. (See "DESCRIPTION OF SECURITIES" - page 27)

Preferred Stock Outstanding: 973,969 Shares of Preferred Stock are outstanding as of the date of this Registration Statement. (See "DESCRIPTION OF SECURITIES"- page 27)

Risk Factors: The investment in the Shares involves a high degree of risk. You should not consider this offer if you cannot afford to lose your entire investment. (See RISK FACTORS beginning at page 8.)

Use of Proceeds: The net proceeds from this offering, if all Shares are sold, estimated to be $52,000,000, will be used to attract advertisers to our website, publicize the site to draw customers, enhance our organization, redeem outstanding Preferred Shares, and pay for general corporate needs, including payment of current liabilities, working capital and capital expenditures. (1)
(1) (1) (1) (1) (See USE OF PROCEEDS - page 18.)

Summary Of Financial Information

The following sets forth some summary financial data regarding Vequity's financial position and status. This information should be read in conjunction with the Financial Statements and Notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this Prospectus.

Balance Sheet                        September 30, 2000      December 31, 1999
-------------                        ------------------      -----------------
Total Assets                          $160,364               $    26,013
Total Current Liabilities             $763,925               $ 1,002,247
Redeemable Series A Preferred Shares  $200,000               $   200,000
Redeemable Series B Preferred Shares  $396,085               $     5,000
Total Shareholder's Deficit        ($1,199,646)             ($ 1,181,234)

Statement of Operations         Cumulative (Inception to September 30, 2000)
-----------------------         --------------------------------------------
Net Loss                                            ($5,023,505)
Net Operating Loss Carryforward (Approximate)       ($1,700,000)
[CAPTION]

Business Summary

We incorporated in November of 1995 under the name "YellowMart International, Inc," and subsequently changed our name after suggestions from our Public Relations firm. Our founder, Thomas H. Moore, began the company with two basic objectives: (1) to centralize business websites into a single Internet yellow page type directory so that advertisers could more easily be found by potential customers; (2) to share the ownership and potential profits of our Company with the advertisers who help build our Company with their advertising dollars.

For many years, customers have used printed yellow page directories to find product and services. These directories have been effective for many businesses, but the cost of extensive advertising in these directories is often prohibitive for most small businesses. For instance, a full-page color advertisement in the Qwest / US West Yellow Page Directory for Denver, Colorado is $86,700 per year and $21,510 per year for a 1/4 page ad. Similar advertising is also expensive in other U.S. cities.

Vequity's mission is to create an efficient and cost effective Internet yellow page directory that can be used by businesses to advertise their products and services. For $1,995 a year, Vequity will create, host and maintain a website with up to 8 pages of graphics and text. Unlike the printed yellow pages that are only printed annually, a Vequity advertiser can frequently update its website to provide sales items, new products, or other new information.

Select industries such as travel, florists, computers, books and stock exchanges have had success online, but we believe that many mainstream businesses have not enjoyed the same success. As we have discussed this issue with businesses, we have concluded that mainstream Internet commerce has been slow to mature because business information on the Net is poorly organized and difficult to find. Business owners have discovered that getting a website is relatively simple, but getting found by customers is challenging.

One of the difficulties of having a website found by customers is that the main sources for finding websites are Internet search engines like Yahoo, Excite or Lycos and all search engines serve up only a portion of the available Internet websites. Additionally, when a search engine does deliver responses to a search request, the responses are often not relevant or not organized so that they are useful to a customer. (see: DESCRIPTION OF BUSINESS, Page 33 )

To help businesses websites be more readily found, our business model includes the following strategies:

(1) Centralization - We believe that by centralizing and organizing business websites into Vequity's Yellow Pages & Business Websites Directory, we can overcome chaos and bring order to online business information - just like the printed yellow pages. Our goal is to host and organize only business websites and to have Vequity become "THE" centralized, organized and searchable Internet site for worldwide business information.

(2) Stock Ownership - We believe that by allowing our website advertisers to also be owners of our stock, we can create a loyal base of advertising revenue. We have coined the phrase "Investortiser(r)", to describe the investor/advertiser that advertises in our directory and also owns our common stock. We are utilizing this concept as a "kick-off" strategy to obtain a strong customer base and we will discontinue selling Shares of stock to our website advertisers as soon as management believes it has captured a reasonable market share. We believe that if Vequity is successful, our advertisers should enjoy the benefits of our success.

(3) InfoSpace.com (NASDAQ:INSP) - We have established a co-branding agreement with InfoSpace.com, which has created an information network through agreements with thousands of companies. This affiliate network includes: AOL, Microsoft, Disney's GO Network, NBCi.com, Lycos, ABC, DoubleClick, Vequity, and many others. The benefit of this alliance to our advertisers is that their Vequity hosted website can be found through searches in other Yellow Page Directories such as Disney's GO.com or NBCi.com - or even through the InfoSpace directory which is listed in the 'Find a Business' button on Microsoft's Internet Explorer browser.

(4) Collective advertising - Because it is expensive for a single business to advertise and promote its website, we set aside at least $300 from the $1,995 annual website fee to collectively advertise and brand Vequity so that customers will know to search for business websites in Vequity's Yellow Pages & Business Websites Directory.

Our home page can be located on the Web at http://www.vequity.com. Our principal office is located at 2305 East Arapahoe Road, Suite 220, Littleton, CO 80122 and our telephone number is (303) 798-4668.
RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below before deciding to invest in Shares of our common stock. Shares purchased in this offering will bear a legend restricting trading and transfer until the legend is removed in the sole discretion of our management. There is no established trading market or price for our common stock. We do not currently intend to register with The Nasdaq-Amex Market Group or any other exchange or market until our management in its sole discretion determines to remove the legend and make application for inclusion in a national market. No one should purchase these Shares who is not willing to abide by the decision of our management concerning the advisability and timing of such steps. We are attempting to build a successful business before creating a trading market for our Shares. A trading market may not be established for our Shares. If a trading market or price is established for our stock, such price could decline due to any number of factors including the risks described below. You could lose all or part of your investment. In assessing these risks, you should also refer to the other information in this prospectus, including Vequity's financial statements and the related notes.

Company Related Risks

We are dependent upon this offering to establish or continue our business plan and operations.

We have not established our business and we do not have any revenues from operations. We are in the development stage and are dependent upon the proceeds from the sale of Shares in this offering to proceed with our plan to implement sales of listings in our Internet directory and individual websites for our customers. Without proceeds from the sale of the Shares offered in this offering, we will be unable to hire employees or implement our business plan as intended. If less than all the Shares offered in this offering are sold, we will be constrained by the available capital as to the actions we will be able to implement to establish our business plan. The smaller the amount of capital is that we are able to attract in this offering, the more difficult it will be for us to be successful in establishing our business and the greater the risk will be that the purchasers of Shares in this offering could lose their investment.

Our lack of operating history or results makes an evaluation of our business plan extremely difficult and our future prospects highly speculative.

We are a start-up company with no operating history. This makes it extremely difficult to evaluate our business. We do not have relevant financial operating data that will provide a basis for evaluating our proposed business or prospects. The lack of past results makes predicting our future prospects highly speculative. Our business plan is unproven, which creates a risk that our performance will not meet our expectations or the expectations of investors.

We Have experienced Losses and Negative Cash Flow from our inception and this may continue in the future.

We have a history of losses and negative cash flow. We also have liabilities in excess of our current assets. As with many start-up companies, these problems may continue in the future. The Company's auditors have included a statement in their audit report indicating that these factors raise substantial doubt about our ability to continue. We have incurred losses since we were founded. As September 30, 2000, we had a total shareholder's deficit of $1,199,646. We incurred a net loss of $470,712 for the year ended December 31, 1999 and as of the nine months ended September 30, 2000 we had a cumulative net loss of $5,023,505.
(3)
Many Obstacles Will Need To Be Overcome For Us To Become Profitable And We Can Provide No Assurance That These Obstacles Will Be Overcome.

We cannot predict that we will operate profitably. Our ability to achieve profitability will depend on our ability to raise capital in this offering, implement our business plan, generate and sustain sales while maintaining reasonable expense levels, and establish our name in the public eye. Each of these elements is unproven and will require the successful combination of numerous factors before they can be achieved. It is not certain that if we were to achieve profitability, we would be able to sustain or increase profitability.

Our Costs And Expenses will Increase As We Begin To Implement Our Business Plan and This Could Add To Our Losses.

In order to implement our business plan we will of necessity incur additional costs and expenses. Without funds from this offering, capital will not be available for these anticipated expenditures. Our losses may also increase significantly from current levels as we incur these additional costs and expenses. Additional costs and expenses that we anticipate we will incur are related to:

(1)  marketing and sales activities;
(2)  employment of additional necessary personnel;
(3) obtaining additional funds for the start-up and development of business operations;
(4) developing directory links, directory content, web pages and other products necessary to provide exposure for customers; and
(5)  establishing strategic relationships.

We May Withdraw, Cancel Or Modify The Offering

We reserve the right to withdraw, cancel or modify the offering hereby and to reject subscriptions, in whole or in part, for any reason. If this offering is withdrawn, canceled or modified, the amount of capital raised could be less than that which we are seeking. This could limit our ability to carry out our business plan, limit further our chance to ever become profitable and increase the risk to our investors that we might not be able to establish or continue the business. This could increase the risk that investors could lose their investment.

Market Acceptance Of Our Internet Yellow Pages & Business Websites Directory Is Untested And We Can Provide No Assurance That Results Will Meet Our Expectations Or Those Of Our Investors.

We are proposing an Internet product that has not been market tested. We cannot accurately predict the results of our plan or whether the market will receive our products and services in a manner that will allow us to achieve the staying power to aggregate a number of advertisers large enough to become a meaningful source for customers seeking information. The uncertain nature of contacting advertisers and closing sales, makes results unpredictable. Unsuccessful sales or marketing efforts, or a lengthening of the time taken to close sales, could materially reduce revenue and profits and increase the risk that investors could lose their investment.

As A Result Of Our Lack Of Operating Experience In Implementing A Plan Of The Type We Are Proposing, Business Expenses Are Difficult To Plan With Accuracy

We have no meaningful historical financial data upon which to base planned operating expenses. A substantial portion of our operating expenses will be related to marketing programs, personnel and overhead, which cannot be adjusted quickly. Anticipated operating expense levels reflect, in part, our expectations of future revenues. If actual revenues are not forthcoming, or are below management's expectations; or if expenses continue to exceed revenues, we could fail to become profitable and fail to establish the company as a viable ongoing business.

If We Are Unable To Sell All Of The Shares Offered Hereby, We May Not Be Able To Fully Implement Our Business Plan.

The common stock will be offered by our officers and Directors on a "best efforts" basis until all Shares are sold, or until our management determines to close this offering. If we are unable to sell all 4,000,000 Shares of the common stock initially offered hereby and the additional 4,560,000 Shares that could be issued if the Warrants are exercised, we will not cancel this offering. Any monies collected from Subscribers will be immediately used to finance our ongoing development and operations, and will not be returned. There is no minimum number of Shares to be sold by the Company and no funds received by us from the sale of these Shares will be escrowed. The risk to investors that they could lose their investment will be increased if we do not raise the capital necessary to fully implement our business plan.

Our Lack Of Experience And History In Implementing An Internet Directory Business Make Our Business Prospects Uncertain And Speculative.

Because implementation of our business plan is dependent upon future developments, investment decisions must be made based on our business prospects. Our business prospects are subject to all the risks, expenses and uncertainties we are certain to encounter as a start-up business in a new and rapidly evolving market, including the uncertainty of our ability to:

(1) obtain market acceptance of our Yellow Pages & Business Websites Directory and related services;
(2) gain brand recognition and acceptance for our Yellow Pages & Business Websites Directory and related services;
(3)  develop and expand our advertising Internet website;
(4) continue to develop and expand our Yellow Pages & Business Websites Directory and related services base and functionality;
(5)  respond to competitive and technological developments;
(6)  appeal to and retain advertisers;
(6) attract quality sales representatives, employees, website designers and other(7) personnel;
(8)  meet the demands of competition in the marketplace
(9)  build advertiser loyalty;
(10) implement our business plan in a timely and successful manner; and
(11) properly operate and manage capital expenditures.


We May Not Be Able To Generate Revenues Or Establish A Consistent Cash Flow.

Our revenues and operating results may not be forthcoming or may vary significantly from quarter to quarter. Because of these uncertainties, our results in any quarter may not be indicative of future performance and it may be difficult for investors to properly evaluate our results. It is possible that we may not be able to generate revenues or that in some future periods, our revenues or earnings may fall below the expectations of investors. This could result in a failure to establish a market for our common stock. If a market is established, any market price could decline as a result of a failure to establish a revenue base or as a result of fluctuations in revenues or earnings.

If Warrants Are Not Exercised They Become Null And Void And The Capital raised in this offering and available to us to establish our business will be reduced.

The Company hopes that all Warrants issued to Investortisers(r) will be exercised by the Holders. However, there are specific time periods, known as "Exercise Periods," or "Notice Periods" where the Holder of Warrants has the opportunity to exercise the Warrants and thereby purchase additional Shares. If the Warrants are not exercised during the Exercise Periods, they become null and void. The decision to exercise the Warrants and purchase the additional Shares is solely that of the Holders of the Warrants. If the Holders of the Warrants do not exercise the Warrants, the capital raised by us through this offering will be reduced and this will limit the implementation of our business plan and increase the risk that the business could fail.

We Do Not Intend To Pay Dividends In The Foreseeable Future.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for funding growth and, therefore, we do not expect to pay any dividends until in the sole discretion of our management it is possible and advisable to do so. There is no assurance that dividends will ever be paid. The failure to pay dividends could limit the return, if any, investors may ultimately receive on their investment in our company.

Risks Related To Our Proposed Business

We Will Depend Upon Our Co-Branding Agreement With InfoSpace To Provide An Existing Yellow Page Data Base For Our Yellow Pages And Business Websites Directory. If Our Relationship With InfoSpace Should Terminate We Might Not Be Able To Find An Acceptable Substitute.

We are dependent on InfoSpace.com, Inc., to provide an already existing yellow page directory that we intend to make accessible at our Internet address and to provide access to a broad Internet search network. We have not entered into written agreements with other companies to provide alternatives for these services. As we continue our efforts to grow our business, we may seek other strategic relationships to facilitate our growth and market reach. However, at the present time, we could suffer a serious delay and setback, if our relationship with InfoSpace were injured or terminated. While we believe that our relationship with InfoSpace is good, we cannot assure you that it will continue, or that InfoSpace will perform as we expect. If InfoSpace were to cease doing business with us, or suffer setbacks of its own, we cannot assure you that we would be able to reach equally satisfactory arrangements with alternate business listing providers and/or directory service providers. Even if we were able to enter into arrangements with alternative business listing providers and/or directory providers, the business listings and/or directory services available from such other providers may be more expensive, and/or less extensive than the services provided by InfoSpace.

We Will Be Dependent On Other Aggregators Of Yellow Page Listings and Related Information For Most Of Our Yellow Page Directory Content And For The Accessibility To Such Information By Internet Users. This Dependence On Others Will Make It Difficult For Us To Control Whether Our Customers Are Satisfied With Our Yellow Page Directory.

Although we will provide our own format and the content for our advertisers, we will be dependent on others to provide the bulk of the yellow page directory information and the existing directories in which our advertisers will be listed. We have limited control over these aspects of the yellow page directories and cannot ensure that others will complete these aspects of the service to the satisfaction of our advertisers. If our advertisers become dissatisfied with the service provided, our reputation could be damaged and our business could fail to be successfully established.

We May Fail To Achieve Or Maintain Wide Market Acceptance For Our Services And Such Lack Of Acceptance May Cause Us To Fail To Establish Sufficient Sales And Profitability.

We expect to generate the majority of our sales from the sale of advertising to mid-size and small businesses through our public presentations, advertising, media promotions and the Internet. Our success will depend principally on achieving and maintaining wide market acceptance of our business concepts, related services, systems, and links to our advertiser's websites. If businesses and consumers do not sufficiently accept our concepts and services, our future sales growth and profitability would suffer.

We May Fail To Attract Enough Advertisers Desiring Inclusion In Our Yellow Pages & Business Websites Directory.

An inability to attract enough customers willing to advertise in our Directory, or losing listings in our Directory, may leave us with insufficient depth of content to retain or attract additional advertisers or users.

Our Management Team Has Limited Experience Working Together And If We Fail To Function Effectively, Our Operating Performance Would be Impaired.

Our existing management team has had very little experience working together. In addition, it will be necessary to bring new members into the team for the business plan to be implemented. Therefore, there has been no opportunity to establish or evaluate the effectiveness of our management team and there may be limited opportunity to quickly evaluate the effect of new members as they may be hired. Any failure of the management team to function effectively would limit our ability to establish our business, maintain a cohesive culture and compete effectively.

We Will Be Required To Rapidly Build An Organization, Hire New Employees And Assemble A Network Of "At-Home-Workers." A Failure To Effectively Initiate and Manage This Growth Could Cause Serious Setbacks To The Success Of Our Business.

In order to carry out our business plan we will rapidly need to employ approximately 50 full-time employees in the next year and to also develop and train approximately 10 to 20 "work-at-home" contractors to produce websites and links for our advertisers. Our ability to attract qualified employees, manage their productivity and to develop and train the "work-at-home" contractors, will create the need to establish management and operating systems not currently in place. This will put strains on our resources, management and operating systems. If we are to manage the growth necessary for success, we must:

(1) estimate with reasonable accuracy the number of experienced employees we will require and the areas in which they will be required;
(2) strategically implement our expansion into many different geographic areas;
(3) upgrade and expand our infrastructure for the levels of activity we need to generate; and
(4)  create, refine and improve our operating and financial systems.

Failure to effectively manage these items and our growth would hinder our business operations and increase the risk that we could fail to achieve profitability.

If We Fail To Attract And Retain Additional Professional Staff, Our Growth And Success Will Be Limited.

Our ability to implement our business plan depends on our ability to hire, retain and manage highly skilled employees, including technical, sales, marketing and business development personnel. We will compete with other more established companies to hire and retain qualified personnel. We cannot assure you that we will succeed in attracting the employees we need, or that we will succeed in retaining the services of those we hire. A failure to attract and retain the employees we will need could cause us to fail in our business objectives and could increase the risk that investors could lose their investment.

If The Advertising And Websites We Sell And Disseminate Are Unlawful Or Lead To Claims Of Injury, We May Have To Pay Fines Or Damages.

Publication or dissemination of advertising we sell and provide access to, may inadvertently give rise to liability for defamation, negligence, breach of copyright, patent, trade secret or trademark infringement or other claims or charges based on the nature of the content. As we provide access to the public for this advertising and information, we may be directly or indirectly liable to claims or charges of this nature.

Actions Of Third Parties Could Expose Us To Claims.

We could be exposed to liability arising from the activities of our customers or their users with respect to the unauthorized duplication of, or insertion of inappropriate material into, the information they supply. We do not presently carry liability insurance for these types of claims. We could face claims that would place financial strains on our ability to operate.

Our Business Model Uses Intellectual Property We Don't Own and We May Violate Patent Rights

We have obtained a license from Vequity's founder, Chairman of the Board of Directors and President, Thomas H. Moore, to utilize his "Method and System for Capitalizing a Business and Maintaining a Customer Base and/or Revenue Base." Utilizing this method, we will primarily sell the Shares of our Company to our advertising customers. This method for capitalizing a business and obtaining loyal customers was conceptualized by Mr. Moore and he has applied for a patent covering his system. The patent application is currently pending, but we have no assurance that someone else has not applied for a similar patent and we don't know whether we are, or will be found to be, in violation of a patent or another patent for which application may be pending. The license also includes the right to use the term Investortiser(r) which is a Service Mark owned by Mr. Moore.

If We Fail To Prevent The Unauthorized Use Or Disclosure Of Our Proprietary Knowledge, Practices And Procedures, Our Business May Be Negatively Affected.

We cannot assure you that we will be able to prevent the unauthorized use or disclosure of our proprietary knowledge, practices and procedures if employees leave.

We Might Not Be Able To Obtain Licensing Rights For Third-Party Software Needed For Our Business And This Could Slow The Implementation Of Our Business Plan.

It is anticipated that we will need to utilize third-party software in our business systems and in connection with our website. Third-party software to meet our needs may not be available on commercially reasonable terms. We believe that there are sources for the technology to meet our needs. However, if we are unable to obtain licenses to use the third-party software that we might need, the implementation of our business plan might be slowed or impaired until such time as reasonable alternatives are found.

A Failure To Protect Intellectual Property Rights Or Licensed Information Could Result In Litigation And Cause Us To Incur Additional Costs And Delays.

Some intellectual property or software licenses require certain safeguards to limit the disclosure of proprietary intellectual property. We will require employees and consultants with access to our proprietary information to execute confidentiality agreements with us. In addition, we will limit the personnel who have access to any proprietary information and technology. However, these legal protections and precautions afford only limited protection for us. Despite our efforts to protect any proprietary rights, unauthorized parties may attempt to copy aspects of proprietary information or to obtain and use information that we are under obligation to protect. Litigation may be necessary in the future to enforce intellectual property rights, to protect trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. A failure to protect such rights could result in additional costs and delays in the implementation of our business.

If We Fail To Establish Or Maintain Our Reputation And Expand Our Name Recognition, We May Have Difficulty Attracting Business And Retaining Customers And Employees, And Our Business May Suffer.

Establishing and maintaining name recognition and a good reputation are critical for attracting and retaining advertisers, customers and employees - especially with the number of Internet companies that offer similar services. If potential customers are not familiar with our name and services, or if we fail to establish a positive reputation or damage our reputation, we may be unable to attract or retain advertisers, customers and employees.

Risks Related To Competition

We Face Intense Competition That Could Impair Our Ability To Attract Customers, Grow, And Achieve Profitability.

We face significant competition in the market for Internet directory services. Competition in the future may even become more intense as we address a wider range of market segments, additional entrants join the market and existing competitors offer new or upgraded access and exposure for Internet listings. Barriers to new entrants are relatively low. If we fail to compete successfully, we could fail to gain market share, lose market share or be forced to lower prices or spend more on marketing, which would reduce or eliminate anticipated profits.

We Will Be Required To Compete With More Established Companies And Other Types Of Advertising Outlets For Our Customers.

We compete with more established companies that are focused on attracting customers for online directory advertising and making it available to online customers. We also compete with traditional business directories that may have adapted their own content for use by Websites. We also face competition from a wide range of providers of different types of advertising that can be used on Websites. We do not believe any of these competitors is currently dominant. Some of our competitors offer products with different pricing models, delivery systems and types of content, and these differences could prove attractive to potential customers. In the future, these competitors or others might offer products with features similar or identical to those we offer.

We Will Be Required To Compete With Companies With Greater Resources Than We Possess.

Many of our potential competitors have established operating histories, larger customer or user bases, and significantly greater financial, marketing and other resources than we have. These competitors can devote substantially more resources than we can to business development and they may adopt aggressive pricing policies. In addition, larger, well-established and well-financed entities may acquire, invest in, or form joint ventures with competitors, as the use of the Internet and other online directory services increases. Increased competition from these or other competitors could hinder our ability to attract customers and our ability to implement our business plan.

Risks Of Doing Business Over The Internet

If We Do Not Continue To Keep Pace With Technology, Our Services May Quickly Become Obsolete.

The market for Internet products and services is characterized by rapidly changing technology, evolving industry standards, customer demands and satisfaction, and frequent new product introductions and enhancements. To be successful, we will have to continually improve the accessibility, performance, features and reliability of our directory services. We cannot assure our Shareholders that our performance and abilities will advance at the pace necessary to attain or sustain growth. For example, to compete effectively in the future, we may need to expand our concepts and capabilities. Additionally, new Internet or telecommunications technologies may require us to alter the technology we use, or the services and products we sell, in order to prevent obsolescence. Improving our current concepts and developing and introducing new service capabilities will require significant market expertise and development.

If Internet Failures Interrupt The Usability Of Our Internet Address Or Yellow Page Directory By Customers, We Could Lose Customers And Our Reputation Could Be Damaged.

Our services will only be attractive to current and prospective customers if we are able to process and distribute directory listing and website data quickly and reliably. Any failure of the computer equipment used, the Internet or the third-party telecommunications networks relied upon for distribution could interrupt or delay service. We will depend upon the Internet as the instrument to distribute our customer's advertising. The Internet, the third-party systems we rely upon, and our systems are vulnerable to damage or interruption from fire, flood, power loss, earthquake, malicious damage, including hacking, computer viruses, telecommunications failure and similar events. This could lead to customers canceling contracts and could damage our reputation, which could limit our ability to attract additional advertisers and lead to a failure to successfully implement our business plan.

Advertising On The Internet Is Not As Well Established As Other More Traditional Advertising Media.

We will be dependent on revenues from Internet advertising for a significant amount of our revenues. The Internet advertising market is new and rapidly evolving. We cannot yet gauge its effectiveness in comparison to traditional advertising outlets. Advertisers that have traditionally relied on other advertising methods may be reluctant to advertise on the Internet if they believe that Internet advertising is less effective than traditional advertising media for promoting their products and services. Consequently, they may allocate only limited portions of their advertising budgets to Internet advertising. Our business could be materially harmed if Internet advertising does not continue to grow or if we are unsuccessful in obtaining and increasing advertising revenues.

Legal Uncertainties And Government Regulation Of The Internet Could Inhibit Growth Of The Internet And E-Commerce.

Many legal questions relating to the Internet remain unclear and these questions may be resolved in ways that may limit or damage our business. It may take years to determine whether and how existing laws governing matters such as intellectual property, privacy, libel and taxation apply to the Internet. In addition, new or proposed laws and regulations that apply directly to Internet communications, commerce and advertising are becoming more prevalent. As the use of the Internet and the prevalence of e-commerce grow, there may be calls for further legislation and regulation in these and other areas. Finally, our business could subject us to the laws of foreign jurisdictions in unpredictable ways.

If The Internet Does Not Continue To Grow As A Medium For Commerce, We Will Not Succeed.

Because most of our anticipated advertisers will be business owners seeking greater access to other businesses or customers and markets through the Internet, demand for our services will depend in large part on continued growth in use of the Internet. There are critical issues concerning the commercial use of the Internet that remain unresolved. If the Internet develops more slowly than we expect as a commercial or business medium, demand for our services will be lower than hoped for.

Legal And Regulatory Developments Could Hinder Our Business Plan And
Development.

New regulations and legislation could make the Internet less attractive to users, resulting in slower growth in its use and acceptance than we expect. Complying with new regulations could result in additional costs to us, which could reduce our projected margins, or it could leave us at risk of potentially expensive legal action. We may be affected directly or indirectly by legislation that fundamentally alters the practicality or cost-effectiveness of utilizing the Internet. This includes the cost of transmitting over various forms of network architecture, such as telephone networks or cable systems, or the imposition of various forms of taxation on Internet-related activities. Regulators continue to evaluate telecommunications policies regarding the transmission of Internet traffic and no resolutions have been announced to date.

Risks Relating To This Offering

The Shares Offered In This Offering Will Carry A Legend Restricting Trading Or Transfer Until Such Time As, In Management's Sole Discretion, The Legend Is Removed.

The Shares purchased in this offering will be restricted from trading and will bear a legend limiting their transferability until such time as our management, in its sole discretion, believes it appropriate to remove the legend. The lack of transferability of your Shares will create a lack of liquidity for your investment. You should not invest in our Company if you need liquidity in your investment, if you are investing for short term trading gains, or are unwilling to abide by the decisions of our management as to the listing of our Shares for trading with The Nasdaq-Amex Market Group or any other market or exchange. The Shares purchased in this offering will bear the following legend until such time as it is removed in the sole discretion of our management:

"The Shares evidenced by this certificate are subject to transfer restrictions and may not be transferred without prior approval of Vequity Corporation's Management, after consulting with counsel to determine that the conditions set forth in the "Subscription Agreement," pursuant to which these Shares were purchased, have been satisfied; or until this legend is removed by the Company's Management, in its sole discretion."

There Is No Public Market For Our Common Stock And We Do Not Intend To Take Any Steps In The Near Future To Make Application To Include Our Stock In The Nasdaq-Amex Market Group Or On Any Other Market Or Exchange.

There is no market for our common stock. We have not taken any steps to make application to include our stock in The Nasdaq-Amex Market Group or any other market or exchange. Investors purchasing Shares of our stock in this offering will not have a market for their Shares until our management, in its sole discretion, determines that the business is sufficiently established to make public trading in our Shares advisable. It is a part of our business strategy to sell the majority of the Shares offered as a part of this offering to advertisers purchasing advertising and websites that are linked to our Yellow Pages & Business Website Directory. By establishing this connection between ownership of our stock and our advertising services, we intend to establish a loyal base of advertiser/owners for our yellow page directory and to establish ourselves as a profitable business before taking the steps necessary to bring our Shares to a market, such as The Nasdaq-Amex Market Group, where the stock may be quoted and traded. There is no assurance that our strategy can be implemented successfully or that a market will be opened for the quotation and trading of our stock.

You Will Experience Immediate And Significant Dilution In The Book Value Per Share.

The initial public offering price of our common stock is substantially higher than the net tangible book value per share of the outstanding common stock and your share price will be immediately and substantially diluted after this offering. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of Shares outstanding. If you purchase our common stock in this offering, you will incur immediate dilution of approximately $4.60 in the net tangible book value per share of common stock from the price you pay for our common stock in this offering, based on the initial public offering price of $5.00 per share.


Volatility Of Our Stock Price Could Damage Our Stockholders.

The initial public offering price of our common stock has been determined by our management and may not reflect the value of our common stock or the trading price of our stock if a market should be developed. If a market for our stock is developed, the trading price cannot be predicted and is likely to fluctuate considerably. The stock market in general, and in particular the market for Internet-related stocks, has experienced considerable price fluctuations since its inception. Estimates of the value of Internet-related companies have little historical basis and often vary widely. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price also may fluctuate as a result of factors that are beyond our control or that are unrelated to any operating results. If our Shares become listed on an exchange, we expect that our stock price will fluctuate as a result of factors such as:

(1)  variations in our actual or anticipated quarterly operating results;
(2)  operating results of our competitors;
(3)  introduction of new products or services by us or our competitors;
(4)  announcements by us or our competitors of innovations;
(5)  changes in trends or conditions or in the Internet industry;
(6)  market valuation changes of other Internet companies;
(7) announcements by us or our competitors of significant mergers or acquisitions;
(8) our entry, or our competitors' entry, into strategic alliances or joint ventures; and

(9)  factors affecting the stock market.

Net Proceeds From This Offering May Be Allocated In Ways With Which You May Not Agree.

Our business plan is subject to change based upon changing conditions and opportunities, and management has significant flexibility in applying the net proceeds we receive from this offering. Because the majority of the net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of the proceeds and you and other Stockholders may not agree with management's decisions. (See "USE OF PROCEEDS" on page 18 for a more detailed description of how management intends to apply the proceeds of this offering.)

Much Of Our Common Stock, Including The Shares Offered Herein And Additional Shares That May Be Issued After This Offering, May Become Eligible For Resale In The Public Market At Such Time As Management May Determine To Register Our Shares With A Stock Exchange. Many Factors Relating To The Immediate Availability Of A High Volume Of Shares To Be Sold May Cause The Company's Stock Price To Decline.

Although there is no assurance that we will do so, at some time, in the sole discretion of our management, but after the completion or termination of this offering, we may take steps to make our outstanding common stock freely tradable in the public market. A high volume of orders to sell our Shares, or the perception that a high volume of sales could occur, could decrease the market price of our common stock and materially impair our future ability to raise capital through offerings of common stock. An aggregate of 49,560,000 Shares of common stock will be outstanding after this offering, if all the Shares are sold and all the Warrants are exercised. Also, more Shares may be sold in additional offerings prior to a possible decision by management to register our Shares with a stock exchange. (See "Offering Summary," Page 5).

We Will Continue To Be Effectively Controlled By Our Directors, Executive Officers, And Related Parties After This Offering, And Their Interests Could Conflict With Your Interests.

If all of the Shares are sold and all warrants exercised, as contemplated in this offering, our Directors, executive officers and related parties, in the aggregate, will beneficially own approximately 70% of our outstanding common stock on a fully-diluted basis. As a result, these Stockholders, if acting together, would be able to effectively control any matters requiring approval of Stockholders, including the election of Directors, amendments to the our Articles of Incorporation and Bylaws, and approval of mergers or other business combination transactions. These Stockholders could delay, deter or prevent a change in control of Vequity and could reduce the price that investors might be willing to pay in the future for Shares of our common stock.


It May Be Difficult For A Third Party To Acquire Us, Which Could Depress Our Stock Price.

Colorado corporate law and our Articles of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring, or preventing a change in control that you may consider favorable or beneficial. These provisions could discourage proxy contests and make it more difficult for you and other Stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for Shares of our common stock. These provisions include:

(1) a staggered Board of Directors, so that it would take three successive annual meetings to replace all Directors;
(2)  a prohibition of Stockholder action by written consent; and
(3) advance notice requirements for the submission by Stockholders of nominations for election to the Board of Directors and for proposing matters that can be acted upon by Stockholders at a meeting.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

We are a start-up company with no established operations. We make many statements in this prospectus under the captions "Prospectus Summary," (and related subheadings including "Business Summary"), "Risk Factors," "Description of Business" (and related subheadings including "The Investortiser(r) Concept:
Capitalization and Loyalty," and "Our Concept"), "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this prospectus which are forward-looking and are not based on historical facts. These statements relate to our future plans, objectives, expectations, and intentions. We may identify these statements by the use of words such as "believe," "expect," "hope," "anticipate," "intend," and "plan," and similar expressions. These forward-looking statements involve a number of risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we discuss in "Risk Factors" (Page 7) and elsewhere in this prospectus. These forward-looking statements speak only as of the date of this prospectus, and we caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements.

 This prospectus reflects our expectations with respect to the growth of the Internet and e-commerce. To some extent our expectations are based upon information that has been included in studies published by nationally known market research firms. However, we may base our own actions upon our own expectations that may vary from the industry evaluations and from actual industry performance. Most national research estimates assume that certain events, trends and activities will occur. These estimates have been produced by industry analysts based on trends to date, their knowledge of technologies and markets, and customer research, but these are forecasts only and we are not certain of fulfillment. There can be no assurance that, even if these assumptions are correct, we will experience similar growth or market acceptance.

                         DETERMINATION OF OFFERING PRICE

There is no public market for our Common Stock. The offering price for the initial purchase of Shares at $5 per share, the exercise price of $6.25 per share for the Shares offered in the Series "A" Warrants and the exercise price of $8 per share for the Shares offered in the Series "B" Warrants, have been arbitrarily determined by us. Although the Warrant share prices may be reduced under certain circumstances, no current or adjusted price per share may be indicative of what the market price for the Common Stock would be, if, after this offering, our management were to take the steps necessary to commence public trading of our Shares. (See "DESCRIPTION OF SECURITIES" at Page 27).

                                 USE OF PROCEEDS

Assuming approximately $806,728 for offering expenses, our net proceeds from the sale of the 4,000,000 Shares of common stock we are offering, at an initial offering price of $5.00 per share, are estimated to be $19,193,272 million. This is based upon our plan that all of the Shares will be sold directly by Vequity Corporation. The funds raised from the sale of the initial 4,000,000 Shares will be used for the advertisement and expenses associated with the public presentations in various cities where we intend to sell advertising and also to offer Shares to our advertisers. Funding these presentations will be our first priority in the use of funds until sufficient funds have been raised through the sale of advertising to assure sufficient cash to fund additional presentations. We estimate these advertising expenses to be approximately $500,000. Thereafter, the funds from this offering are intended to provide the capital necessary to implement our business plan. We expect to use the net proceeds from this offering to attract advertisers to our website, publicize the site to consumers, create websites for our customers, create connecting links from our directory to our customer's websites, redeem outstanding Preferred Shares, to pay for general corporate needs (including payment of current liabilities, working capital and capital expenditures) and to hire employees and build an organization that will be necessary to establish and carry on our business. If less than 4,000,000 Shares are sold, the net proceeds will be primarily applied to public presentations to continue our sales efforts, operating capital, website creation, redemption of outstanding Preferred Shares and reduction of current liabilities.

The following are estimates of the use of proceeds, if we were to sell only 25% of the initial 4,000,000 Shares or if we were to sell all of the 4,000,000 Shares offered.

Percent of Offering Sold                            25%            100%
                                                   ------       ----------
Number of Shares Sold                            1,000,000       4,000,000
Gross Proceeds to Vequity                    $   5,000,000    $ 20,000,000

Use of Proceeds:
  Advertising for Public Presentations       $     500,000    $    500,000
  Other Offering Costs                       $     306,728    $    306,728
  General Advertising & Promotion            $           0    $  1,000,000
  Business Development                       $   1,000,000    $  9,000,000
  General Operating Expenses                 $   1,000,000    $  3,000,000
  Liabilities                                $     700,000    $    700,000
  Complete Redemption of
   Series "A" Preferred Stock                $     225,000    $    225,000
  Complete Redemption of
   Series "B" Preferred Stock                $     773,969    $    773,969
  Reserves                                   $     494,303    $  4,494,303
                                                   ------       ----------
     TOTALS                                  $   5,000,000    $ 20,000,000

If the Warrants issued to purchasers of the Shares offered hereby are exercised and the Shares issuable pursuant to the exercise of the Warrants are sold, we would receive additional proceeds of $32,000,000. If received, these funds would be used to accelerate our business plan and would be allocated to increase our general advertising and promotion expenditures, build infrastructure, for business development and for general operating expenses.

If we sell all of the Shares offered herein, we estimate that for a period of twelve months, beginning when we start to sell these Shares to the public, that the total expenditures (including capital expenditures, advertising, promotion, and operating capital) will be approximately $11,000,000. Additionally, $998,969 may be utilized to complete the cash portion of our redemption of 973,969 Shares of Vequity Series "A" and Series "B" Preferred Stock.

The amounts and timing of our actual expenditures will depend on numerous factors, including the degree of market acceptance of our Internet directory and advertising services, the amount of proceeds actually raised in this offering, the amount of cash generated by our operations, and competition. We may also use a portion of the net proceeds from this offering for the acquisition of, or investment in, companies, technologies or assets that complement our business. However, we have no present understandings, commitments, or agreements to enter into any potential acquisitions or investments. Pending application of the net proceeds, we intend to invest our funds in short-term, interest-bearing, investment-grade securities.

                                     DILUTION

Our net Shareholders' deficit as of September 30, 2000, was ($1,199,646) or ($0.03) per share of common stock. Pro forma Shareholders' deficit per share represents the amount of our total tangible assets, less total liabilities, divided by the number of Shares of common stock outstanding as of September 30, 2000, after giving effect to the partial redemption of all outstanding Shares of Preferred stock into Shares of common stock. After giving effect to the receipt of the net proceeds from the sale of 4,000,000 Shares of our common stock offered in this offering at an initial public offering price of $5.00 per share, and after deducting the estimated offering expenses of $806,728, our pro forma as adjusted net tangible book value as of September 30, 2000, would have been $17,993,626, or $0.40 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.43 per share to our existing Stockholders and an immediate dilution of $4.60 per share to new investors at the initial public offering price. The following table illustrates the per share dilution:




























Without Warrants:

       Initial public offering price per share (not including Warrants)                   $   5.00
             Shareholders' deficit per share as of September 30, 2000           ($0.03)
             Increase per share attributable to new investors.                   $0.43
       Net tangible book value per share after the offering if all Shares
       are sold (not including Warrants)                                                  $   0.40
                                                                                              ----
       Dilution per share to new investors (not including Warrants)                       $   4.60
                                                                                              ====
With "A" Warrants:

     Effective public offering price per share with "A" Warrants                          $   5.49
     Pro forma net tangible book value per share after the offering if all
     "A" Warrants are exercised                                                           $   0.72
                                                                                              ----
     Dilution per share to Shareholders after all Series "A" Warrants are exercised       $   4.77
                                                                                              ====

With "B" Warrants:
     Effective public offering price per share with "A" & "B" Warrants                    $   6.08
     Pro forma net tangible book value per share after the offering if all
     "A" & "B" Warrants are exercised                                                     $   1.01
                                                                                              ----
     Dilution per share to Shareholders after all "A" & "B" Warrants are exercised        $   5.07
                                                                                              ====












The following table summarizes, as of the date of this offering, on the pro forma basis described above, the number of Shares of common stock purchased from us, the estimated total consideration paid to us, and the average price per share paid by existing Stockholders and by new investors purchasing
Shares of common stock in this offering, before deducting commissions and the estimated offering expenses:

                              Shares Purchased        Total Consideration           Average Price
                              ----------------        ---------------------           Per Share
                              Number   Percent        Amount        Percent         -------------
                              ------   -------        ------        -------
Existing shareholders       41,000,000   91.1%      $ 4,585,113 (1)  18.6%             $0.11
New public investors         4,000,000    8.9%      $20,000,000      81.4%             $5.00
                            ----------   -----       ----------      ----               ----
Total                       45,000,000  100.0%      $24,621,116     100.0%




Note (1) - Of the $4,585,113 total consideration paid by existing shareholders, $3,763,818 consideration for services provided by certain shareholders.  The balance was cash consideration, including $289,020 that was received for the purchase of common shares and $532,275 that was allocated to common shares reserved in conjunction with our Series B Preferred stock offering.












SELLING SECURITY HOLDERS

     None of our existing Shareholders are selling Shares in this offering.

PLAN OF DISTRIBUTION

The common stock will be offered directly by Vequity Corporation on a "best efforts" basis until all Shares are sold, or until our management determines to close this offering. If we are unable to sell all 4,000,000 Shares of the common stock offered hereby, we will not cancel this offering. Any monies collected from Subscribers will be immediately used to finance our ongoing development and operations, and will not be returned. There is no minimum number of Shares to be sold by the Company and no funds received by us from the sale of these Shares will be escrowed.

It is our plan to sell Internet advertising websites and Shares of our stock through public presentations in major U.S. cities. Prospective Investortisers(r) will be invited to presentations via radio and print advertising. The cities selected for these presentations will be chosen because of their size, income levels, Internet usage, radio and print advertising rates and public relations potential. We have sufficient funds on hand for the first public presentations. Thereafter we will be dependant upon funds raised from the presentations to allow us to continue our marketing efforts. We believe that publicity for the public presentations will also help build name recognition and interest in our concepts.

Our officers and directors will not be allowed to purchase Shares that are reserved for Investortisers(r). The 800,000 Shares being offered that are not reserved for Investortisers(r) may be purchased by anyone, including our officers and directors, subject to the minimum purchase requirement of 200 Shares and the maximum possible purchase of 800,000 Shares.

We reserve the right to withdraw, cancel or modify the offering hereby and to reject subscriptions, in whole or in part, for any reason.

We do not intend to use placement agents and/or broker/dealers in the placement of the Shares, warrants or Shares underlying the warrants in this offering nor do we currently foresee a circumstance in which we would use such agents and/or broker/dealers.

LEGAL PROCEEDINGS

The Company is not engaged in any legal proceedings, has no plans for legal proceedings against any other parties and we have no knowledge of any potential legal proceedings that may be brought against the Company.

CAPITALIZATION

The following table sets forth (i) the capitalization of our Company as of September 30, 2000, (ii) the pro forma capitalization of the Company as of September 30, 2000 as adjusted to reflect the sale of 4,000,000 Shares of Common Stock offered by the Company herein (after deduction of the estimated expenses of the offering) and (iii) the pro forma capitalization of the Company as of September 30, 2000 as adjusted to reflect the sale of all Shares offered herein and the exercise of all Warrants requiring the issuance of an additional 4,560,000 Shares of Common Stock.






















































                                                       September 30, 2000
                                         ----------------------------------------
                                                     Pro-Forma                    Pro-Forma
                                                     As Adjusted                  As Adjusted
                                                     Assuming All Shares          Assuming All Shares
                                                     Are Sold And No              Are Sold And All
                                          Actual     Warrants Are Exercised       Warrants Are
                                                                                  Exercised
                                          ------   ----------------------         -------------------


Preferred Shares $0.001 par value;
        5,000,000 Shares authorized,
        562,878 redeemable Shares
        issued and outstanding  (2)     $    596,085             $   596,085        $   596,085
Shareholders' Deficit:
     Common stock $.001 par value;
        100,000,000shares authorized,
       40,750,000 Shares issued
        and outstanding  (3)            $     40,750             $     44,750       $       49,310
     Subscriptions receivable          ($     64,800)           ($     64,800)     ($       64,800)
     Additional paid-in capital         $  5,448,925             $ 24,642,197       $   56,642,197
     Deficit accumulated during
development stage                      ($  6,624,521)           ($  6,624,521)     ($    6,624,521)
                                        ------------             ------------          -----------
 Total Shareholders' equity (deficit)  ($  1,199,646)            $ 17,997,626       $   50,002,186
                                        ------------             ------------          -----------
Total capitalization                   ($    603,561)            $ 18,593,711          $50,598,271
                                        ============             ============          ===========

(1)  See Note 4 of Notes to Financial Statements, Beginning at Page 57.
(2)  For a description of our Preferred Stock, see "DESCRIPTION OF SECURITIES" at Page 27.
(3)  For a description of our Common Stock, see "DESCRIPTION OF SECURITIES" at Page 27.



DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors, executive officers and other management and their respective ages and positions as of September 30, 2000, are as follows.

Executive Officers And Directors:

NAME                           AGE          POSITION
----                           ---          --------
Thomas H. Moore                50          Chairman of the Board,
                                           President & C.E.O.

Ronald E. Moitzfield, MBA      56          Director, Executive
                                           Vice President

Todd A. Gibson                 34          Vice President of
                                           Technology

Dirk L. Cline                  44          Vice President

Jacqueline K. Reeves           52          Vice President
                                           Data Management

John R. Call, JD               55          Director

Richard W. James               54          Treasurer

J. Brent Garfield, JD          55          Secretary

Richard W. James               54          Treasurer

Board Of Advisors:

NAME                           AGE             POSITION
----                           ---             --------

V. Stanley Benfell             66          Board of Advisors
Joe L. Cook                    47          Board of Advisors
Alfred E. Hockwalt             58          Board of Advisors
Gwinavere Johnston             54          Board of Advisors
Oliver Mc Bryan, Ph.D.         56          Board of Advisors
Gwinavere Johnston             54          Board of Advisors
Michael H. Schrank             54          Board of Advisors
Colin R. Stoner, CPA           54          Board of Advisors

Biographies Of Executive Officers And Directors:

Thomas H. Moore, Chairman, President, CEO and Founder, has 25 years of business experience as a senior executive and entrepreneur. His debut into a leadership role occurred at the age of 28, when a regional financial planning and investment firm named him president of the company. At that time, the company had $5 million in annual revenue and a staff of 35 workers. While he was President, and later Vice-Chairman, the firm and its subsidiaries grew to more than 500 employees with annual revenues exceeding $110 million.

At the age of 32, Moore started his own financial planning and investment company. In addition to his involvement in packaging over one hundred different investment projects, he was actively involved as a personal investor in numerous ventures - including a minority interest in the Utah Jazz of the National Basketball Association, several high-tech companies, oil and gas ventures and large commercial real estate complexes.

In 1987, he was hired by Crownx of Toronto, Canada, to initiate a major turnaround for Crown America Life Insurance Company, a variable life and annuity company with headquarters in the Washington D.C. area. He assembled a new management team, held together sales relationships with national and regional NYSE and NASD Broker Dealers, developed new products, and negotiated new strategic relationships.

In 1989, Moore returned to the entrepreneurial arena in Denver, Colorado where he founded and served as Chairman and C.E.O. of the Walden Institute, a consulting, coaching and training firm that developed and trained professionals to use a proprietary system of personalized consulting and training for executives and entrepreneurs.

Since 1996, Mr. Moore's professional time has been solely dedicated to the development and success of Vequity Corporation.

Mr. Moore is actively involved in youth programs and church and community activities. He has participated in leadership roles with the Boy Scouts of America for the past 26 years. He is also dedicated to causes related to women and children such as abuse, attention deficit disorder, learning style development, and other educational and social causes such as homelessness and overcoming worldwide hunger.

Ronald E. Moitzfield, Executive Vice President and member of Vequity's Board of Directors. He has obtained MBA and CPA designations and his career includes more than 25 years of executive, entrepreneurial and management consulting experience with hands-on involvement in numerous disciplines and industries, both domestic and international. His experiences include formation of many companies; supervision and training of senior executives; market and financial analyses; investment evaluations; major ownership negotiations; complex, multi-million dollar debt and equity financings; marketing and operational systems; professional and personal development workshops; asset valuations and dispositions; and extensive involvement with legal matters.

From 1991 to the present and, since January of 1997 as President of Practical Business Solutions, Mr. Moitzfield has consulted with various companies and organizations regarding issues such as business formation; strategic planning; marketing; capital acquisition; property disposition; debt and equity reorganization; and investment evaluations and negotiations. He also has identified and negotiated joint venture opportunities and business alliances, as well as the organizational framework for their administration and operation. Further, he has designed and facilitated workshops intended for participants to achieve improved professional and personal performance. In December of 2000, Mr. Moitzfield became a full-time officer and Director of Vequity .

Todd A. Gibson is Vice President of Technology. For the past five years, he has been engaged as a consultant, utilizing his extensive experience in software development, management, and deployment. Considered an expert in software project management and systems development, Mr. Gibson has managed a variety of systems development projects for Fortune 500 companies and the U.S. government. Highlights include: management of the design, development, and deployment of an inventory system for U.S. Military installations; management of the development and deployment of an operational data store and data warehouse; and mentoring of a large team in object-oriented development of a resource/task scheduling system.

Mr. Gibson is fluent in a variety of technologies including UNIX, OOA&D, C++, Java, SQL, Perl, and Internet & Web architectures. Mr. Gibson is also an Honorarium Faculty member at the College of Engineering and Applied Science, University of Colorado at Denver where he develops and delivers computer-programming courses in the areas of C, C++ and UNIX.

Dirk L. Cline, Vice President, has over 18 years of experience developing and leading entrepreneurial enterprises. He also has broad experience in the creation and marketing of technology-based products and concepts. He was a member of senior management at several companies including: SyberVision Systems, Inc., where he pioneered the direct marketing of video cassette programming; Breakthrough Publishing, Inc., a software company that produced marketing and investment products; The EZSearch Corporation, a hardware technology company that developed a PC-based kiosk system to display real-time real estate listings; and Document Management Service, Inc., a software development company that created a DOS-based CAD utility package.

Cline also founded CellTech, Inc., a research and development firm that developed an analog to digital interface for cellular phones in rental cars. For the past five years, he has been engaged as a marketing and technology consultant for numerous companies in the Internet and information industries.

Jacquelin K. Reeves, Vice President of Data Management was formerly a Director of U S WEST Communications and for the last 6 years has been consulting in the field of data management. She has extensive experience in the strategy, development, implementation, management, marketing and selling of information management solutions for both Fortune 500 companies as well as Internet Start-ups. She is an expert in data and process management and has been published both nationally and internationally on the subjects of corporate information management and managing data as a strategic asset. She has also consulted extensively in data and process management in the communications, finance, and manufacturing industries and has led multiple data and processing enterprise re-engineering efforts. For the past 5 years she has worked with emerging companies in the data management solutions area, specifically with Contact Centers, eCRM, Customer Identification and Targeting, Process Design for companies re-engineering for the Internet market, Internet Data Warehouses, Portals, and Enterprise Infrastructures. She has created and managed strategic partnerships with leading companies in these fields, worked in business development bringing in new customers, managed both technical and business teams, and worked as a consultant to multiple companies in this area. She holds a master's degree in technology management and is a doctoral candidate in organizational development.

John R. Call, JD, Director, attended both Brigham Young University and Arizona State University, and received degrees in business administration (B.S. 1969) and law (J.D. cum laude, 1972) from Arizona State University. After serving a one-year appointment as law clerk to the Chief Justice of the Nevada Supreme Court, he practiced law for seven years with the Phoenix, Arizona law firm of O'Connor Cavanagh Anderson Westover Killingsworth and Beshears, before moving to Colorado where he became a shareholder and director of the Denver Law firm of Brownstein Hyatt & Farber, P.C., and practiced law there until November, 1999. During his extensive legal career, he has represented corporate and commercial clients, in a wide variety of business matters. He has served as a National Trustee of the National Conference of Christians and Jews, and as president and member of the Board of Directors of the National Conference of Christians and Jews, Rocky Mountain Region. He has also served as a member of the Executive Board of Directors of the BYU Management Society and as a member of the Economic Development Council of the Denver Metro North Chamber of Commerce. Mr. Call retired from the practice of law in 1999 and now devotes his talents to several business, civic and charitable interests.

J. Brent Garfield, JD, Secretary of the Corporation, is an attorney engaged in solo practice. Mr. Garfield graduated with his JD Degree from the University of Utah in 1975. He was engaged in private law practice in Salt Lake City through 1980 when he was a partner in Fabian & Clendenin a Salt Lake law firm. In 1981 he joined the corporate law department of Forest Oil Corporation in Denver, Colorado. In 1982 he became Manager of Forest's legal department and served on the Management Council for the company until 1987. From 1987 to 1995, Mr. Garfield was Vice President and General Counsel for Nicor Oil and Gas Company in Denver, Colorado. In 1995 Nicor was sold and Mr. Garfield has been engaged in the private practice of law since that time.

Richard W. James, Treasurer of the Corporation, began his career as a CPA with the International accounting firm of Peat, Marwick and Mitchell and has expertise in finance, administration, business development, and systems. He has served as C.F.O., C.O.O., C.E.O., President, Owner, and Board member of corporations in various industries. From 1994 to March of 2000, he served as President of Enlightened Leadership International, a management consulting and training firm that worked extensively with Fortune 500 companies and government agencies. Currently, Mr. James is applying his experience by assisting individuals and organizations in realizing their full potential. He is developing worldwide "Leadership Ranches" where deeper, quicker learning; and implementation of principles, attitudes and practices is achieved for individual and organizational freedom.

Duties Of Our Board Of Advisors:

     Our Board of Advisors is a group of experienced people who are Shareholders of Vequity and who have agreed to be available to our Board of Directors and Management to consult and advise with respect to particular matters on an "as needed" basis. These individuals provide our Management with a resource of expertise and experience and should prove to be valuable as we start-up operations and begin to implement our business plan. The members of the Board of Advisors are appointed and not elected. They will be involved on a consultation basis only and do not have direct management responsibilities or voting power on the Board of Directors, although some members of the Board of Advisors could be employed in the future.

Biographies Of The Members Of Our Board Of Advisors

V. Stanley Benfell is an experienced senior executive who has held the following positions: President and C.E.O. of Security Life of Denver, an ING Group company; C.E.O. of Metropolitan Life Insurance Company's Western Operations; Chief Corporate Marketing Officer of Metropolitan Life; Vice President of Operations for Crown Life Insurance Company. He is currently the Chief Marketing Officer of Beneficial Life Insurance Company.

Joe L. Cook is a principal in Focus Real Estate Group, a small conglomerate of real estate related companies, including a mortgage bank, a real estate brokerage, a development company, a foreclosure & redevelopment company, and a business consulting/financing firm. He owns 50 -100% of all of the businesses, serves as President/CEO, and manages the day to day activities from a single location in Tempe, Arizona. He & his partners invest their own & others' capital to seek significant cash flow and capital appreciation. His consulting business represents clients in the financing and organization of their investments and businesses. He was formerly with Piper Jaffray & Hopwood where he was President of Asset Management Group and served on the company's Executive Council. He was also formerly Vice President, Investments, for Wedbush Securities where he was the top producer in direct investments. Over the last 12 years, he has participated as a principal, both advisor and investor, in over 20 start-up or reorganizations of operating entities and real estate projects.

Alfred E. Hockwalt is the Director of Career Development for the Financial Planning Association. He joined the association in April 2000, after almost 15 years as the Director of Marketing for the College for Financial Planning. He is very familiar with current trends in financial planning, important individuals and companies in the industry. Prior positions include Senior Editor for C.V. Mosby Company (a Division of Times Mirror) where he developed new education product lines in Economics, Finance and Marketing. He also spent seven years with the Boston publisher, Little, Brown & Co. is sales and product development.

Oliver McBryan, Ph.D. was educated in Dublin, Ireland where he took his B.Sc. and M.Sc. degrees from the National University of Ireland, majoring in Mathematics and Theoretical Physics. Following this, he studied Theoretical Physics at Harvard University, where he received a Ph.D. in 1973. After post-doctoral appointments at the University of Toronto, and The Rockefeller University, New York, he joined the Mathematics Department faculty at Cornell University in 1976 as Assistant Professor. Dr. McBryan moved to the University of Colorado at Boulder, where he is currently Professor of Computer Science and Director of the Center for Applied Parallel Processing (CAPP). Dr. McBryan was the creator of the World Wide Web Worm and he also developed and deployed several multimedia information servers, including a high-speed ATM network.

Gwinavere Johnston, APR is Chairman and CEO of JohnstonWells Public Relations, the largest public relations firm in the Rocky Mountain Region. Recognized nationally as a leader in public relations counseling, she is a Fellow of the Public Relations Society of America, and Chairperson of the PRSA Counselor's Academy. She has served on the boards of the Colorado Judicial Institute and Mile High United Way, and holds the Colorado PRSA Lifetime Achievement Award.

Colin R. Stoner is the former Senior Vice President of Taxation for Telecommunications, Inc. (TCI) which was recently acquired by AT&T. Mr. Stoner is a CPA who has been on the Board of Directors of the Cable Television Tax Professionals Institute since its inception and received its President's Award in 1994. He is a member of the NCTA Tax Task Force, the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

Michael H. Schrank is VP and Marketing Communications Director of ProLogis Trust, the largest global provider of industrial distribution facilities and services, operating in 94 markets. He has overall responsibility for brand development and corporate communications. He was responsible for the company's name change to ProLogis and subsequent branding efforts that have created the highest brand awareness in the industry. Mr. Schrank was also Vice President and Marketing Director (US Region) for VISA's Plus System, Inc. From July of 1985, until November of 1996, he was a member of the senior management team that developed and strategically directed the PLUS ATM business from its inception to global status. Prior to joining Plus System, Inc., he held management, marketing and sales positions with The Arizona Bank, Marine Bankcard Corporation and Texaco.

Board Of Directors

Our Board of Directors consists of three Directors, and will be divided into three classes that are to remain as nearly equal in number as possible. Mr. John R. Call is our Class I Director and his term will expire at the first annual meeting of Shareholders in 2001. Our Class II Director is Mr. Ronald E. Moitzfield and his term will expire at the annual meeting of Shareholders in 2002. Mr. Thomas H. Moore is our Class III Director and his term will expire at the annual meeting of Shareholders in 2003. Mr. Moore and Mr. Call are brothers-in-law.

At each annual meeting of Shareholders after the initial classification, the successors to Directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional Directorships resulting from an increase in the number of Directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of Directors. This classification of the Board of Directors may have the effect of delaying or preventing a change of control or management of Vequity Our Articles of Incorporation, Bylaws and Colorado law contain provisions that could discourage or prevent a takeover, even if an acquisition would be beneficial to our Shareholders. (See "RISK FACTORS" beginning at page 8).

None of our Directors holds a directorship in any reporting company.

Board Committees

The Audit Committee of the Board of Directors makes recommendations concerning the engagement of independent public accountants. In addition the committee reviews the plans, results and fees of the audit engagement with our independent public accountants, and any independence issues with our independent public accountants. The audit committee also reviews the adequacy of our internal accounting controls. Current members of the audit committee are Thomas H. Moore and Ronald E. Moitzfield.

The Compensation Committee of the Board of Directors makes recommendations concerning compensation for our executive officers. The compensation committee currently consists of Thomas H. Moore, Ronald E. Moitzfield and John R. Call. Compensation Committee Interlocks And Insider Participation

No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.




















































                   C>

                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

Class        Name & Address                   Number      % Ownership       % Ownership
                                              of Shares   Before Offering   After Offering
-----        --------------                   ---------   ---------------   --------------
Common    Thomas & Kathleen Moore (1)       21,413,750        52.23%            47.59%
Common    Thomas & Kathleen Moore Children     900,000         2.20%             2.00%
Common    Total Moore Family                22,313,750        54.43%            49.59%
Common    Joe L. Cook, et al (2)             2,475,000         6.03%             5.50%


(1)  Mr. Moore intends to gift at least 80% of his Shares to his non-profit foundation, which supports causes related to families, women, children, education, learning style development, attention deficit disorder, homelessness and hunger. Before and after such gifting, Mr. Moore, his wife, Kathleen Moore, and their foundation will have substantial ownership of the Company. At the time of this offering Mr. and Mrs. Moore and their children have the power to vote 54.43% of the outstanding common stock of the Company and following the completion of the maximum offering of the
Shares herein, they will have the power to vote 49.59% of the outstanding common stock.

(2)  The Shares shown for Mr. Cook are collectively held by him, his wife and his pension plan.

Securities Ownership of Management

The following is a list of the Directors, Executive Officers, Advisors and Affiliates who own
significant Shares of the Company. The list also reflects their percentage ownership of the Common
Stock before and after the offering of Shares contemplated herein.

Class        Name & Address                          Number      % Ownership       % Ownership
                                                     of Shares   Before Offering   After Offering
-----        --------------                          ---------   ---------------   --------------
Common   Thomas & Kathleen Moore & Children         22,313,750     54.43%               49.59%
         1790 East Otero Ave., Littleton, CO

Common   Joe L. Cook, et al. (1)                     2,475,000      6.03%                5.50%
         741 W. San Marcos Dr., Chandler, AZ

Common   Marilyn M. Call (Wife of John R.            1,762,500      4.29%                3.91%
         Call) (1) 7223 Routt Dr., Arvada, CO

Common   Dirk L. Cline                               1,230,000      3.00%                2.73%
         7900 S. Harrison Circle, Littleton, CO

Common   Richard W. James  (1)                       1,200,000      2.93%                2.67%
         7768 E. Forest Court South, Littleton, CO

Common   Ronald E. Moitzfield (2)                    1,000,000      2.44%                2.22%
         2305 E.Arapahoe Road, 220, Littleton, CO

Common    Jacquelin K. Reeves                          717,800      1.75%                1.60%
          1331 Castle Point Circle, Castle Rock, CO

Common    Todd A. Gibson (3)                           500,000      1.22%                1.11%
          7392 S. Monroe Court, Littleton, CO

Common    J. Brent Garfield                            150,000       .37%                 .33%
          9901 W. 50th Ave.,  Wheat Ridge, Colorado
                                                     ---------   ---------------   --------------
Common    Directors, Executive Officers,
           Advisors and Affiliates as a Group       31,349,050     76.46%               69.66%
                                                     =========   ===============   ==============
Notes:

(1) These Shares reflect conversion of Preferred Shares by these Shareholders
(2) These Shares are owned by Marilyn M. Call the wife of John R. Call.  Mr. Call does not own any
    Shares of our stock, but is the beneficial owner of his wife's Shares.
(3) Mr. Moore has the right to purchase back from Mr. Moitzfield up to 947,000 Shares for $.05 per share if Mr. Moitzfield does not meet the terms of his Contract with the Company.
(4) Mr. Moore has the right to purchase back from Mr. Gibson up to 240,000 Shares for $.05 per share if Mr. Gibson does not meet the terms of his Contract with the Company.
(5) None of the above listed beneficial owners has any right to acquire additional Shares of our common stock pursuant to any option, warrant, rights, conversion privilege or similar obligation.

Preferred Stock Ownership of Management

     The following is a list of the Directors, Executive Officers, Advisors and Affiliates who own
Preferred Shares of the Company:

Class                Name & Address                  No. of Shares      %Ownership of
                                                                        Total Preferred Shares
-----                --------------                  -------------      ----------------------

Preferred         Joe L. Cook, et al (1)               125,000               13.38%

                  741 W., San Marcos Dr.
                  Chandler, AZ  85225

Preferred         Marilyn M. Call
                 (Wife of John R. Call)                 75,000                8.03%

                            7223 Routt Dr.
                  Arvada, Colorado 80005


Preferred         Richard W. James                       30,000               3.21%
                  7768 E. Forest Court South
                  Littleton, CO  80122

















DESCRIPTION OF SECURITIES

Under Vequity's Articles of Incorporation and Amendments thereto, the Company is authorized to issue 100,000,000 Shares of common stock and 5,000,000 Shares of Preferred stock. Shares of each class have a par value of $0.001 per share. The following description summarizes the material provisions of our capital stock.

Common Stock

As of the effective date of this offering, there were 41,000,000 Shares of common stock outstanding that were held by approximately 255 Shareholders.

Each share of our common stock entitles the Holder to one vote on all matters submitted to a vote of Stockholders, including the election of Directors. Subject to any preference rights of Holders of Preferred stock, the Holders of common stock are entitled to receive dividends, if any, declared from time to time by the Directors out of legally available funds. In the event of the Company's liquidation, dissolution or winding up, the Holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of Holders of Preferred stock to priority distribution.

The common stock has no preemptive or conversion rights or other subscription rights. There are no redemptive or sinking fund provisions applicable to the common stock. All outstanding Shares of common stock are fully paid and non-assessable and the Shares of common stock to be issued on completion of this offering will be fully paid and non-assessable.

We have never declared or paid any cash dividends on Shares of our capital stock. We intend to retain any future earnings to finance future growth and do not anticipate paying any cash dividends in the near future. We do not anticipate paying any dividends, if at all, until such time as we become profitable and funds are available in excess of our operating needs and expansion plans. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and prudent reserves.
Preferred Stock

The Board of Directors has the authority, without action by the Stockholders, to designate and issue Preferred stock and to designate the rights, preferences and privileges of each series of Preferred stock, which may be greater than the rights attached to the common stock. It will not be possible to state the actual effect of the issuance of any Shares of Preferred stock on the rights of Holders of common stock until the Board of Directors determines the specific rights attached to that specific issue of Preferred stock. The effect of issuing Preferred stock could include one or more of the following:

1. limiting or restricting dividends, if any, on common stock;
2. limiting or diluting the voting power of the common stock;
3. limiting or impairing any liquidation connected with the common stock; or
4. delaying or preventing a change of control of Vequity Corporation.

There are currently 973,969 Shares of Preferred stock outstanding, with 200,000 Shares of Series "A" and 773,969 Shares of Series "B" Redeemable and Convertible Preferred Stock. The Preferred stock is currently held by approximately 79 Shareholders.

Redemption and Conversion Options of Issued Preferred Shares:

The Series "A" Preferred Shares were issued to two Shareholders in 1997 and 1978. 75,000 Shares of Series "A" Preferred were issued to Marilyn Call, the wife of John R. Call for a consideration of $0.93 per share and 125,000 Shares of Series "A" Preferred were issued to JL Cook Trustee for Joe L. Cook company for a consideration of $0.13 per share. We were unable to meet the conditions of the Preferred Shares issued to these two individuals. As a result of a settlement on April 30, 2000, we issued 1,125,000 Shares of common stock to Marilyn Call and 1,875,000 Shares of common stock to Joe L. Cook & Debra J. Cook and JL cook Trustee for Joe L. Cook Co. Pursuant to the terms of the settlement, we have the further obligation to complete the redemption of the Shares by paying $225,000 to these Shareholders by September 15, 2001. We intend to use proceeds of this offering to meet this obligation. This repayment obligation does not bear interest.

The Series "B" Preferred Shares have been issued to 77 persons and 773,969 Shares of Series "B" Preferred are outstanding. These Shares are redeemable and convertible, at the sole discretion of the Company with one of the following options:

Option #1: This redemption and conversion option consists of both cash and Shares of common stock as payment. The "cash portion" payment of this option is $1.00 per share, or $773,969, if redeemed on or before the redemption date, which date is two years from date of purchase of the Series B Preferred Shares. The two year period from the date of purchase varies with different Preferred Shareholders. The earliest redemption date is January of 2002 and the last redemption date is November of 2002. We expect to complete the redemption on or before the redemption dates either by payment of the cash amount due or through the issuance of additional Shares of common stock. If the cash portion payment is not made on or before the redemption date, a cash penalty of $.05 per share will be assessed for every month, or partial month, that Vequity does not redeem the Shares under this option. However, the maximum cash penalty will be $1.00 per share. No cash penalty has accrued to date. The "stock portion" payment of this option provides that we pay the Preferred shareholder two to five Shares of common stock in exchange for each share of Preferred stock that the shareholder originally purchased. The number of common Shares required to redeem Preferred Shares varies by shareholder and is dependent upon the initial investment of the shareholder as shown:

(a) Up to $24,999 = 2 common Shares for every Preferred share purchased;
(b) $25,000 to $49,999 = 4 common Shares for every Preferred share purchased:
(c) $50,000 or more = 5 common Shares for every Preferred share purchased.

We have indicated our intent to redeem these Shares under the terms of Option #1. The Common Shares to which these Preferred Shareholders are entitled under Option #1 have been issued and are a part of the 41,000,000 Shares of common stock outstanding. A total of 2,534,572 Shares of common stock have been issued to initiate the redemption. The remaining obligation that we have under this Option is to complete the redemption by making the required cash payments of $773,969. We intend to use proceeds of this offering to meet this obligation. In the event that funds are not available to meet the obligation at the redemption date, then we can complete the redemption obligation by issuing additional Shares of common stock as provided in Option #2 below or incur an additional cash payment obligation up to a maximum of $773,969. If additional Shares were issued to complete the redemption, 2,883,211 Shares of common stock would need to be issued to meet the obligation.

Option #2: This redemption and conversion option gives us the right, within two years of the sale of the Preferred Shares, to redeem and convert the Preferred Shares for no cash and 7 common Shares for each Preferred share.

Series "B" Preferred Share Preferences:

Subject to the rights of the Holders of Series "A" Preferred Stock to the payment of $225,000 still owing, the Holders of Series "B" Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of Vequity Corporation to the Holders of any other outstanding security of the Corporation, including the Common Stock, by reason of their ownership of such stock, the amount in cash of $1.00 per share plus the amount of any penalties or accrued, but unpaid dividends, if applicable (the "Liquidation Preference"). If the assets and funds thus distributed among the Holders of the Series B Preferred Stock shall be insufficient to permit the payment to such Holders of the full aforesaid Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution, after required payments and distributions to Holders of Series "A" Preferred Stock, shall be distributed ratably among the Holders of the Series "B" Preferred Stock.

Warrants - Series "A" and Series "B"

Pursuant to this offering, each Investortiser(r) who initially purchases Shares in quantities of 200, 320 or 400 of our common stock reserved for our Investortisers(r) will be issued Series "A" Warrants and Series "B" Warrants, which are legal instruments that give the Holder of the Warrant the right, but not the obligation, to purchase additional Shares in the future.

We have reserved 2,560,000 Common Shares for the Series "A" Warrant Holders and 2,000,000 Common Shares for the Series "B" Warrant Holders. The exercise price for the Series "A" Warrants is $6.25 per share and the exercise price for the Series "B" Warrants is $8 per share. In order for the Warrants to be exercised and additional Shares purchased, an Investortiser(r) must first renew its website advertisement with Vequity.















       INVESTORTISER CHOICES FOR PURCHASING STOCK AND WARRANTS:


              Choice #1          Choice #2         Choice #3
              ---------          ---------         ---------
Initial       200 shares         320 Shares        400 Shares
Purchase      @$5=$1,000         @$5=$1,600        @$5=$2,000
--------      ----------         ----------        ----------
Series A      160 Shares         256 Shares        320 Shares
Warrants      @$6.25=$1,000      @$6.25=$1,600     @$6.25=$2,000
--------      ----------         ----------        ----------
Series B      125 Shares         200 Shares        250 Shares
Warrants      @$8.00=$1,000      @$8.00=$1,600     @$8.00=$2,000
--------      ----------         ----------        ----------

Totals:       485 Shares for $3,000
              776 Shares for $4,800
              970 Shares for $6,000


Prior to the time that a Warrant is exercised, the Holder will have no rights or liabilities as a shareholder for the Warrant Shares, including no rights to vote, consent, or receive shareholder notice for the Warrant Shares in respect to any matters whatsoever. However, shareholder rights will be in effect for the non-Warrants Shares initially purchased. If the Warrants are not exercised within the Exercise Period they become null and void (See "RISK FACTORS" beginning at page 8).

In the event the Company shall at any time after the issuance of the Warrants and prior to their exercise or expiration, issue or sell any Shares through a registered public offering (excluding any Shares issued or sold pursuant to this Prospectus and any Shares issued pursuant to outstanding options, conversion rights or redemption rights) for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares, or without consideration, then the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares shall then be reduced to a Warrant Exercise Price equal to the price at which such Shares were issued or sold.

The Warrants also contain provisions that they will survive any reclassification, change, consolidation, or merger by us. Warrant Holders will also be provided with a 30-day notice of any distribution or sale of all, or substantially all, of the assets of the Company, or any dissolution or liquidation by us. Warrant Holders may exercise their Warrants within such 30-day period. If the Warrants are not exercised within such 30-day period, they will become null and void (See "RISK FACTORS," beginning at page 8).

The Warrants also provide that Vequity has the right to repurchase the Warrants upon 30 days prior written notice to the Holders at a price of $1.00 per share. During such 30-day notice period, the Holders may exercise their Warrants at the Warrant Exercise Price. If a Holder does not choose to exercise its Warrants within such period, then we will repurchase the Warrants upon payment of the $1.00 per share redemption offer price.

IF WARRANTS ARE NOT EXERCISED WITHIN THE DESIGNATED
EXERCISE PERIODS, THEY BECOME NULL AND VOID.

The Series "A" Warrants, if not exercised within the designated Exercise Period for the Series "A" Warrants, will become null and void and the Series "B" Warrants, if not exercised within the designated Exercise Period for the Series "B" Warrants, will also become null and void. All Shares issued pursuant to the Warrants will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and other charges with respect to the issuance thereof. If a Warrant Holder chooses to exercise the option to purchase only part of the Shares stipulated by the Warrant, the right to purchase the remaining Shares
will remain available until the end of the Warrant Exercise Period.   The
following charts show the choices for purchasing the Shares and Warrants offered in this prospectus and a summary of when an Investortiser(r) may exercise its Warrants:

Series A Warrant
----------------
This Warrant may be exercised by Holder as to all or any part of the Shares covered hereby at any time during the period (the Exercise Period) commencing on the date of the second annual renewal of the Holders website advertisement with Vequity and ending on the expiration of thirty days thereafter. The first annual renewal of the Holder's website advertisement may be accomplished after the Holder's initial purchase of website advertising from the Company and at any time during the period of thirteen (13) months thereafter, provided that the first annual renewal of the Holder's website advertising shall have been completed in a timely manner. The second annual renewal of the Holder's website will be deemed complete upon the Company's receipt of payment for a third year of website advertising from the Holder. Such renewal of the Holders website advertisement is a condition precedent to the exercise of this Warrant. This Warrant, if not exercised, will expire and become null and void upon the expiration of the Exercise Period for this Warrant.

Series B Warrant
----------------
This Warrant may be exercised by Holder as to all or any part of the Shares covered hereby at any time during the period (the Exercise Period) commencing on the date of the second annual renewal of the Holders website advertisement with Vequity and ending on the expiration of thirty days thereafter. The second annual renewal of the Holder's website advertisement may be accomplished after the Holder's initial purchase of website advertising from the Company and at any time during the period of twenty-five (25) months thereafter, provided that the first annual renewal of the Holder's website advertising shall have been completed in a timely manner. The second annual renewal of the Holder's website will be deemed complete upon the Company's receipt of payment for a third year of website advertising from the Holder. Such renewal of the Holders website advertisement is a condition precedent to the exercise of this Warrant. This Warrant, if not exercised, will expire and become null and void upon the expiration of the Exercise Period for this Warrant.
                           ---------------------------

Example of Renewal Dates and Warrant's "Exercise Periods":  If an
Investortiser(r) purchases a Vequity Website on March 1, 2001, and such Investortiser(r) chooses to renew its website advertisement and exercise the "A" Warrant, such Investortiser(r) must do so prior to March 31, 2002. Similarly, if such Investortiser(r) chooses to renew its website advertisement and exercise the "B" Warrant, such Investortiser(r) must do so prior to March 31, 2003.

Anti-Takeover effects of Provisions of Colorado Law and the Company's Articles of Incorporation and Bylaws

Some provisions of our Articles of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a Stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for issued Shares.

Classified Board of Directors

The Company's Board of Directors is divided into three classes of Directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors is elected each year. These provisions, when coupled with the provisions of our Articles of Incorporation authorizing the Board of Directors to fill vacant Directorships or increase the size of the Board of Directors, may deter a Stockholder from removing incumbent Directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by this removal with its own nominees.
Cumulative Voting

Our Articles of Incorporation expressly deny the Company's Stockholders the right to cumulative voting in the election of Directors.

Stockholder Action; Special Meeting of Stockholders

Our Articles of incorporation eliminate the ability of Stockholders to act by written consent. They further provide that special meetings of our Stockholders may be called by the President or by the Secretary upon the request (which shall state the purpose of purposes therefore) of the Holders of not less than one-tenth (1/10th) of the outstanding Shares of the Corporation entitled to vote at the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Stockholders seeking to bring business before an annual meeting of Stockholders, or to nominate candidates for election as Directors at an annual meeting of Stockholders, must provide timely notice in writing to the Company. To be timely, a Stockholder's notice must be delivered to or mailed and received at our principal executive offices in time to be included in the notice of the meeting sent to Shareholders. Notice of a meeting of Shareholders must be provided not less than 10 days or more than 60 days prior to the meeting. However, if the proposal is to increase the number of authorized Shares of the Corporation, the notice of the meeting must be provided at least 30 days prior to the meeting.

Authorized but Unissued Shares

      Authorized but unissued Shares of common stock and Preferred stock will be available for future issuance without Stockholder approval. These additional Shares may be utilized for a variety of corporate purposes, including, without limitation, future offerings to raise additional capital for operating funds, redemption of stock and warrants, corporate acquisitions, to entice new advertisers to become Investortisers(r) and for employee benefit plans. The existence of authorized but unissued Shares of common stock and Preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Amendments, Supermajority Voting Requirements

Colorado General Corporation Law provides generally that the affirmative vote of a majority of the Shares entitled to vote on any matter is required to amend a corporation's Articles of Incorporation or Bylaws, unless either a corporation's Articles of Incorporation or Bylaws require a greater percentage. Our Articles of Incorporation require a two-thirds vote of Shareholders represented at a meeting to amend provisions of our Articles of Incorporation and Bylaws, including those provisions relating to the classified Board of Directors, action by written consent and ability of Stockholders to call special meetings.

Transfer Agent Registrar

The transfer agent and registrar for the Company Common and Preferred stock is:

                        Computershare Investor Services
                (Formerly American Securities Transfer & Trust)
                        12039 West Alameda Parkway #Z-2
                              Lakewood, CO   80228
                               Tel:(303) 986-5400
                              Fax:(303) 986-2444


                      INTEREST OF NAMED EXPERTS AND COUNSEL

Our consolidated financial statements as of December 31, 1999 and for the years ended December 31, 1999 and 1998 have been included herein in reliance on the report of Hein + Associates, LLP, independent Certified Public Accountants, appearing elsewhere herein, given upon the authority of that firm as experts in auditing and accounting. Hein + Associates, LLP has no interest in our Company.

The validity of the securities being offered hereby will be passed upon on our behalf by J. Brent Garfield, 9901 West 50th Avenue, Wheat Ridge, Colorado 80033. Mr. Garfield has acted as our legal counsel in the preparation of this Registration Statement, is our corporate secretary and has received 150,000 Shares of our common stock for his work in representing the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT
LIABILITIES

Our Articles of Incorporation provide that we indemnify any person made party to a threatened, pending or completed action, suit, civil, criminal, administrative or investigative proceeding, whether formal or informal, because such person was or is serving as a Vequity Director or officer. This indemnity extends to officers and Directors upon a determination by the Board of Directors that the person being indemnified acted in good faith and reasonably believed that his or her conduct was in our best interest. In a criminal matter, the indemnity is extended if it is determined by the Board of Directors that the person being indemnified had no reasonable cause to believe that his or her action was unlawful. Indemnity does not extend to an officer or Director if such person is adjudged liable to us or is adjudged liable on the basis of having derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on November 13, 1995. Our founders were Thomas H. Moore, Richard W. James and Dirk L. Cline. All three of the founders are officers of the company at the present time. (See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" at page 26 of the Prospectus, "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" at page 43 of this Prospectus and "EXECUTIVE COMPENSATION" at page 48 of this Prospectus for a further explanation of transactions with these officers."

                             DESCRIPTION OF BUSINESS

Industry Overview

Traditionally, printed yellow page directories, available through local or regional telephone companies, or other similar directories, have provided an effective means of advertising that permits businesses to get their names into the public eye.

The business or consumer that consults a yellow page type directory can easily identify local businesses by category such as "restaurants," "pizza restaurants," "auto repair shops," "plumbers," "veterinarians," "dog grooming services," etc. These printed directories usually provide the name, address and telephone number of a business and also information describing the particular features they believe set them apart from other businesses of the same type listed in the directory. A business or customer seeking information in this type of directory is limited to the particular city or area the directory covers. They do not allow a potential consumer to search other cities or areas without obtaining another complete and separate directory.

Emergence of the Internet has opened a new opportunity for businesses to create websites that communicate their messages to other businesses and to consumers in general. This Internet access can also communicate information to businesses and consumers outside the geographic area where their business is located. However, to be effective, these business websites must be easily accessible to be found by potential customers without undue difficulty. .

The consumer needing auto repairs in his or her hometown has little use for listings of auto repair shops in other parts of the country. Therefore, the localization of a significant amount of centralized information in a particular area is of great importance to some businesses and consumers. In addition, for some types of products and services, businesses and consumers are concerned about availability, the best price, or other factors, and may be willing to purchase from a business offering the products or services regardless of location. Availability of both localized and global information can be advantageous to both businesses paying for yellow page type websites and to customers looking to purchase products or services. The Internet offers an advantage over traditional printed yellow pages in that it can provide access to both local and international information for substantially less money than comparable printed ads.

"Despite stock-price anxieties, privacy scares, and security panics, the Internet is increasingly becoming a mainstream utility. About 86 million individuals in the U. S. age 16 or older are online - and more people are joining the online ranks every day . . . One in every five consumers currently buys products and services online. . . With close to 20 Percent of U.S. Households already buying products and services online and more consumers converting to digital shopping each day, online retailers have access to one of the most direct channels for precision marketing." (The Industry Standard, E-consumer Report 1 of 12, Spring 2000, http://www.thestandard.com)

". . . 38.9 million [consumers] have made a purchase online. An additional 22.6 million Americans plan to adopt e-commerce in the next six months. This growing online buying population suggests that the e-commerce marketplace is no longer just for the wealthy, the educated, and men; it is becoming much more mainstream." (The Industry Standard, E-consumer Report 8 of 12, Spring 2000, http://www.thestandard.com)

The Web is becoming more than a place to buy products and services. For instance, "according to a survey conducted by SuperPages.com for Verizon Information Services, more small businesses are getting online and setting up Web sites to advertise and promote their business than to conduct e-commerce. Small businesses that established a site to advertise and promote themselves increased 123 percent over the past year, according to the survey. By contrast, small businesses using a Web site primarily to sell products decreased 48 percent during the same period.

"On both a global and local level, businesses are tempering their expectations for using the Web as a point of sale. Instead, they recognize the value of the Web as a vehicle for promoting traffic to both their physical and virtual storefronts. In either case, they see the value of a listing on the World Wide Web." (The Kelsey Group, Inc., November, 2000, http://www.kelseygroup.com/ )

We believe that the Internet can provide a new advertising and sales channel for many businesses. However, to date, commercial websites have generally only been successful for niche companies that sell products and services like computers, stocks, flowers, books, travel, etc. Many businesses don't yet have an Internet presence, and those that do, are scattered over thousands of Internet hosting sites and are often difficult to find.

Many of the most popular and well-known search engines on the Internet have developed yellow page directories. In most cases, these directories have been developed by purchasing business listings from listing aggregators of printed white page directories owned by local telephone companies.

As such, other Internet yellow page directories, although useful, are more similar to printed business white pages, in that they offer only the name, address and telephone number of a business, the type of business, and directions or maps to assist the customer in finding the business. They are often limited in that they do not tell a customer a great deal more about the business than its basic identification and how to find it. Customers are generally seeking expanded information, and while the Internet is attracting new users at a very rapid pace, the volume and diversity of information, products and services available is also creating a great need for organization. There is a need for a company to aggregate business websites with expanded information into a readily accessible, localized and usable directory for businesses and consumers.

An informative evaluation of the types and limitations of Internet yellow page advertising can be made by accessing some of the more popular and well-known search engines. Some of these are www.yahoo.com, www.qwest.com, www.aol.com/netfind, www.lycos.com www.goto.com, www.excite.com, www.hotbot.com, www.infoseek.com and www.altavista.digital.com. There are numerous other websites that could be viewed, but a search of these sites will reveal that there is room for much improvement in the content being offered.

Development of the Internet for mainstream businesses is . expanding and we intend to create an effective, informative and readily accessible online. yellow page type directory that makes it simple to connect businesses to businesses and businesses to consumers.

The Investortiser(r) Concept: Capitalization and Loyalty

We have obtained a license from Vequity's founder, Chairman of the Board of Directors and President, Thomas H. Moore, to utilize his "Method and System for Capitalizing a Business and Maintaining a Customer Base and/or Revenue Base." Utilizing this method, we will primarily sell the Shares of our Company to our advertising customers. Mr. Moore has a Service Mark registration for the term "Investortiser(r)" which describes our investor/advertisers. This method for capitalizing a business and obtaining loyal customers was conceptualized by Mr. Moore and he has applied for a patent covering his system. The patent application is currently pending. We have also obtained a license from Mr. Moore to use the term "Investortiser(r)."

For Vequity to thrive, we must first attract and then maintain a stable base of Internet yellow page advertisers that is large enough to provide sufficient revenues to sustain our operations and establish profitability. We believe that the method we have licensed from Mr. Moore is well designed to give us distinct and advantageous business features; and the capital, staying power and advertising resources needed to establish our website and Yellow Pages & Business Website Directory as a prime Internet site for businesses and consumers to locate the products and services they seek.

The Investortiser(r) feature is intended to present an incentive for our investor/advertisers to continue purchasing our yellow page advertising services because, as part owners, they stand to share in the benefits from any growth or success we are able to achieve. We believe that coupling stock ownership in our Company with the purchase of website advertising services, will provide an initial and ongoing revenue stream from Shareholders who have a fundamental interest in our profitability and success.

In summary, the Investortiser(r) concept is designed to:

(a) unite and centralize a diverse group of advertisers into a single, searchable, Internet site;
(b) stabilize a revenue stream from a loyal and consistent customer base; and
(c) capitalize the growth of our venture with a group of devoted customers.

The Investortiser(r) concept is a "kick-off" strategy and we intend to discontinue selling Shares to advertisers when our management believes that we no longer need to offer Shares as an incentive to purchase website advertising, and also when we have a sufficient revenue stream to provide staying power.

Stabilization of Operations

Our websites will be offered for $1,995 to each of our advertisers. This will entitle the advertiser to a listing in the Internet yellow-page directory, the creation of a website designed to the advertiser's specifications and a connection from the directory to the individual website of the advertiser that will allow a potential customer to open the advertiser's website with a simple "click" of the mouse on the business listing. We estimate the costs of furnishing this service to our advertisers will be approximately as follows:
$200 to develop the website; up to $400 to InfoSpace for hosting and participation in their network; $300 for collective advertising; and $200 for sales commissions. Taking these costs into consideration, we estimate net proceeds of $895 for each website sold. For each one hundred websites sold, we estimate costs to be approximately $110,000, which would leaves approximately $89,500 net proceeds for general operations. We estimate that if we are able to sell a base level of 1,200 websites and to maintain this base level of advertisers each year, the net proceeds estimated to be approximately $1,074,000 annually, will allow us to maintain an organization necessary to sustain the operations and continue to market the websites and move forward with continued growth initiatives.

Our Business Strategies

We are a start-up company with a vision for improving business-to-business and business-to-consumer connections on the Internet because businesses and customers are frequently having a difficult time finding each other online.

For many years, customers have used printed yellow page directories to find product and services. These directories have been effective for many businesses, but the cost of extensive advertising in these directories is often prohibitive for most small businesses. For instance, a full-page color advertisement in the Qwest / US West Yellow Page Directory for Denver, Colorado is $86,700 per year and $21,510 per year for a 1/4 page ad. Similar advertising is also expensive in other U.S. cities.

Vequity's mission is to create an efficient and cost effective Internet yellow page directory that can be used by businesses to advertise their products and services. For $1,995 a year, Vequity will create, host and maintain a website with up to 8 pages of graphics and text. Unlike the printed yellow pages that are only printed annually, a Vequity advertiser can frequently update its website to provide sales items, new products, coupons or other new information about the companies products, services or operations.

Select industries such as travel, florists, computers, books and stock exchanges have had success online, but we believe that many mainstream businesses have not enjoyed the same success. As we have discussed this issue with businesses, we have concluded that mainstream Internet commerce has been slow to mature because business information on the Net is poorly organized and difficult to find. Business owners have discovered that getting a website is relatively simple, but getting found by customers is challenging.

One of the difficulties of having a website found by customers is that the main sources for finding websites are Internet search engines like Yahoo, Excite or Lycos and all search engines serve up only a portion of the available Internet websites. Additionally, when a search engine does deliver responses to a search request, the responses are often not relevant to the search, poorly organized and too numerous to review in a timely manner. The following are issues about the Internet and search engines that businesses should consider when considering Vequity's business concepts:

(1) The Net is continually expanding. "Public information on the deep Web is currently 400 to 550 times larger than the commonly defined World Wide Web. . . the largest search engines
 . . . index at most, 16% of the surface Web. . . Internet searchers are therefore searching only 0.03% - or one in 3,000 - of the content available to them today." (BrightPlanet.com LLC, White Paper, The Deep Web: Surfacing Hidden Value, July, 2000 - http://www.completeplanet.com/Tutorials/DeepWeb/index.asp)

(2) "Not all search engines are true search engines that 'crawl' the web." Some search engine companies compile select information into their computer databases and when a customer does a search, the search engine only searches the data compiled by the company. "For instance, Yahoo and the Open Directory both are 'directories' that depend on humans to compile their listings." (http://searchenginewatch.Internet.com/links/Major_Search_Engines/The_Major_Sea rch_Engines
/index.html Search Engine Watch)

(3) "Yahoo! is the portal of choice for millions of users . . . 55% of users arrive via Yahoo!" Concerning website listing submissions: "Many - perhaps most - submissions never reach the eyes of the editors who make the real determination of whether the site meets Yahoo!'s criteria . . ." (Business 2.0, August 8, 2000, page 129)

Centralization of Business Websites: Once a business creates a website, there is no sure way of being found by Internet search engines. To help business websites be more readily found, an integral part of our vision is to centralize business listings and websites into a single Internet site. We believe that by centralizing and organizing business websites into Vequity's Yellow Pages & Business Websites Directory, we can overcome much of the Internet searching problems that exist and bring order to online business information - just like the printed yellow pages. Our goal is to host and organize only business websites and to have Vequity become "THE" centralized, organized and searchable Internet site for worldwide business websites.

Through Vequity's Yellow Pages and Business Website Directory, we believe we can provide customers easy access to a useful and significant database of local and national businesses and their products and services. The listings and websites will be organized by category of business, location and type of product or service.

Our goal is to make it essential for a business to have a website in our Yellow Pages & Business Website Directory, even if they don't own Shares of our stock.

Stock Ownership: To provide an incentive to business owners and to differentiate ourselves from other website hosting companies and directories, we are selling Shares of stock to our website advertisers. We believe that if our website advertisers also become owners of our Company, we can create a loyal base of advertising revenue. We also believe that if Vequity is successful, our loyal advertisers should be the ones that enjoy the benefits of our success.

We have coined the phrase "Investortiser(r)", to describe the investor/advertiser that advertises in our directory and also owns our common stock. We are utilizing this concept as a "kick-off" strategy to attract a strong customer base. We will discontinue selling Shares of stock to our website advertisers as soon as management believes that we have sufficient branding and market share and no longer need to sell Shares of stock to entice advertisers to host their websites with us. We intend to make this decision when it is good for our Company and for our investors.

To appeal to our advertisers, eighty percent of the Shares offered in this offering will be reserved exclusively for advertisers purchasing websites in our Yellow Pages & Business Website Directory. These Investortisers(r) will also receive Warrants which will allow them to purchase additional Vequity Shares in future years. Investortisers(r) will receive benefits not only in the form of yellow page advertising priority, but also in the form of ownership benefits such as dividends, increases in stock price, etc., assuming such are declared or realized.

InfoSpace Network: Our vision also calls for us to make our advertisers' listings and websites easily accessible through as many Internet addresses, websites and other Internet yellow page type directories as possible. One of the ways we intend to increase accessibility to our advertisers is through our alliance with InfoSpace.com (NASDAQ:INSP), which has created an information network through agreements with approximately 3,200 companies. This affiliate network includes: AOL, Microsoft, Disney's Go Network, NBCi.com, Lycos, ABC, DoubleClick, Vequity, and others. The benefit of this alliance to our advertisers is that their Vequity hosted website can be found through searches in other Yellow Page Directories such as Disney's Go.com or NBCi.com or even through the InfoSpace directory which is listed in the "Find a Business" button on Microsoft's Internet Explorer browser. Having this alliance provides a Vequity advertiser with the appearance of having websites in other directories.

Collective Advertising: An essential goal of our business model is to educate the public about Vequity. We want businesses and consumers to know that there is one site on the Internet where business websites can be easily found using various search criteria. We want them to know that there is a better way to find products and services than the most common method of using Internet search engines. We believe that by branding Vequity as "THE" business site, our advertisers will have a better chance of actually being found by customers.

Business owners know that it is expensive to advertise and promote a single website. However, to advertise with collective funds, businesses will be able to drive customers to Vequity where a search can be done to find the company that sells the products and services they seek. To accomplish this branding objective, we set aside at least $300 from the $1,995 annual website fee to collectively advertise and brand Vequity so that customers will know to search for business websites in Vequity's Yellow Pages & Business Websites Directory.

Summary: Many Internet businesses and "dot.com" companies have focused on advancing the technology of the Internet. Although we intend to use cutting edge technologies, our focus is on our marketing approaches of centralizing websites and creating alliances to increase exposure for our website advertising customers. We want to make it easy to find business listings and websites and we also want to build a large and loyal advertiser and customer base. We believe our approach allows for the consistent and sizable growth of business listings and connected websites for use by businesses and consumers.

At http://www.vequity.com, you will find our website. At the top of our Home Page, you will also find search fields for a nation-wide directory entitled Yellow Pages & Business Website Directory. We intend our primary revenue source to come from selling websites in our Yellow Pages & Business Websites Directory.

Our website designers will work with our advertisers and provide the professional services to produce their individualized websites. The businesses will be listed by location, type of business, and product or service. Customers may find business listings and access websites in particular local areas or in other locations in the United States and Canada.

Our business model has several important elements that we believe will allow us to establish ourselves as a readily usable and significant source of business listings and website information. The primary areas of focus in our business plan are as follows:

(1) Capitalization: We intend to capitalize our business and gain a loyal advertiser base by offering our initial advertisers stock ownership through this stock offering and possible future offerings.

(2) Centralization: We intend to centralize worldwide business listings and websites into our Yellow Pages & Business Websites Directory and thus make it easier for business-to-business and business-to-consumer customers to find the products and services they seek.

(3) Design Services: We intend to develop a group of well trained, "work at home," contractors to professionally design the websites for the businesses advertising in our Yellow Pages & Business Websites Directory. Websites will consist of up to six pages of graphics and text. Additionally, each website may contain maps, driving directions, and email and fax capabilities. We will design, host and maintain a website for an annual fee, currently at $1,995.

(4) Branding: We intend to expend significant resources and efforts to establish and promote name recognition and branding for Vequity and our Yellow Pages & Business Websites Directory as "THE" place to have, and find, business websites. Our efforts to brand Vequity will include public presentations; radio, television, print and Internet advertising; and public relations initiatives. In addition to corporate branding expenditures, the Company intends to spend at least $300 of the annual website fee from each advertiser to pay for promotional initiatives.

(5) Alliances: We intend to concentrate on our core marketing strategies and to enhance our technical, sales, marketing, investment, customer service and support functions through alliances with third party organizations that provide certain competencies. An example is our alliance with InfoSpace.com.

(6) Distribution: Through our alliance with InfoSpace.com and other potential future alliances, we intend to have the business listings of our advertisers available and on as many other sites and directories as possible, thus gaining deeper and wider market exposure.

(7) Prioritization: Through our alliance with InfoSpace.com we are able to provide certain priority business listings for our website advertisers. This means that a Vequity advertiser may be listed before many other similar business, even if the similar businesses have alphabetical priority.

InfoSpace.com and Our Co-Branding Alliance

We have entered into an Enhancements and Co-branding Agreement with InfoSpace.com, Inc., (NASDAQ:INSP - http://www.infospace.com. InfoSpace has created an information network through agreements with many companies. (See InfoSpace Network at page 36 above.)

The yellow page directory that InfoSpace has developed for Vequity includes approximately 18 million existing listings for businesses in the U.S. and Canada. They also have established a significant yellow page directory "network" by co-branding or "private labeling" their directory and their entire website with, and for, many well-known companies. According to the InfoSpace quarterly filing with the Securities and Exchange Commission, the InfoSpace "affiliate network consists of more than 3,200 affiliate partners or websites, reaching more than 92% of all Internet users and more than 20 wireless carriers worldwide."

By joining the InfoSpace network, Vequity advertisers will be accessible through any of the other yellow page directories in the InfoSpace network. This feature adds potential distribution opportunities for the websites of our advertisers because the greater the number of users accessing the InfoSpace yellow pages network, the broader the exposure will be for our advertisers.

The term "Co-branding" is very descriptive of what our Agreement is intended to provide for our advertisers. Co-branding is a concept that will allow us to access the established resources of InfoSpace, their website and the personnel who support their network of sites, including the Vequity site. Our website has its own unique look and feel and displays the phrase "Powered by InfoSpace." Although our site is clearly the Vequity site, it incorporates all of the power, sweep and depth of the InfoSpace site.

Vequity's contract with InfoSpace calls for the support of InfoSpace personnel with respect to the ongoing maintenance and functionality of our site. However, Vequity website advertisers will not have direct access to InfoSpace personnel. Instead, all support services for our advertisers will be provided directly by Vequity personnel or our contractors.

Our plan is to solicit businesses in order to sell them our website advertising packages. We intend to solicit these advertisements throughout all fifty of the United States. In the future, we hope to extend our efforts to other countries. We will have the right, in connection with our marketing campaigns, to use InfoSpace trademarks, and its promotional and marketing materials, and electronic and printed advertising, publicity, press releases, newsletters and mailings about us.

InfoSpace has developed web based software packages for use in website creation and the integration of websites into our Yellow Pages & Business Websites Directory. We will have the right to use these packages in the creation of web pages for our advertisers and in the integration of their websites into the InfoSpace yellow page directory network quickly and effectively. Of course, we will not be limited to the use of the InfoSpace tools and other tools may be utilized to accomplish these purposes.

Our agreement with InfoSpace further provides that InfoSpace will maintain all telephone lines and other communication transmission devices to enable our site to access the InfoSpace network. In summary, on behalf of our advertisers, we have the right to:

(1) add hypertext to their business listings, which will enable "point and click" access from yellow page directories in the InfoSpace network to their Vequity websites;
(2) permit users to link to advertiser websites on our site;
(3) use "Page Express," a website building tool, for creating, editing and updating Vequity websites;
(4) use "InfoSpace Publisher," a tool for integrating listing enhancements on a listing by listing basis;
(5) display the Directory content in response to queries and searches made on the specific query page, and
(6) share in the revenue from the sale of banner advertisements that are displayed on the co-branded pages and that adhere to the standards of InfoSpace and Vequity.

Under the InfoSpace Co-branding Agreement, we will be able to give our users all of the search capacity of an established Internet website while avoiding many of the delays and problems of a start-up company. The Vequity Home Page provides instant linkage to all of the resources and assets of the InfoSpace website, and the headings and links will be presented in Vequity's name and unique format.

On the Vequity Home Page, our Yellow Pages & Business Website Directory search fields will be the most prominently displayed. Additional search headings and links include:














My Vequity            Kid's Web Search     Classifieds      Finance      News
Search the Web        Email Search         Recreation       Movies       Entertainment
White Pages           Home & Family        Reference        Society      Weather
City Guides           Health Center        International    Science      Travel
Maps                  Public Records       Television       Regional     World
Sports                Chats &Boards        Personals        Calendar


To See An Example Of The Vequity Home Page, View The Inside Cover Of This Prospectus or Go To: http://www.vequity.com.

We have an Agreement with InfoSpace that will expire in approximately November of 2002. Additionally, our Agreement will automatically renew for successive one-year periods, unless written notice is given by either party at least 60 days prior to the termination of the Agreement.

InfoSpace has created an entire Vequity website with similar functionality to other large Internet sites like Yahoo, Excite and Lycos. Additionally, our website advertisers will be able to be found in the InfoSpace network of companies for whom they provide services similar to those provided to Vequity . Our Agreement for these services includes Revenue Share Fees for websites or listing enhancements that are hosted by InfoSpace and made with the InfoSpace software, PageExpress. The fee is the greater of $20,000 per month, or fees of $400 for 1 to 5,000 PageExpress websites; $300 for the next 5,000 PageExpress websites; $200 for the next 5,000 PageExpress websites; and $100 for each additional PageExpress website. The maximum amount payable annually to InfoSpace is $6,000,000, which will pay for the ongoing maintenance and functionality of our website and more than approximately 30,000 PageExpress websites that would be hosted by them.

We believe that as businesses and consumers come to discover the breadth of information we intend to make available on our website, they will make longer and more frequent visits to our site. If visitors to our website are pleased with what they find, we believe they will return and that we will be able to establish user loyalty to grow and take a place as a significant Internet resource.

Vequity Enhancements - Website Development

A key feature of our business plan is the "turnkey" service we intend to provide to our advertisers wherein we will create, develop, host and maintain business websites in our centralized Yellow Pages & Business Website Directory for one-year periods. Each website will contain up to eight pages of graphics, text, and if requested, e-commerce capabilities.

Additionally, our website advertisers will receive priority listings in the categories (i.e. restaurants, physicians, real estate agents, etc.) where they will be found. For instance, a search of our Yellow Pages & Business Websites Directory for a real estate agent in Chicago, Illinois will provide numerous business listings. As a priority, Vequity website advertisers will be listed first - even though they may be out of alphabetical order for the listings in that particular category.

By providing advertisers with priority Internet yellow page listings; access from a large number of Internet addresses and other yellow page directories; and the creation, development, hosting and maintenance of individualized websites; we will offer our advertisers a "one-stop" resource that will open their business to Internet customers.

We believe these enhancements, when coupled with the advantages of our InfoSpace alliance and stock ownership in Vequity, will give businesses good reasons to choose us as their resource for Internet advertising.

The primary objective of Vequity's marketing efforts is to help customers find business websites and also to buy the products and services offered through the websites of Vequity advertisers. To facilitate this process, we will require all businesses to use the website templates provided by Vequity. This will allow a customer to search each website within the Vequity directory using the same navigational tools, thus making information more easily found. Even though each website will utilize our templated navigational tools, each website will also have its own unique look by incorporating its own graphics, text, colors, coupons, and other distinctive elements.

For customers already having a website elsewhere, we will re-build the website using our templated tools, and if requested, a link will also be provided from our Yellow Pages & Business Websites Directory to their existing site.

Markets and Competition

The Internet has rapidly emerged as an important medium for facilitating communication, disseminating information and conducting commerce. Buying and selling on e-marketplaces is expected to boom to $2.7 trillion by 2004, according to Bruce D. Temken research director at Forrester Research Inc. (November 6, 2000, http://www.forrester.com/ER/Press/Release).

As Internet usage has grown, advertisers have devoted increasing portions of their advertising and marketing budgets to online advertising and direct marketing. We believe this trend will continue. Forrester Research also estimates that worldwide Internet advertising spending will grow from approximately $3.3 billion in 1999 to approximately $33.1 billion in 2004.


Internet accessibility, and ease of use, are factors that we believe will contribute to the growth of Internet usage and e-commerce. For instance, International Data Corporation, a market research firm, estimates that nearly 62 million people will use wireless devices to access the Internet by 2003 - an increase of about 728% over current levels (Red Herring, May 2000). Internet accessibility through computers and additional devices currently in use, and other devices being developed, provide ample opportunities for business and consumers to use the Internet as a major resource for finding and purchasing products and services.

The Internet is a potential marketing tool that can help level the playing field and make it possible for anyone to put their product, service, idea or even a hobby in front of millions, and possibly turn it into a global business. The Internet has the ability to become the great equalizer for both businesses and consumers.

With all of the impressive devices and statistics, it is still true, however, that relatively few businesses are reaching their potential for obtaining significant sales from websites. Likewise, relatively few customers are using the Internet for traditional commerce.

There are numerous yellow page type directories and shopping malls that are available on the Internet, but they all lack the "critical mass" of advertising content that is needed to attract consumers en masse. The success of the printed yellow page directories is a result of semi-monopolies that have been created by the Regional Bell Operating Companies. These directories have a "critical mass" of advertising content and customers are attracted to them because of the extensive and centralized information.

Although the information that is available on the Internet is plentiful, business information is not well organized, easy to find, or centralized. Even well-known media and communications companies have been unable to formulate a business and marketing model that has duplicated the critical mass of advertising content that exists in the printed directories.

Marketing and Sales Strategies

We intend to sell our Internet advertising and websites to potential customers through public presentations in major U.S. cities. These advertisers will be offered the opportunity to purchase Shares of our common stock in this offering as they purchase their website advertising in our Internet directory. Prospective Investortisers(r) will be invited to presentations via direct mail, radio and print advertising directed in the city being targeted. We will schedule our first public presentations in Denver, Colorado as soon as practical following the effective date of this offering. We intend to schedule additional presentations immediately following the Denver presentations. Subsequent presentations and marketing efforts will depend upon the success of initial effort in Denver and will be dependent upon funds raised from the sale of advertising and Shares sold in this offering.

To achieve the necessary critical mass of websites and advertising content that will attract customers to Vequity for Internet commerce, we intend to utilize a "kick start" marketing and sales strategy that provides Vequity stock ownership to advertisers with websites in our Yellow Pages & Business Websites Directory accessible on www.vequity.com The intention of the Company is to create loyalty, renewable revenue, and a level playing field for small and medium-sized companies to attract customers and thereby compete more effectively. At some point, our management intends to cease selling stock to advertisers and to sell advertising only. (See: "The Investortiser(r) Concept-Capitalization and Loyalty," Page 34).

The essential strategy of Vequity is to create a cooperative organization where Investortisers(r), and also non-equity advertisers join in a strategic relationship and participate in the control, management, promotion and destiny of electronic commerce. Vequity intends to utilize numerous marketing and sales channels to sell websites, including:

public presentations           NASD and NYSE broker/dealers
associations                   non-profit organizations
the Internet                   advertising agencies
franchisors                    television, radio, and print media
public relations firms         direct mail
word of mouth                  strategic relationships

The "Work at Home" Designers of Websites

We intend to develop a network of well-trained "work at home" contractors to professionally design the websites to be hosted in our Yellow Pages & Business Websites Directory. We will provide training and tools for these contractors to design websites at the volume that fits their needs and schedules. We believe there are many people who will take advantage of an opportunity to work for themselves in their own homes and who will enjoy the creativity of designing and building websites for our customers, using our templates and procedures. We also believe that we will be able to attract educated and trainable people as a result of the income potential we estimate we will be able to offer.

We believe that by using our templated website design system, a "work at home" contractor will be able to create approximately three websites a day and sixty websites a month. We also believe that a person with adequate education and computer skills can be trained to utilize our design system in three to five days. We will create teams of five to seven contractors who will each report to a team captain for quality assurance purposes.

Our contractors will develop sites with graphics, text, certain e-commerce functionality and email capabilities. For an additional fee of $100 to $250, our Designers will modify, revise, supplement or enhance the websites of our advertisers as often as required. The contractors will also be responsible for registering the websites with major Internet search engines and linking our advertisers' business listings to our advertisers' websites and the InfoSpace network.

Employees

As of September 30, 2000, we had six individuals involved in the development of the Company. From inception, we have also relied on outside consultants and specialty organizations in the areas of marketing and technical development. Our objective is to continue to rely on outside experts and organizations as much as possible. However, we intend to hire certain senior executives and support personnel as our resources and needs require. Specifically, we will hire a Chief Operating Officer, a Chief Financial Officer, a Chief Marketing and Sales Officer, Senior Sales and Marketing Executives and other personnel as needed.

Facilities

Our principal executive offices are located in Littleton, Colorado where we lease approximately 2100 square feet under a lease that expires on August 31, 2001. Our principal facility will not be adequate to meet our needs beyond the near-term future.

We have no regional sales offices and at the present time do not have any plans to establish any such offices in the future. .

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a development stage company with no operating history. We have not had any revenues from operations since our beginning as a company. From inception to date, our efforts have been directed to fund raising, the development of our concept of centralizing business websites into a single Internet yellow page type directory and to establishing strategic alliances. We do not have relevant financial operating data that will provide a basis for evaluating our proposed business or prospects. Our plan of operation for the next twelve months is designed to build a platform of advertisers and investors through public presentations and through this offering from which we can expand our Internet presence and name recognition. Our plan is intended to provide an Internet presence for our advertisers that will effectively promote their businesses.

This discussion of our financial condition and plan for future operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this Prospectus This discussion is based upon forward-looking statements and plans that involve risks and uncertainties. Our actual experience may differ materially from those anticipated in our forward-looking plans and concepts as a result of numerous factors, including those set forth set forth under "RISK FACTORS" (Page 7) and elsewhere in this Prospectus. (See "FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION," page 47).

Plan of Operations for the Next Twelve Months

A critical aspect of our plan that is intended to allow us to move forward is an Enhancements and Co-branding Agreement with InfoSpace.com, Inc., an information resource and search engine already established on the Internet. InfoSpace has an established yellow page directory with approximately 18 million existing listings for businesses in the U.S. and Canada and this content is available in our Yellow Pages & Business Websites Directory. Additionally, on our site, we provide much of the other content that InfoSpace has already established.

This stock offering is another critical aspect of our plan and it is intended to provide the funds necessary to carry on a marketing effort and to establish operations. Without funds provided from this offering, our plan could not proceed as contemplated.

We intend that the implementation phase for kickoff of our business efforts will be to advertise via direct mail, radio and newspapers and invite prospective website advertisers and Investortisers(r) to attend public presentations where they may learn of our concepts and plans. We will conduct these presentations in major U.S. cities that will be selected because of their size, income levels, Internet usage, radio and print advertising rates and public relations potential. The number of presentations and the pace at which we are able to proceed will depend upon the success of this offering. We believe that the publicity for the presentations will also help build name recognition and interest in our concepts.

These public presentations will introduce the participants to the benefits of centralizing business websites on the Vequity site. We will also introduce the Investortiser(r) concept. These two major concepts, centralization and ownership, constitute the core of our marketing strategies for at least the next twelve months. The Investortiser(r) feature reserves for those businesses or individuals purchasing advertising, the opportunity to purchase Shares of our stock in this offering. This plan is intended to present an incentive for our investor/advertisers to continue purchasing our yellow page advertising services because, as part owners, they stand to share in the benefits from any growth or success we are able to achieve. We believe that coupling stock ownership in our Company with the purchase of website advertising services, will provide an initial and ongoing revenue stream from Shareholders who have a fundamental interest in our profitability and success. This advertising base is intended to allow us to achieve a reasonably stable revenue stream from which we can sustain operations and expand our efforts to enlist advertisers for the directory services we will offer.

At the present time we have sufficient resources to carry out our plan for a public presentations in Denver, Colorado. We will mail out approximately 60,000 direct mail solicitations inviting potential advertisers to attend these presentations. The solicitation will address the concept of our Internet Directory with its connection to the individual business Website. The cost of the solicitation and Denver presentations is estimated to be approximately $25,000.00. We estimate a response rate of approximately half of one percent (.5%) to have 300 potential advertisers attend presentations. Further, we estimate that if we are able to sell advertising at the rate of $1,995.00 per year and a minimum number of Shares (200) at $5 per share, or $1,000.00, we could receive a minimum of $2,995.00 per Investortiser(r). If we are able to attract one out of four attendees to purchase advertising and invest in our Shares, we could raise a total of $224,625.00 (75 Investortisers(r) @ $2,995.00 each). If we are unsuccessful in our Denver presentations, it is likely we would not be able to proceed. We will need to sell at least twenty Investortisers(r) to continue with additional presentations. We estimate that if we are able to sell 570 Investortisers(r) through presentations in five cities, that after expenses, we will have approximately $1,080,000, which will provide sufficient revenues to maintain an adequate organization, sustain our operations, continue to market websites and move forward with growth initiatives.

Contemporaneously with our marketing and sales efforts, we intend to establish a network of "work at home" independent contractors to professionally design the websites to be hosted in our Yellow Pages & Business Websites Directory. We will build and provide training and tools for these contractors to design websites for our advertisers. We intend to train our contractors to develop sites with graphics, text, certain e-commerce functionality and email capabilities. These contractors will modify, revise, supplement or enhance the websites of our advertisers. The designers will also be responsible for registering the websites with major Internet search engines and linking or hot-linking our advertisers' business listings to our advertisers' websites.

Providing an easily usable link from our advertiser's listing in our Yellow Pages & Business Websites Directory to our advertiser's home page is a key advantage that we intend to offer to our advertisers. When a potential customer finds the listing of a Vequity advertiser in certain Internet directories, that customer will be able to "click-on" on the listing and be taken directly to the specific advertiser's website that is hosted with Vequity.

Obviously, the plan we intend to pursue presents major challenges for the next twelve months and beyond. We will need to simultaneously proceed down the paths of attracting advertisers and investors through sales and marketing efforts while developing the ability to create a directory linked to the websites of our advertisers individually designed websites. Additional challenges include: achieving name recognition and branding; hiring and establishing a management team in the next twelve months to proceed with our plan; and bringing in the right employees at the right pace. Our management believes that the rewards of successful implementation of our plan can be substantial, but also realizes the high risks inherent in attempting to establish this enterprise. We do not currently have the funds necessary to proceed with our plan and are dependent upon funds from this offering to proceed. The degree of success we are able to achieve in placing this offering will dictate the pace at which we are able to proceed.

DESCRIPTION OF PROPERTY

We do not have any investments in property nor do we own any real property.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Investortiser(r) "Method and System for Capitalizing a Business and Maintaining a Customer Base and/or Revenue Base" is a system developed by our CEO and President, Thomas H. Moore. A patent application on this system was filed with the U.S. Patent and Trademark Office on January 5, 1999. The patent application is currently pending. On July 1, 2000 Thomas H. Moore granted us a non-exclusive license allowing us to use the Method and System in capitalizing our business and maintaining our customer and/or revenue base. The license allows us to use the Method and System on a worldwide basis for a term of ten
(10) years, but does not allow us to transfer, distribute or license the Method and System to any other person or entity. As consideration for the license we will pay Thomas H. Moore the sum of One Dollar ($1) per year payable annually on the anniversary date of the License Agreement. The license also allows us to use the term Investortiser(r) which has a Service Mark that is owned by Mr. Moore. We consider the Investortiser(r) concept to be a key component of our business strategy and development plan.

Certain of our Directors, Executive officers or principal Shareholders have received loans from us and are owed delayed compensation. (See "EXECUTIVE COMPENSATION" at page 48 for an explanation regarding these transactions.)

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no trading market for our Shares. The Shares purchased in this offering will be subject to restrictions on trading until such time as our management, in its sole discretion, determines to remove the restriction. We have not registered with The Nasdaq-Amex Market Group or any other stock exchange or market and do not intend to take any steps to establish a market until, in management's sole discretion, the business is sufficiently established to warrant the application for inclusion in a national market. You should not purchase Shares if you want or need liquidity for your investment, or if you are not willing to abide by decisions of our management as to the potential registration and inclusion of our Shares in an established trading market.

Stock Legend - Restrictions On Trading And Transfer Of Stock

     Any Shares purchased in this offering or issued as a result of the exercise of the Warrants will be restricted as to their transferability as set forth below. There is no established trading market or price for our Shares. We do not currently intend to register with The Nasdaq-Amex Market Group or any other exchange or market until our Management, in its sole discretion, determines to remove the legend and make application for inclusion in a national market. The reason for this restriction is to allow us to build a base of shareholder/advertisers and to establish a business base before entering the public trading market. The Company's transfer agent will not transfer these Shares unless approved by the Company, after consulting with counsel and determining that the transfer is in compliance with the terms of the "Subscription Agreement," or until the terms of the Warrants or the legend is removed by our Management, in its sole discretion.

     Until such time as our management removes the restrictions on transferability, the only transfers that will be permitted will be transfers to immediate family members or other controlled entities. This limitation is set forth in the Subscription Agreement that must be signed by all purchasers of the Shares offered in this offering. The Subscription Agreement will provide as follow:

"Any recipient of Shares purchased in this offering or issued as a result of the exercise of the Warrants may transfer the Shares to the Holders' immediate family members by transfer or inheritance. Immediate family members shall mean the spouse or children of a shareholder. In addition, a shareholder may transfer its interest to an LLC, partnership, corporation, trust or other entity controlled by such shareholder or such shareholder's immediate family members. All Holders agree to the restrictions and transfers specified herein."

The following legend will appear on the certificates evidencing the Shares purchased in this offering:

"The Shares evidenced by this certificate are subject to transfer restrictions and may not be transferred without prior approval of Vequity Corporation's Management, after consulting with counsel, to determine that the conditions set forth in the "Subscription Agreement," pursuant to which these Shares were purchased, have been satisfied; or until this legend is removed by the Company's Management, in its sole discretion."

     The Company's management intends to retain the discretion as to when it will be appropriate to remove this legend and to take actions necessary to establish a trading market for the Shares. In exercising this discretion our management will consider the extent to which this offering has been sold, the cash flow from advertisers, the trends that will develop as to the success of public presentations to solicit advertisers for our Internet directory, the costs and expenses that are incurred in building an organization to carry on our business and the extent to which our management believes that our business has attained a reasonable degree of stability and predictability.

Lock-up Agreement of Certain Principal Shareholders

As of the date of this Registration Statement, prior to this offering, we have 41,000,000 Shares of common stock issued and outstanding. Assuming that all of the Shares offered in this offering are sold, we would have 45,000,000 Shares outstanding and the purchasers of the Shares offered hereby would hold approximately 9.75% of our issued and outstanding Shares. If all of the Warrants offered in connection with the Shares offered in this offering are exercised, we would have 49,560,000 Shares issued and outstanding and the purchasers of the Shares and Warrants offered hereby would hold approximately 17.27% of our issued and outstanding Shares.

At such time as our Management determines to remove the legend on the Shares sold in this offering and to register with a national market, in an attempt to establish a trading market for our Shares, the number of Shares available for trading will be limited by a "Lock-Up Agreement" entered into with certain of our officers, directors and principal Shareholders. The "Lock-up Agreement" limits the ability of our officers, directors or principal Shareholders holding 31,349,050 of our issued and outstanding Shares to place their Shares on the market for sale immediately following the time that a market is established for the trading of our Shares. The "Lock-up Agreement" provides that for a six-month period following the removal of the legend from the Shares or the registration of the Company's Shares with a trading market, Holders of Shares subject to the "Lock-up Agreement" may not place their Shares on the market for sale through a national market or stock exchange. Upon the expiration of the six month period from the time the legend is removed and the Company's Shares are registered with a trading market, the "Lock-up Agreement" will expire and the Shareholders subject to the "Lock-up Agreement" will no longer be bound by its terms. Thereafter, these Shareholders will be subject to the terms and restrictions of Rule 144 for the sale of their Shares. The following sets forth the identity of the Shareholders subject to the "Lock-Up Agreement" and the number of Shares held by each such person: (See "Shares Eligible for Future Sale" Page 46.)

Shareholders Subject to Lock-Up Agreement

The following is a list of the Directors, Executive Officers, Advisors and Affiliates of the Company who have consented to the "Lock-up Agreement" described above.

Name & Address                            Number of Shares
--------------                            ----------------

Thomas & Kathleen Moore                   21,413,750

Joe L. Cook, et al                         2,475,000
Marilyn M. Call (Wife of John R. Call)     1,762,500
Dirk L. Cline                              1,230,000
Richard W. James                           1,200,000
Ronald E. Moitzfield (1)                   1,000,000
Thomas & Kathleen Moore Children             900,000
Jacquelin K. Reeves                          717,800
Todd A. Gibson (2)                           500,000
J. Brent Garfield                            150,000

Directors, Executive Officers,
 Advisors and Affiliates as a Group       31,349,050

Shares Eligible for Future Sale

At such time as the legend on the Shares issued as a result of this offering is removed and we register with a trading market to attempt to establish a market for our Shares, the number of Shares available for sale in a public market will have an effect on any market price that may be established for such Shares. We cannot predict the precise effect that the number of Shares available for trading will have or what, if any, market will be established. Future sales of substantial numbers of Shares of common stock in a public market could reduce whatever market price might be prevailing for such Shares. Substantial numbers of Shares for sale on a public market could also affect our ability to raise capital through the sale of securities.

Upon completion of this offering, assuming all the initial 4,000,000 offered Shares are sold, we will have issued and outstanding 45,000,000 Shares. If all of the Warrants offered in connection with the Shares offered in this offering are exercised, an additional 4,560,000 Shares would be issued and this would bring the total outstanding Shares to 49,560,000. Of this total number of Shares, all of the Shares sold in this offering or issued as a result of the exercise of the Warrants (8,560,000 Shares) will be freely tradable upon removal of the legend by our Management, unless these Shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Of the remaining 41,000,000 Shares of common stock held by existing Shareholders, 40,005,650 Shares are "restricted securities" as that term is defined in Rule 144 under the Securities Act and 994,350 Shares are "unrestricted securities." Restricted securities may be sold in the public market if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act, which Rule is summarized below. Unrestricted securities are free trading, but no public market will exist for the Shares until Management registers all Shares with a national market or stock exchange.

Affiliates of Vequity holding restricted securities will be subject to the requirements of Rule 144 for the sale of their Shares. Affiliates are those persons who control, are controlled by, or under common control with Vequity. This also includes relatives and spouses of such control persons. In general, under Rule 144 as currently in effect, a person who has beneficially owned Shares of our common stock for at least one year would be entitled to sell within any three month period a number of Shares that does not exceed the greater of:

(1) 1% of the number of Shares of our common stock outstanding. The 1% limit would allow sale of 49,560 Shares in a three month period by the holder of control stock, if all Shares offered in this offering are sold and all Warrants are exercised.

(2) the average weekly reported volume of trading on all national securities exchanges during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to the provisions of Rule 144 requiring the availability of public information, notice requirements and that the sales be made in "brokers' transactions".

     Persons who are, or have been, non-affiliates of Vequity for at least three months prior to a sale and who have held their Shares for two years, are entitled to sell their Shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted by the "Lock-up Agreement" these Shares held by non-affiliates who have met the two-year holding period requirement may be sold immediately. Shares that qualify for immediate trading and the offering of such Shares for sale, could reduce the market price of our Shares if, or when, a trading market is established. As of the effective date of this offering, there were approximately 215 non-affiliate Shareholders.

SELECTED FINANCIAL DATA

The selected financial data set forth below should be read in conjunction Financial Statements and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this Prospectus. The Statement of Operations data for the years ended December 31, 1998 and December 31, 1999 and the Balance Sheet at December 31, 1999 are derived from financial statements of Vequity Corporation, that have been audited by Hein + Associates LLP, independent accountants, and are included elsewhere in this Prospectus. The Statement of Operations data for the 9-month period ended September 30, 2000, and from Inception to September 30, 2000 and the balance sheet data for September 30, 2000 are derived from unaudited financial statements of Vequity Corporation. The unaudited financial statements have been prepared on substantially the same basis as the audited financial statements and, in the opinion of Management, include a fair presentation of the results of operations for such periods. Historical results are not necessarily indicative of the results to be expected in the future, and the results of interim periods are not necessarily indicative of results for the entire year.


































                                                                              Cumulative
                                                                              From
                                                                              November 14, 1995
                                    For The Nine Months   For the Years      (Inception) to
                                            ended             Ended           September 30,
                                        September 30,      December 31,
                                    -------------------  ------------------  -----------------
                                            2000         1999          1998        2000
                                            ----         ------------------        ----

OPERATING EXPENSES
     General and administrative        $ 1,200,270     $ 211,088    $ 401,878      $ 3,639.249
                                         ---------       -------      -------        ---------
LOSS FROM OPERATIONS                    (1,200,270)     (211,088)   ( 401,878)      (3,639.249)
INTEREST EXPENSE, net                      759,425       259,624       97,929        1,384,256
NET LOSS                               $(1,979,695)    $(470,712)   $(499,807)     $(5,023,505)
                                         =========       =======      =======        =========
NET LOSS APPLICABLE TO
    COMMON SHAREHOLDERS:               $(3,427,077)    $(470,712)   $(499,807)     $(6,624,521)
NET LOSS PER COMMON SHARE:
        Basic and diluted              $     (.04)     $    (.01)   $    (.01)
                                         =========       =======      =======
WEIGHTED AVERAGE COMMON
    SHARE OUTSTANDING:
       Basic and diluted               37,976,000     35,787,000   34,259,000
                                       ===========    ==========   ==========








Consolidated Balance Sheet Data:

Balance Sheet                                  September 30, 2000        December 31, 1999
                                               ------------------        -----------------
Total Assets                                    $160,364                   $     26,013
Total Current Liabilities                       $763,925                   $  1,002,247
Redeemable Series A Preferred Shares            $200,000                   $    200,000
Redeemable Series B Preferred Shares            $396,085                   $      5,000
Total Shareholder's Deficit                  ($1,199,646)                 ($  1,181,234)



























EXECUTIVE COMPENSATION

To date, our officers have agreed to certain amounts of cash compensation. However, our officers have also agreed to delay actual payments to them until the Company has sufficient funding. If this offering is successful, we have agreed to pay this delayed compensation to four of our officers, including to our Chairman, President and Chief Executive Officer, Thomas H. Moore. The actual amounts of delayed compensation are shown below:

Summary - Delayed Compensation

The following table sets forth all compensation awarded to, earned by or paid to our chief executive officer, Thomas H. Moore and our other most highly compensated executive officers as of September 30, 2000.

Thomas H. Moore, Chief Executive Officer and President           $258,685
Jacquelin K. Anderson-Reeves, Vice President - Data Management   $ 60,000
Todd A. Gibson, Vice President of Technology                     $ 64,640
Dirk L. Cline, Vice President                                    $ 63,235

We have made loans to Thomas H. Moore that total approximately the same as the amounts owed to him for delayed compensation. He will repay the loans to us from the delayed compensation owed to him.

Annual Compensation

There are no current contracts with any of our Directors, Executive Officers or other key persons. However, it is anticipated that if this offering is successful and our business plan is implemented, that base compensation will be fixed for our executive officers in the range of $90,000 to $175,000 per year for the first year. Additionally, we may consider a bonus or incentive plan for our officers and key employees, based upon our performance. However, at this time no such plan has been agreed to, designed or implemented.

Stock Ownership

     Founders Shares were issued to our executive officers early after the corporation was formed. Executive officers owning founders Shares are as follows:

     Name                Common Shares
     ----                -------------
 Thomas H. Moore          22,313,750
 Dirk L. Cline             1,230,000
 Richard James             1,080,000

We have transferred Shares to executive officers over the past several years as a form of compensation for services rendered to us. These share transfers have represented a willingness of our officers to render services with the hope that at some future time the business plan might be implemented and prove successful. The following Shares have been issued to our executive officers in consideration for the services they have rendered and intend to render in the future.

     Name                Common Shares
     ----                -------------

Ronald E. Moitzfield        1,000,000
Todd A. Gibson                491,000
Jacqueline K. Reeves          353,000
J. Brent Garfield             150,000

Director Compensation

We reimburse each member of our Board of Directors for out-of-pocket expenses incurred in connection with attending board meetings. We intend to pay each member of our Board who is not an employee a Director fee for attending meetings of the Board of Directors and committee meetings.

[CAPTION]

                              VEQUITY CORPORATION
                         (A Development Stage Company)
                         INDEX TO FINANCIAL STATEMENTS

                                                                      PAGE
                                                                      ----
Independent Auditor's Report                                           2

Balance Sheet - September 30, 2000
 (Unaudited) and December 31, 1999                                     3

Statements of Operations - For the Nine Months Ended
 September 30, 2000 and 1999 (Unaudited), For the Years
 Ended December 31, 1999 and 1998, and Cumulative from
 November 14, 1995 (Inception) to September 30, 2000 (Unaudited)       4

Statement of Changes in Shareholders' Deficit
 - For the Period from November 14, 1995 (Inception)
 to December 31, 1999 and January 1, 2000
 to September 30, 2000 (Unaudited)                                     5

Statements of Cash Flows - For the Nine Months
 Ended September 30, 2000 and 1999 (Unaudited),
For the Years  Ended December 31, 1999 and 1998,
 and Cumulative from November 14, 1995
(Inception) to September 30, 2000 (Unaudited)                          7

Notes to Financial Statements                                          8

[CAPTION]
                           INDEPENDENT AUDITOR'S REPORT

Board of Directors
Vequity Corporation
Littleton, Colorado

We have audited the accompanying balance sheet of Vequity Corporation (a development stage company) as of December 31, 1999 and the related statements of operations, changes in shareholders' deficit and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vequity Corporation as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial losses from operations, has current liabilities in excess of current assets and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

HEIN + ASSOCIATES LLP

Denver, Colorado
June 12, 2000

[CAPTION]

                              VEQUITY CORPORATION
                         (A Development Stage Company)
                                 BALANCE SHEET

                                          September 30,     DECEMBER 31,
                                          2000              1999
                                          ------------   ------------
                                          (Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                 $  69,494      $      35
Note receivable                               8,125              -
Receivable, related party                    21,700         21,700
                                          ------------   ------------
Total current assets                         99,319         21,735

EQUIPMENT AND FURNITURE, net                 18,245          4,278

OTHER ASSETS:
Receivable from stockholders                 42,800              -
                                          ------------   ------------
TOTAL ASSETS                             $  160,364         26,013
                                          ============   ============
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable                         $  113,008      $  97,257
Accrued consulting expenses                 339,809        401,560
Accrued interest and other expenses          87,434         73,206
Notes payable, related parties              129,674        430,224
Preferred stock dividends payable            94,000              -
                                          ------------   ------------
Total current liabilities                   763,925      1,002,247

Redeemable preferred stock, $.001
 par value, 500,000 shares authorized,
 liquidation preference $1.00 per share:
   Series A, 200,000 (unaudited) and
   200,000 shares issued and outstanding,
   respectively                             200,000        200,000

Series B, 567,500 (unaudited) and 10,000
 shares issued and outstanding,
 respectively                                36,848          5,000

COMMITMENTS (Note 4)

SHAREHOLDERS' DEFICIT:
Common stock, $.001 par value; 100,000,000
 shares authorized, 41,000,000 (unaudited)
 and 35,969,232 shares issued and
 outstanding, respectively                   41,000         35,969
Subscriptions receivable                    (64,800)       (64,800)
Additional paid-in capital                5,574,293      2,045,041
Deficit accumulated during
 the development stage                   (6,750,902)   (3,197,444)
                                          ------------   ------------
Total shareholders' deficit              (1,200,409)   (1,181,234)
                                          ------------   ------------
TOTAL LIABILITIES AND
 SHAREHOLDERS' DEFICIT                  $   160,364    $   26,013
                                          =========     =========

              See accompanying notes to these financial statements.

                                       -3-









VEQUITY CORPORATION
(A Development Stage Company)
STATEMENTS OF OPERATIONS
                                                                                   Cumulative From
                                                                                   November 14, 1995
                                      For The Six Months     For the Years Ended  (Inception) to
                                      Ended September 30,    December 31,          September 30,
                                     ------------------      -------------------   ----------------
                                            2000             1999           1998        2000
                                     ------------------      -------------------   ----------------
                                       (Unaudited)                                    (Unaudited)

OPERATING EXPENSES:
General and administrative         $    1,246,769          $ 211,088   $ 401,878    $ 3,665,748

LOSS FROM OPERATIONS                   (1,246,769)          (211,088)   (401,878)    (3,665,748)

INTEREST EXPENSE, net                     872,490            259,624      97,929      1,497,321

NET LOSS                               (2,119,259)          (470,712)   (499,807)    (5,163,069)

PREFERRED STOCK DIVIDENDS
   Accrued                               (94,000)                  -           -        (94,000)
   Paid                               (1,250,000)                  -           -     (1,250,000)
   Imputed                               (90,199)                  -    (153,634)      (243,833)
                                      (1,434,199)                  -    (153,634)    (1,587,833)

NET LOSS AVAILABLE TO COMMON
 SHAREHOLDERS                      $  (3,553,458)        $  (470,712)  $(653,441)   $(6,750,902)

NET LOSS PER COMMON SHARE:
  Basic and diluted                $        (.09)        $      (.01)  $    (.02)
                                      ==========            =========   =========

WEIGHTED AVERAGE COMMON
  SHARE OUTSTANDING:
   Basic and diluted                  37,997,546          35,787,000  34,259,000
                                      ==========            =========   =========

                           See accompanying notes to these financial statements.
                                                    -4-


                                                                  Additional
                          Common Stock           Subscriptions    Paid-In      Accumulated
                          Shares        Value    Receivable       Capital      Deficit       Total
                          ------------  -----    -------------    ----------   -----------   -----
Balances,
  November 14, 1995              -   $   -     $        -       $      -      $      -     $    -

Founders' Shares        30,706,200   30,706             -          (6,506)           -     24,200

Stock purchase
($.06 to $.22/share)       125,000      125             -          14,875            -     15,000

     Net loss                    -        -             -               -            -          -
                           ------------  -----    -------------    ----------   -----------   -----

BALANCES,
 December 31, 1995      30,831,200   30,831             -           8,369            -     39,200

Stock purchase
 ($.50/share)              369,500      370       (37,700)        188,130            -    150,800

Stock issued for
 interest ($.50/share)     358,000      358             -         178,642            -    179,000

Stock for services
 ($.50/share)            1,173,230    1,173             -         585,442            -    586,615

Stock purchase
 ($1.OO/share)              44,070       44       (27,100)         44,026            -     16,970

Net loss                         -        -             -               -   (1,007,839)(1,007,839)
                           ------------  -----    -------------    ----------   -----------   -----
BALANCES,
 December 31, 1996      32,776,000   32,776       (64,800)      1,004,609   (1,007,839)   (35,254)

Stock purchase
 ($.50/share)               67,000       67             -          32,533            -     32,600

Stock for services
 ($.50/share)              106,600      107             -          53,193            -     53,300

Stock issued for
 interest ($.50/share)     678,500      678             -         338,572            -    339,250

Common shares issued
in conjunction with
preferred stock
offering ($.09/share)      575,000      575             -          58,908            -     59,483

Net loss                         -        -             -               -   (1,065,452)(1,065,452)
                           ------------  -----    -------------    ----------   -----------   -----
BALANCES,
 December 31, 1997      34,203,100   34,203       (64,800)      1,487,815   (2,073,291)  (616,073)

Common shares issued
 in conjunction with
 preferred stock
 offering ($.11/share)    763,000       763             -          93,388            -     94,151

Stock purchase
 ($.50/share)              66,600        66             -          33,234            -     33,300

Stock purchase
 ($.17/share)              95,750        96             -          16,054            -     16,150

Stock for services
 ($.50/share)             288,000       288             -         143,712            -    144,000

Preferred stock
 dividend                       -         -             -               -     (153,634)  (153,634)


BALANCES,
 December 31, 1998     35,416,450    35,416       (64,800)      1,774,203    (2,726,732) (981,913)


Stock issued for
 interest ($.50/share)    425,000       425             -         212,075             -   212,500

Stock for services
($.50/share)              107,782       108             -          53,783             -    53,891
Common shares
 issued in conjunction
 with preferred stock
 offering ($.25/share)     20,000        20             -           4,980             -     5,000

Net loss                        -         -             -               -      (470,712) (470,712)


BALANCES,
 December 31, 1999     35,969,232    35,969       (64,800)      2,045,041    (3,197,444)(1,181,234)

Reduction of founder
 shares (unaudited)    (3,345,950)   (3,346)            -           3,346             -          -

Common shares issued
 in conjunction with
 preferred stock offering
 ($.18/share)
  (unaudited)           2,027,540     2,028             -         357,666             -    359,694

Stock gift
($.50/share)
 (unaudited)              150,000       150             -          74,850             -     75,000

Stock issued
for penalties
 and interest
($.50/share)
 (unaudited)            1,761,278    1,761              -         878,878             -    880,639

Stock issued for
 services
 ($.50/share)
(unaudited)             1,937,900    1,938              -         967,012             -    968,950

Common stock issued
 in partial settlement
 of Series A Preferred
 redemption obligations
  ($.50/share)
(unaudited)             2,500,000    2,500              -       1,247,500    (1,250,000)         -

Accrual of Series A
 redemption obligation
 (unaudited)                    -        -              -       (94,000)        (94,000)

Accretion of Series B
 preferred                      -        -              -       (90,199)        (90,199)
Net loss (unaudited)            -        -              -             -      (2,119,259)(2,119,259)

BALANCES,
 September 30, 2000
 (Unaudited)           41,000,000  $41,000      $ (64,800)  $ 5,574,293     $ (6,750,902)(1,200,409)
                       ========== ========      ========== ============     ============= ===========


VEQUITY CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

                                                                                     Cumulative From
                                                                                     November 14,
                                      For The Nine Months   For the Years Ended      1995 (Inception)
                                      Ended September 30,   December 31,             to September 30,
                                                                                          2000
                                      ------------------    -------------------    ----------------
                                             2000           1999           1998          2000
                                         (Unaudited)                                 (Unaudited)

Cash Flows from Operating Activities:
Net loss                                $ (2,119,259)   $ (470,712)    $ (499,807)   $ (5,163,069)
Adjustments to reconcile net
 loss to net cash from
 operating activities:

Depreciation and amortization              5,053               859          2,837          14,266
Interest expense paid by stock           880,639           212,500              -       1,611,389
Stock for services                       968,950            43,891        144,000       1,796,756
Stock issued as donation                  75,000                 -              -          75,000
Changes in assets and liabilities:
(Increase) decrease in:
Receivable - related party                     -            11,427        (11,427)        (21,700)
Increase (decrease) in:
Accounts payable                          15,751            16,209        (54,853)        113,008
Accrued expenses                         (47,523)          117,983         52,400         427,243
Net cash used in operating activities   (221,389)          (67,843)      (366,850)     (1,147,107)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in note receivables             (50,925)                -              -         (50,925)
Purchase of equipment and furniture      (19,020)                -         (3,204)        (32,511)
Net cash used in investing activities    (69,945)                -         (3,204)        (83,436)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from common stock               359,694             1,500        143,601         802,347
Proceeds from preferred stock            301,649 -          30,849        368,016
Advances under related party notes             -           110,067        149,400         632,609
Payments of related party notes         (300,550)          (43,733)       (32,630)       (502,935)
Net cash provided by
financing activities                     360,793            67,834        291,220       1,300,037

NET INCREASE (DECREASE)
 IN CASH AND CASH EQUIVALENTS             69,459                (9)       (78,834)         69,494

CASH AND CASH EQUIVALENTS,
 beginning of period                          35                44         78,878               -

CASH AND CASH EQUIVALENTS,
 end of period                        $   69,494      $         35     $       44     $    69,494

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for interest                $        -      $          -     $        -     $
Cash refund of income taxes           $        -      $     11,427     $        -     $
Notes payable converted to
 preferred stock                      $  166,969      $          -     $        -     $  166,969























[CAPTION]
1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business Operations - Vequity Corporation (a development stage company) (the "Company") is an Internet advertising and transaction company and was formed in 1995.To date, the Company's activities have consisted exclusively of raising capital, structuring strategic relationships, developing and testing an Internet-specific business directory and search engine, and testing a new business model with potential advertisers. As the Company has not yet commenced principal operations, it is therefore still considered in the development stage.

Liquidity - The Company has incurred losses of approximately $3,000,000 through December 31, 1999, has current liabilities in excess of current assets of approximately $1,000,000 and a shareholders' deficit of approximately $1,200,000 at December 31, 1999.These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans include the simultaneous generation of advertising and Website development revenues and equity financing through its business model.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Depreciation - Equipment and furniture are recorded at cost. Depreciation is provided over the assets' estimated useful lives of 5 to 7 years using accelerated methods. The cost and accumulated depreciation of furniture and equipment sold or otherwise disposed of are removed from the accounts and the resulting gain or loss is included in operations. Maintenance and repairs are charged to operations as incurred and betterments are capitalized.

Research and Development Costs - Research and development costs are charged to operations in the period incurred.

Loss Per Share - The loss per share is presented in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share. SFAS No. 128 replaced the presentation of primary and fully diluted earnings (loss) per share (EPS) with a presentation of basic EPS and diluted EPS. Basic EPS is calculated by dividing the income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Basic and diluted EPS were the same for 1999 and 1998 because there was no potential common stock outstanding.

Accounting Estimates - The preparation of financial statements in conformity generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Stock-Based Compensation - As permitted under the SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounts for its stock-based compensation in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. As such, compensation expense is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price. Certain pro forma net income and EPS disclosures for employee stock option grants are also included in the notes to the financial statements as if the fair value method as defined in

-9-

SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method. There were no stock options granted during the period from inception to September 30, 2000.

Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, Disclosures About Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes cash, accounts payable, notes payable, and other debt, approximate the carrying value in the financial statements at December 31, 1999.

Income Taxes - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Recently Issued Accounting Pronouncements - SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998.This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for the Company's financial statements for the year ended December 31, 2001 and the adoption of this standard is not expected to have a material effect on the Company's financial statements.

Comprehensive Loss - Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income defines comprehensive income as all changes in shareholders' equity exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive loss was equal to its net loss for all periods presented in these financial statements.

Unaudited Information - The balance sheet as of September 30, 2000 and the consolidated statement of operations for the nine-month period ended September 30, 2000 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of September 30, 2000 and the results of operations for the nine months ended September 30, 2000.The results of operations for the interim period presented are not necessarily indicative of those to be expected for the year.

2. Equipment and Furniture:

Equipment and furniture at December 31, 1999 consists of the following:


Furniture and fixtures                      $4,695
Computers and equipment                      8,521
Software and other                             276
                                             -----
                                            13,492
Less accumulated depreciation
 and amortization                           (9,214)
                                             -----
                                           $ 4,278
                                           =========

Depreciation and amortization expense of $2,359 and $2,837 was charged to operations for the years ended December 31, 1999 and 1998, respectively.

                                       -10-


3.        NOTES PAYABLE, RELATED PARTIES

As of December 31, 1999 the Company had over 20 notes payable to various stockholders with the majority in default at year-end. Interest was paid in stock at the time the notes were signed, with additional stock paid as default interest. Interest expense was based on the value of the stock at the time of transaction. In April 2000, approximately $119,000 of these notes were paid and approximately $181,000 were converted into common and preferred stock.

4.     COMMITMENTS AND CONTINGENCIES:

Offices Leases - The Company leases office space under a lease which expires on August 31, 2001.Monthly lease payments are approximately $2,682.

Office rent expense totaled $32,512 and $19,222 for the years ended December 31, 1999 and 1998, respectively.

Accrued Consulting Expense - Due to limited working capital of the Company, all of the Company's employees agreed with the Company's Board of Directors to defer their salary until the Company obtains funding through public of private offering. As of December 31, 1999, a total of $401,560 was accrued and unpaid.

Enhancements and Co-Branding Agreement - The Company has entered into an agreement with InfoSpace.com, Inc., (InfoSpace), an existing internet director system and search engine. Pursuant to the agreement, advertising listings in the Company's directory will be linked to InfoSpace's existing directories and search engines. The Company also has the right to use InfoSpace's web-based software packages for use in website creation and integration of website into the Company's directory.

The agreement contains the following revenue sharing provisions:

* Website Revenue - Vequity shall pay a portion of website revenues ranging from $100 to $400 per website, based on the number of websites sold per year to a maximum fee of $6,000,000 per year.

* Advertising Revenues - The party selling will receive a commission of 30% and the remaining revenues will be shared equally.

* Referral Fees - The Company will reserve 80% of the fees generated from referrals by the Company to InfoSpace's co-branding services.

The term of the agreement is from August 1999 through August 2001, renewable automatically for successive one-year terms unless terminated by either party. Either party may terminate the agreement upon 60-days written notice.


5.   INCOME TAXES:

Under SFAS No. 109, deferred taxes result from temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The Company's deferred tax asset at December 31, 1999 of approximately $530,000 is the result of the net operating loss carryforward, which has a 100% valuation allowance resulting from the inability to predict sufficient future taxable income to utilize the assets. The valuation allowance for 1999 increased by $73,000 from 1998.At December 31, 1999, the Company has approximately $1,500,000 available in net operating loss carryforwards which begin to expire from 2011 to 2019.

-11-
Total income tax expense for 1999 and 1998 differed from the amounts computed by applying the U.S. Federal statutory tax rates to pre-tax income as follows:

                                                         1999         1998
                                                         ----         ----
Statutory rate                                         (34.0%)        34.0%)
State income taxes, net of Federal income tax benefit   (3.3%)        (3.3%)
Increase (reduction) in valuation allowance related
 to of net operating loss carryforwards and change
 in temporary differences                               37.3%         37.3%
                                                         ----         ----
                                                      $     -      $      -
                                                         ====         ====

6.        STOCKHOLDERS' EQUITY:

The Board of Directors has the authority to designate and issue preferred stock and to designate the rights, privileges and preferences of each class of preferred stock.

In 1997 and 1998, the Company issued a total of 200,000 shares of Series A Senior Redeemable and Convertible Preferred Stock (Series A Preferred) for proceeds of $200,000.The Series A preferred is redeemable at $1.00 per share and was originally scheduled to be redeemed by the Company on or before January 1, 1999.Because the redemption did not occur as scheduled, in April and May 2000, the Company entered into a settlement agreement with the holders whereby the Company issued a total of 2,500,000 shares of common stock and agreed to make cash payments totaling $225,000 on or before June 15, 2001. The common shares have been recorded as a dividend to the preferred shareholders, and the cash payments are being accrued as a dividend.

In 1999 the Company issued 10,000 shares of Series B Redeemable and Convertible Preferred Stock (Series B Preferred) for proceeds of $10,000.From January 1, 2000 through September 30, 2000, the Company issued 557,500 shares of Series B Preferred for proceeds of $557,500.The Series B Preferred is redeemable and convertible at the sole discretion of the Company, under one of the following options:

* Option One - The Company will redeem the Series B Preferred for a cash payment of $1.00 per share, within two years of the date of purchase. If the cash payment is not made when due, a penalty of $0.05 per share per month will accrue, up to a maximum penalty of $1.00 per share. In addition, the Company will issue to the holder two to five shares of common stock for each share of Series B Preferred purchased. The number of shares of common stock to be issued is dependent upon the amount of the shareholder's investment. These shares were issued along with the preferred stock as the Company intends to exercise this option.

* Option Two - The Company may redeem and convert the Series B Preferred shares for no cash and seven common shares (including the shares already issued) for each preferred share.

The Company intends to exercise Option One, therefore the Series B Preferred shares have been classified outside of the stockholders' equity section of the accompanying balance sheet.

In conjunction with the Series A and Series B preferred stock offerings, the Company has issued a total of 3,385,540 common shares. The proceeds of the offerings were allocated to the preferred and common shares based upon their relative fair values. The carrying value of the preferred stock is then being accredited to its redemption price of $1.00 per share.

                                       -12-


[CAPTION]
Vequity Corporation
(A Development Stage Company)
Financial Statements
For the Years Ended
December 31, 1999 and 1998 and For the
Nine Months Ended September 30, 2000 and 1999 (Unaudited)



                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any change or disagreement with accountants in the last two fiscal years.

                              ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the Shares and Warrants offered hereby. This prospectus, filed as a part of the registration statement does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the terms of referenced contracts, agreements or documents and are not necessarily complete. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. The registration statement and the exhibits and schedules filed with the Securities and Exchange Commission may be inspected by you at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The commission also maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. For further information pertaining to us and the Shares and Warrants offered by this prospectus, reference is made to the registration statement.

We intend to furnish annual reports to Shareholders that will include audited financial statements reported on by our Certified Public Accountants. In addition, we may issue unaudited quarterly or other interim reports to Shareholders, as we deem appropriate. We will comply with the periodic reporting requirements imposed by the Securities Exchange Act of 1934.

                             SUBSCRIPTION PROCEDURES

After the registration statement has been declared "effective," we will provide to each prospective investor a copy of the final Prospectus relating to this offering that will include an agreement to purchase Shares of the Common Stock (the "Subscription Agreement,"). Completed Subscription Agreements, together with the appropriate payment for the Common Stock, must be delivered to one of our officers or directors or mailed to our office before a subscription can be accepted. (See "How to Subscribe," below)

Receipt of a Subscription Agreement together with a tender of payment for the subscribed Shares as described herein shall not constitute acceptance of a subscription. All subscription payments and executed Subscription Agreements will be delivered to our office for consideration for acceptance and for processing of the written confirmation of sale.

We will process and consider for acceptance all qualified subscriptions in the order received. Stock certificates will not be issued to Subscribers until such time as the funds related to the purchase of Common Stock have been received by us and subsequently clear our bank, or are determined to be good funds and a written confirmation of sale has been sent to the Subscriber. Our acceptance of a subscription shall be evidenced solely by the delivery to the Subscriber of a written confirmation of sale.In the case of advertisers desiring to purchase Shares or exercise Warrants, we must also verify that a website has been purchased or renewed before we will issue Shares. Until such time as stock certificates are issued to the Subscribers, the Subscribers will not be considered Shareholders of Vequity. Subscribers will have the right to a return of their subscription payment within 30 days of receipt, unless we accept such payment and issue the written confirmation of sale.Any and all interest earned on such funds will belong to Vequity and such funds will not be escrowed.

[CAPTION]

PART II . INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitations of Liability of Directors and Indemnification of Directors and Officers

As permitted by the Colorado's business corporation law, our Articles of Incorporation provide that our Directors and officers shall not be liable to Vequity or its Shareholders for any action they may take, or omit to take, in their capacity as Directors or officers if, in connection with such action or omission, the Director or officer acted in good faith, with the care an ordinary prudent person in a similar position would take, and in a way that he or she believes to be in the best interests of the corporation. In carrying out their duties, our Directors and officers are entitled to rely upon the information, opinions, reports, statements, financial statements and other financial data prepared by others that the Director or officer reasonably believes to be reliable and competent in the matters presented or within such persons' professional or expert competence.

Further, as allowed under Colorado's business corporation law, our Articles of Incorporation eliminates the personal liability of our Directors to Vequity or its Shareholders for monetary damages for breach of fiduciary duty as a Director, except in the following circumstances:

(1) for breach of the Director's duty of loyalty to Vequity or its Stockholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(3) for voting for or assenting to an unlawful distribution; or
(4) for any transaction from which the Director derived an improper personal benefit.

Our Director's and officer's do not have personal liability for any injury to a person or property arising out of a tort committed by our employees, unless the officer or Director was personally involved in the tort or committed a criminal offense in connection with the tort.

Our Articles of Incorporation provide that we indemnify any person made party to a threatened, pending or completed action, suit, civil, criminal, administrative or investigative proceeding, whether formal or informal, because such person was or is serving as a Vequity Director. This indemnity extends to a Director upon a determination by the Board of Directors that the Director being indemnified acted in good faith and reasonably believed that his or her conduct was in our best interest. In a criminal matter the indemnity is extended if it is determined by the Board of Directors that the Director being indemnified had no reasonable cause to believe that his or her action was unlawful. Indemnity does not extend to a Director, if the Director is adjudged liable to us or is adjudged liable on the basis of having derived an improper personal benefit.

In addition to the indemnity provided to its Directors, we shall advance the costs of defense to a Director named in a proceeding, provided that the Board of Directors determines that the facts known to the board do not preclude indemnification and that the Director furnishes us with a written affirmation that he or she has met the standards of conduct required of Directors by Colorado law and that he or she will repay the advance if it is ultimately determined that he or she did not meet the standard of conduct required by Colorado law.

Our Articles of Incorporation also provide that our officers will be indemnified and will have their expenses advanced if they are involved in a legal proceeding as a result of their service as an officer upon the same basis as the Directors are indemnified.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Filing Fee            $   13,728
Accounting Fees                                          $   25,000
Legal Fees                                               $   25,000
Printing and Engraving Fees                              $   17,000
Edgar Filing Costs                                       $    1,000
Blue Sky Fees and Expenses                               $   50,000
Transfer Agent Fees                                      $  125,000
Advertising and Promotion                                $  500,000
Miscellaneous Expenses                                   $   50,000
                                                         ----------
     Total                                               $  806,728

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Since August of 1997 the Registrant has issued securities without registration under the Securities Act in the following transactions:

1. In 1996 the Registrant made a Regulation D offering of its common stock that was sold by the Registrant's management. These sales were made in reliance upon Rule 504 and not as a result of any general solicitation or advertising. The aggregate offering price did not exceed $1,000,000. The securities issued were without a restrictive legend. Many of the Shares purchased in this offering were not actually issued until a later date. Shares sold in this offering that were issued within the past three years are as follows:





Name                            Date of Issue   Number of shares  Consideration Per Share
----                            -------------   ----------------  -----------------------
Bruce E. Banke                 12/03/1997            1,000              $0.50
Ross A. Banke                  12/03/1997            1,000              $0.50
Dona Bustamante                06/29/1998            7,000              $0.71
Freda Darling                  01/17/1998           10,000              $0.50
Raymond W. & Susan C. Evans    01/17/1998           10,000              $0.50
Timothy L. Foerster            01/17/1998           10,000              $0.50
Evette Higley                  01/17/1998              600              $0.33
Fred C. Hill & Elaine C. Hill  01/17/1998            6,000              $0.50
Norman J. & Anita J. Schneider 01/17/1998           10,000              $0.50
L. Foerster IRA Acct.          01/17/1998           20,000              $0.20
Nicholas E. MacFalls           03/03/1998            1,250              $1.00

2.   The Registrant issued 773,969 Shares of Series "B" Preferred stock pursuant to a Regulation D offering for a consideration of  $1.00 per share.  The Shares were sold by the Registrant's management. These sales were made in reliance upon Rule 504 and not as a result of any general solicitation or advertising.  The aggregate offering price did not exceed $1,000,000.  The securities issued were restricted as to their resale without registration or an exemption therefrom.  Pursuant to redemption rights with respect to the Series "B" Preferred Shares, we issued 2,376,568 Shares of common stock to the Preferred shareholders as a partial redemption of their Preferred Shares.  The
Preferred shareholders receiving common stock pursuant to the partial redemption are as follows:

Name                            Date of Issue   Number of shares      Consideration Per Share
----                            -------------   ----------------      -----------------------
David G. Anderson                04/30/2000       40,000             Shares issued/partial redemption
James D. Bechtel                 04/04/2000       14,000             Shares issued/partial redemption
Lavell & Patti Edwards           04/30/2000       20,000             Shares issued/partial redemption
Richard W. James                 04/30/2000      120,000             Shares issued/partial redemption
R. Marc Ferguson Living Trust    03/03/2000       20,000             Shares issued/partial redemption
Rod E. Holcomb                   01/21/2000       15,000             Shares issued/partial redemption
Scott Robinson                   04/06/2000      100,000             Shares issued/partial redemption
Jack D. Anderson                 02/15/2000      100,000             Shares issued/partial redemption
Frederick & Robyn Balli          04/21/2000      294,390             Shares issued/partial redemption
Bijoux By Rebecca, Inc.          04/10/2000      100,000             Shares issued/partial redemption
Robert L. Bland                  02/15.2000       60,000             Shares issued/partial redemption
William Carey                    03/31/2000       10,000             Shares issued/partial redemption
Patricia Carr                    04/10/2000       20,000             Shares issued/partial redemption
Gary N. Clark                     03/6/2000      250,000             Shares issued/partial redemption
Chari Crawford                    02/1/2000       20,000             Shares issued/partial redemption
Richard & Lisa Davis             04/30/2000       10,000             Shares issued/partial redemption
Robert Dickson                    05/5/2000      100,000             Shares issued/partial redemption
Alvin G. Eisele & Doris Eisele   04/30/2000       21,530             Shares issued/partial redemption
Leatrice Garcia                  12/30/1999       10,000             Shares issued/partial redemption
Steven & Laura Garvert            2/15/2000       10,000             Shares issued/partial redemption
Dennis Graves                    04/30/2000       11,290             Shares issued/partial redemption
Harrison Investment LC Ret. Plan    02/1/00       20,000             Shares issued/partial redemption
Claudia N. Hawley                 02/2/2000        8,000             Shares issued/partial redemption
Evette Higley                     02/9/2000       10,000             Shares issued/partial redemption
Fred C. Hill & Elaine C. Hill     03/7/2000        4,000             Shares issued/partial redemption
Thomas N. Huckin                 04/30/2000       40,000             Shares issued/partial redemption
Scott & Elizabeth Jones          04/30/2000       13,082             Shares issued/partial redemption
Craig A. Larson                  04/30/2000       10,000             Shares issued/partial redemption
Robert & Michelle Larson         04/30/2000       20,000             Shares issued/partial redemption
Scott & Catherine Lemley          02/1/2000       10,000             Shares issued/partial redemption
Jon Lutz                          05/5/2000      100,000             Shares issued/partial redemption
Elaine Manwaring                 02/15/2000        2,000             Shares issued/partial redemption
Michael P. McGrath               01/24/2000       12,000             Shares issued/partial redemption
Travis & Sherri McQuivey         04/30/2000        5,000             Shares issued/partial redemption
Steve Murphy                      05/5/2000       10,000             Shares issued/partial redemption
Henry & Diane P. Narvfaez        12/30/1999       10,000             Shares issued/partial redemption
Paul & Wendy Naylor              03/16/2000       10,000             Shares issued/partial redemption
Dwight D. & Janice J. Nissen     04/30/2000        5,759             Shares issued/partial redemption
Bobbi Ann & George Peerless       02/9/2000      120,000             Shares issued/partial redemption
James R. & Joan M. Penneck       04/30/2000       30,000             Shares issued/partial redemption
Charles and Annie Preti          04/30/2000       10,000             Shares issued/partial redemption
Eugene & Elizabeth Ramazetti     06/30/2000       10,000             Shares issued/partial redemption
John D. Reid                     02/23.2000        2,000             Shares issued/partial redemption
Darrin & Devin Schallock          03/2/2000        5,000             Shares issued/partial redemption
Robert & Sharon M. Schallock     01/24/2000        7,000             Shares issued/partial redemption
Alvin J. & Odelia C. Schmidt     04/30/2000        5,759             Shares issued/partial redemption
Gordon & Ester Seaver            03/13/2000       20,000             Shares issued/partial redemption
Chad Shelly                       03/2/2000       10,000             Shares issued/partial redemption
Larry Starr                       03/9/2000       20,000             Shares issued/partial redemption
Nathaniel Tanner                 03/31/2000       10,000             Shares issued/partial redemption
Susan K. Torfin                   03/6/2000       20,000             Shares issued/partial redemption
Jack Turner                       03/2/2000        2,000             Shares issued/partial redemption
Brant Wadsworth                   02/9/2000       28,000             Shares issued/partial redemption
Danny & Anita Yin                 03/6/2000      400,000             Shares issued/partial redemption
John & Carolyn Fulton             01/21/2000      10,000             Shares issued/partial redemption

3.   In the past three years the Registrant has issued Shares to a number of persons in exchange for services rendered to the Company. These Shares were issued directly from the Company to the individuals. At the time of issue the Shares were essentially without value and the individuals involved accepted the Shares in the hope that at some future time the Company would be able to implement its business plan and commence operations.  These Shares were issued in reliance upon
Section 4(2) of the Securities Act. The Shares were not issued as a result of a any general solicitation or advertising. The securities issued were restricted as to their resale without registration or an exemption therefrom.

Name                            Date of Issue   Number of shares  Consideration Per Share
----                            -------------   ----------------  -----------------------
Gary A. Syddall                  06/18/1998        5,000          Services
Todd A. Gibson                   06/18/1998       60,000         Services
Marion & Mindy Harris            06/18/2000        1,000          Services
Charles Dekker & Susan Dekker    01/27/1999        6,675          Services
Phil & Veronica Hildebrand       01/27/1999       32,382          Services
Bill & Patricia Jorgensen        01/27/2000        1,000          Services
George & Julianna Sowards        01/27/2000       57,725          Services
Gary Sydall                      01/27/2000       10,000          Services
Charles Dekker & Susan Dekker    10/1/1999       150,000          Services
Richard W. James                 06/10/2000       80,000          Services
Dirk L Cline                     04/30/2000    1,230,000          Services
Todd A. Gibson                   04/30/2000      191,000          Services
Chris & Heather Hansen           04/30/2000        3,000          Services
Gwin Johnston                    04/30/2000       25,000          Services
Ronald E. Moitzfield             04/30/2000      103,000          Services
Thomas H. Moore III              04/30/2000        9,000          Services
Jacqueline Reeves                04/30/2000        6,800          Services
Robert & Sharon M. Schalloock    04/30/2000        3,700          Services
Donald & Sandra Starks           04/30/2000       16,000          Services
Gary A. Syddall                  04/30/2000      102,800          Services
Susan K. Torfin                  04/30/2000        2,000          Services
Brant Wadsworth                  04/30/2000        2,000          Services
Jack D. Anderson                 02/15/2000       12,000          Services
Robert L. Bland                  02/15/2000        2,000          Services
Robert Dickson                   05/05/2000        2,000          Services
Kenneth Eade                     08/31/2000      100,000          Services
Leatrice Garcia                  12/30/1999        1,000          Services
Todd A. Gibson                   11/29/2000        9,000          Services
Gary N. Clark                    03/06/2000        7,000          Services
Claudia N. Hawley                02/09/2000        6,000          Services
Evette Higley                    02/09/2000        3,400          Services
J. Brent & Vicki H. Garfield     04/30/2000      150,000          Services

4.    In the past three years the Registrant has issued Shares to a number of persons who have made loans to the Company.  The Shares were issued by the Company's management in lieu of paying interest on loans.  The transactions have been negotiated with the individuals involved.  These Shares were issued in reliance upon Section 4(2) of the Securities Act.  The Shares were not issued as a result of any general solicitation or advertising.  The securities issued were restricted as to their resale without registration or an exemption therefrom.

     Name                          Date of Issue    Number of Shares  Consideration Per Share
     ----                          ---------------  ----------------  -----------------------

Dennis Graves                        11/13/1997       15,500     In lieu of interest on $5,500 loan
Frederick & Robyn Balli              06/18/1998      220,000     In lieu of interest on $50,000 loan
Roger G. Nedrow                      06/19/1998       87,500     In lieu of interest on $10,000 loan
Dwight D. & Janice J. Nissen          08/4/1998       10,000     In lieu of interest on $2,500 loan
Timothy & Gail Foerster               08/4/1998       10,000     In lieu of interest on $2,500 loan
James R. & Joan M. Penneck           10/29/1998       90,000     In lieu of interest on $15,000 loan
Alvin J. & Odelia C. Schmidt          08/4/1998       10,000     In lieu of interest on $2,500 loan
Alvin G. Eisele & Doris S.  Eisele   07/29/1998       20,000     In lieu of interest on $5,000 loan
Alvin G. Eisele & Doris S. Eisele     10/9/2000       20,000     In lieu of interest on $5,000 loan
Frederick & Robyn Balli              01/27/1999      150,000     In lieu of interest on $50,000 loan
Mary A. Ferguson Living Trust        02/25/1999       75,000     In lieu of interest on $25,000 loan
Donald D. & Sandra C. Starks         04/15/2000       50,000     In lieu of interest on $10,000 loan
Richard W. Davis & Lisa Davis        04/30/2000       23,500     In lieu of interest on $10,000 loan
Richard W. Davis & Lisa Davis        04/30/2000       10,000     In lieu of interest on $10,000 loan
Mary A. Ferguson Living Trust        04/30/2000       50,000     In lieu of interest on $10,000 loan
Timothy & Gail Foerster              04/30/2000        5,758     In lieu of interest on $2,500 loan
Dennis R. Graves                     04/30/2000       33,500     In lieu of interest on $5,500 loan
Colleen M. Jones                     04/30/2000       30,000     In lieu of interest on $10,000 loan
Scott & Elizabeth Jones              04/30/2000       18,000     In lieu of interest on $6,000 loan
Scott & Elizabeth Jones              04/30,2000       30,000     In lieu of interest on $15,000 loan
Frederick & Robyn Balli              04/21/2000      294,390     In lieu of interest on $50,000 loan
R. Marc Ferguson Living Trust         1/17/1998      130,000     In lieu of interest on $25,000 loan
R. Marc Ferguson Living Trust        03/15.2000       20,000     In lieu of interest on $25,000 loan
David G. Anderson                    04/30/2000       45,000     In lieu of interest on $20,000 loan
Craig A. Larson                      09/23/1998       50,000     In lieu of interest on $5,000 loan
Craig A. Larson                      09/23/1998       37,000     In lieu of interest on $10,000 loan
James R. & Joan M. Penneck           03/31/2000      100,000     In lieu of interest on $5,000 loan
Scott C. & Kathy D. Robbins          09/11/1997        9,000     In lieu of interest on $3,000 loan
James D. Bechtel                     07/23/1998       25,000     In lieu of interest on $6,250 loan
James D. Bechtel                     04/30/2000       14,000     In lieu of interest on $6,250 loan

5.     On November 22, 1997, the Registrant issued 75,000 Shares of Preferred stock to Marilyn Call, the sister of Thomas H. Moore and wife of John R. Call, Directors of the Company, for a consideration of $0.93 per share. On January 17, 1998 125,000 Shares of Preferred stock were issued to JL Cook
Trustee for Joe L. Cook Company for a consideration of $0.13 per share. On April 30, 2000 the
Registrant issued 1,125,000 Shares of common stock to Marilyn Call as a result of a default on the conditions of the Preferred Shares held by Ms. Call. In addition, the Registrant issued 1,875,000
Shares of common stock to Joe L. Cook & Debra J. Cook and JL Cook Trustee for Joe L. Cook Co. as a
result of a default on the conditions of the Preferred Shares held by Mr. Cook. These Shares were issued in reliance upon Section 4(2) of the Securities Act. The Shares were not issued as a result of any general solicitation or advertising. The securities issued were restricted as to their resale without registration or an exemption therefrom.

6.   On January 17, 1998, the Registrant issued 150,000 Shares of common stock Joe L. Cook & Debra J.
Cook for a consideration of $0.33 per share, and issued an additional 450,000 Shares of common stock to JL Cook TTEE Joe L. Cook Co. for a consideration of $0.13 per share. These Shares were issued in reliance upon Section 4(2) of the Securities Act. The Shares were not issued as a result of any general solicitation or advertising. The securities issued were restricted as to their resale without registration or an exemption therefrom.


7.   On November 22, 1997, the Registrant issued 575,000 Shares of common stock to Marilyn Call for a consideration of $0.01 per share. These Shares were issued in reliance upon Section 4(2) of the
Securities Act.The Shares were not issued as a result of any general solicitation or advertising.The securities issued were restricted as to their resale without registration or an exemption therefrom.


[CAPTION]
ITEM 27       EXHIBITS

Exhibit Number                                   Description
--------------                       --------------------------------------
3.1                                  Restated Articles of Incorporation
3.2                                  By-Laws
4.1                                  Instrument Defining Rights of Preferred
                                     Shareholders
4.2                                  Series "A" Warrant
4.3                                  Series "B" Warrant
4.4                                  Lock-up Agreement
5.1                                  Legal Opinion on Legality of Shares and
                                     Consent of Counsel
10.1                                 Investortiser(r) Patent Application
10.2                                 License from Thomas H. Moore to Vequity
                                     for Investortiser(r) Concept
10.3                                 License and Co-Branding Agreement with
                                     InfoSpace.com Inc.
23.1                                 Consent of Experts
27                                   Financial Data Schedule

[CAPTION]
ITEM 28   UNDERTAKINGS

     The undersigned Registrant hereby undertakes to:

(1) file, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10 (a) (3) of the Securities
Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) include any additional or changed material information on the plan of distribution;

(2) determine liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities being offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

(3) file post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The undersigned Registrant hereby undertakes (1) to provide to transfer agent, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser; (2) that for the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed a part of this Registration Statement in reliance upon Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective; and (3) that for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration Statement herein, and treat the offering of the securities at that time as the initial bona fide offering of those securities.

                                    SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB.2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado on *September25, 2000.

                                     VEQUITY CORPORATION

                               By:  ___________________________
                                     Thomas H. Moore, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Moore, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all pre. or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Act of 1933, as amended, this Registration Statement has been signed below signed by the following persons in the capacities indicated on *September25, 2000.


___________________ , Chairman, President, Chief Executive Officer and Director
  Thomas H. Moore

____________________, Executive Vice President and Director
Ronald E. Moitzfield

___________________________ , Director
      John R. Call

____________________________, Treasurer, Chief Financial Officer
Richard W. James

[CAPTION]
Exhibit 3.1
RESTATED ARTICLES OF INCORPORATION OF
VEQUITY CORPORATION

The following restated Articles of Incorporation of Vequity Corporation containing amendments to the Articles of Incorporation in effect prior hereto has been adopted by the Board of Directors of the corporation and has been presented to the shareholders of the corporation entitled to vote in accordance with C.R.S. section 7-107-105 and 7-110-107 and has been approved by a majority of the shareholders.

Upon filing of these Restated Articles of Incorporation with the Secretary of State of Colorado these Restated Articles of Incorporation shall supersede the original Articles of Incorporation and all amendments thereto.

                                    ARTICLE I
                                      NAME

       The name of the corporation is Vequity Corporation.

                                   ARTICLE II
                                    PURPOSE

The corporation is organized for any lawful purpose and shall further have unlimited power to engage in and do any lawful act concerning any and all business for which corporations may be organized under the Colorado Business Corporations Code and any amendments thereto.

                                  ARTICLE III
                                     SHARES

The corporation shall have authority to issue one hundred million (100,000,000) shares of its common stock with each share having a par value of $ .001. The shares may be issued upon such terms and in such classes or series as the Board of Directors may from time to time authorize. The Board of Directors may determine the classes, preferences, limitations and relative rights of the shares to be issued and is authorized to file an amendment to the Articles of Incorporation without shareholder approval setting forth the class or series, the preferences, limitations and relative rights of shares to be issued.

Each owner of common stock of the corporation shall be entitled at all shareholder's meeting to one vote for each share of stock in his or her name on the books of the corporation, unless such share is issued pursuant to limitations determined by the Board of Directors in accordance with the procedures set forth in the preceding paragraph.

The corporation shall have the authority to issue five million (5,000,000) shares of preferred stock with each share having a par value of $ .001. Said preferred stock may be issued from time to time in one or more classes or series, with such dividend rates, voting rights, or conversions, rights upon dissolution or liquidation and with such designations, preferences and relative participation, optional or other special rights or qualifications, limitations or restrictions thereof, as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued.

All shares of the corporation when issued shall be fully paid and nonassessable.

                                   ARTICLE IV
                          REGISTERED OFFICE AND AGENT

The street address of the corporation's registered office and the name of its registered agent at that office is as follows:

                       Thomas H. Moore
                       Vequity Corporation
                       2305 East Arapahoe Road, Suite 220
                       Littleton, Colorado 80122

I hereby consent to my appointment as the registered agent for Vequity Corporation.


/s/ Thomas H. Moore
----------------------
/s/ Thomas H. Moore


                             ARTICLE V
                          PRINCIPAL OFFICE

The address of the corporation's principal office is:

                         Vequity Corporation
                         2305 East Arapahoe Road, Suite 220
                         Littleton, Colorado 80122

                             ARTICLE VI
                             DIRECTORS

The Board of Directors at the time of the filing of these Restated Articles of Incorporation consists of three members as follows:

           Thomas H. Moore
           2305 East Arapahoe Road, Suite 220
           Littleton, Colorado 80122

           Ron Moitzfield
           2305 East Arapahoe Road, Suite 220
           Littleton, Colorado 80122

           John R. Call
           7223 Routt Dr.
           Arvada, Colorado 80005

The minimum and maximum number of Directors of the corporation shall be fixed by the bylaws of the corporation. The number of Directors within the range established by the bylaws may be fixed or changed from time to time by the Board of Directors.

The terms of Directors shall be staggered by dividing the number of Directors into three groups with each group containing one-third of the total, as near as may be. The terms of the Directors in the first group will expire at the first annual meeting of shareholders after their election. The terms of the second group will expire at the second annual meeting of shareholders after their election and the terms of the third group shall expire at the third annual meeting of shareholders after their election. Upon the expiration of the initial staggered terms, Directors shall be elected for terms of three years to succeed those whose terms expire.

If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill such vacancy or vacancies by resolution of the Board of Directors determined by majority vote of the Directors remaining in office.

Directors may be removed from office before the expiration of their term only for cause.

The Board of Directors may exercise all discretionary powers allowed to Directors to the fullest extent provided by the Colorado Business Corporations Act.

                             ARTICLE VII
                         CONFLICTS OF INTEREST

No conflicting interest transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the corporation's Board of Directors or of the committee of the Board of Directors which authorizes, approves or ratifies the conflicting interest transaction or solely because the director's vote is counted for such purpose if:

The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum; or

The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, if the transaction requires a vote of the shareholders, is specifically authorized, approved, or ratified in good faith by a vote of the shareholders and the conflicting interest transaction; or

The conflicting interest transaction is fair to the corporation.


                          ARTICLE VIII
                       SHAREHOLDER ACTIONS

There shall be no cumulative voting in the election of Directors.

Any action taken by the shareholders of the corporation shall be taken at a shareholder meeting duly called and noticed pursuant to Colorado Business Corporations Act.

For the following actions two-thirds (2/3) of the shareholders entitled to vote shall be required to constitute a quorum at a meeting for purposes of taking the action to be presented at the meeting. Once a share is represented at the meeting it is deemed present for the remainder of the meeting for quorum purposes, but shall not be deemed present for any adjournment of the meeting that will require the presence or representation of a new quorum. For the actions listed below a two-thirds vote of the shareholders represented at the meeting is required for the action to be approved.

actions to amend the Articles of Incorporation that require shareholder approval actions to amend the bylaws that require shareholder approval

                           ARTICLE IX
    LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

The Directors and officers of the corporation shall not be liable to the corporation or its shareholders for any action taken or omitted to be taken as Directors or officers if, in connection with such action or omission, the director or officer acted in good faith, with the care an ordinary prudent person in a similar position would take, and in a way that the director or officer believed to be in the best interest of the corporation. In carrying out their duties, Directors and officers of the corporation are entitled to rely upon the information, opinions, reports, statements, financial statements and other financial data prepared by others that the director or officer reasonably believes to be reliable and competent in the matters presented or within such persons professional or expert competence.

Specifically with respect to monetary damages for breach of fiduciary duty and not by way of limitation of the preceding paragraph, Directors of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except in the following circumstances:

-  for a breach of the director's duty of loyalty to the     corporation or its
stockholders;

for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
for voting for or assenting to an unlawful distribution; or for any transaction from which the director derived an improper personal benefit.

The corporation's director's and officer's shall not have personal liability for any injury to a person or property arising out of a tort committed by a corporate employee, unless the officer or director was personally involved in the tort or committed a criminal offense in connection with the tort.

The corporation shall indemnify any person made a party to a threatened, pending or completed action, suit, civil, criminal, administrative or investigative proceeding, whether formal or informal, because such person was or is serving as a director. This indemnity extends to a director upon a determination by the Board of Directors that the director being indemnified acted in good faith and reasonably believed that his or her conduct was in the best interest of the corporation. In a criminal matter the indemnity extends upon a determination by the Board of Directors that the director being indemnified had no reasonable cause to believe that his or her action was unlawful. Indemnity does not extend to a director, if the director is adjudged liable to the corporation or is adjudged liable on the basis of having derived an improper personal benefit.

In addition to the indemnity provided to its Directors, the corporation shall advance the costs of defense to a director named in a proceeding, provided that the Board of Directors determines that the facts known to the Board do not preclude indemnification and that the director furnishes the corporation with a written affirmation that the director has met the standards of conduct required of Directors by Colorado law and that the director will repay the advance if it is ultimately determined that the director did not meet the standard of conduct required by Colorado law.

The corporation will also indemnify it officers and advance expenses if they are involved in a legal proceeding as a result of their service as an officer upon the same basis as the Directors are indemnified.

It is the intent of the provisions of this Article to provide the Directors and Officers of the corporation with (a) limitations of liability to the corporation and its shareholders, (b) indemnification and (c) covenants for the advancement of costs, all to the fullest extent allowed under Colorado law.


Dated this 26th day of May, 2000.

The above restated Articles of Incorporation have been approved by a majority vote of 94 % of the outstanding shares of the corporation and are approved, certified and submitted by the following that constitute all of the Directors of the corporation.


Thomas H. Moore
_________________________
Thomas H. Moore, Director



Ron Moitzfield
_______________________
Ron Moitzfield, Director



/s/ John R. Call
_______________________
/s/ John R. Call, Director


[CAPTION]
Exhibit 3.2
AMENDED BYLAWS OF
VEQUITY CORPORATION

                           ARTICLE I

1.Business Offices. The principal office of the corporation shall be at 2305 East Arapahoe Road, Suite 220, Littleton, Colorado 80122. The corporation may also have one or more offices at such other place or places within or without the State of Colorado as the Board of Directors may from time to time determine or as the business of the corporation may require.

Registered Office. The registered office of the corporation shall be as set forth in the Articles of Incorporation, unless changed as provided by the Colorado Business Corporation Code.

Shareholders Meetings

1. Annual Meetings. The annual meeting of shareholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held in each year on such date and time as the Board of Directors shall determine. If the day so fixed for such annual meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day.

Special Meetings. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President or by the Secretary upon the request (which shall state the purpose or purposes therefore) of the holders of not less than one-tenth (1/10) of the outstanding shares of the corporation entitled to vote at the meeting.
Place of Meeting.

Meetings of shareholders shall be held at such locations within or without the State of Colorado, as may be from time to time determined by the Board of Directors.
Notice of Meetings.

Notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) or more than sixty (60) days prior thereto to each shareholder of record entitled to vote thereat by delivering written or printed notice thereof to such shareholder personally or by mailing the same to his address as it appears on the stock transfer books of the corporation; provided, however, that if the authorized shares of the corporation are proposed to be increased, at least thirty (30) days notice in like manner shall be given. The notice of all meetings shall state the place, day and hour thereof. The notice of a special meeting shall, in addition, state the purposes thereof. Whenever any notice is required to be given by these Bylaws, the Articles of Incorporation of this corporation or by any of the corporation laws of the State of Colorado, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Fixing Record Date. The Board of Directors shall fix in advance a date not less than ten (10) nor more than fifty (50) days preceding the date of any meeting of shareholders, or the day for payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of authorized shares shall go into effect, or a date fixed as the final date for obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

Voting List. At least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote thereat or any adjournment thereof, arranged in alphabetical order, showing the address of each shareholder and the number of shares held by each, shall be prepared by the officer or agent of the corporation who has charge of the stock transfer books of the corporation. Such list shall be open at the principal office of the corporation to the inspection of any shareholder during usual business hours for such period, and such list shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any shareholder who may be present.

Organization. The President or Vice President shall call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officers, any shareholder entitled to vote thereat, or any proxy of any shareholder may call the meeting to order and a chairman shall be elected. In the absence of the Secretary and Assistant Secretary of the Corporation, any person appointed by the chairman shall act as secretary of such meetings.

Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat shall when present in person or represented by proxy be requisite to and shall constitute a quorum at all meetings of shareholders for the transaction of business, except as otherwise provided by statute, the Articles of Incorporation, or by these Bylaws. In the absence of a quorum at any such meeting, a majority of the shareholders present in person or represented by proxy and entitled to vote thereat may adjourn the meeting from time to time without further notice until a quorum shall be present or represented.

Voting. At every meeting of shareholders, each shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact; provided, however, that no such proxy shall be valid after eleven (11) months from the date of its execution, unless such proxy expressly provides for a longer period. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose share are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledge shall be entitled to vote the shares so transferred. Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. In all elections of directors there shall not, unless otherwise specifically stated in the Articles of Incorporation, be cumulative voting, and every shareholder entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the corporation.

Election and Tenure. The business and affairs of the corporation shall be managed by a Board of Directors who shall be elected at the annual meetings of shareholders by a majority vote, and each director shall be elected to serve terms as provided in the Articles of Incorporation and until his successor shall be elected and shall qualify.

Number and Qualification.

The Board of Directors shall consist of at least three directors. In no event shall the corporation have more than nine directors. The Board of Directors shall fix the number and qualifications of directors and shall fill vacancies on the Board.

3. Organization Meetings. After each annual election of directors, the Board of Directors shall meet for the purpose of organization and/or transaction of any other business. A chairman shall be elected for the Board.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times as may be determined by the Chairman of the Board of Directors and specified in the notice of each such meeting.

5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board on three (3) days notice to each director, either personally, by mail, by telegram or by telephone, and shall be called by the Chairman of the Board in like manner and on like notice on the written request of 50% or more of the directors. The purpose of a special meeting of the Board of Directors need not be stated in the notice thereof.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places wither within or without the State of Colorado as shall from time to time be determined by the Chairman of the Board of Directors and designated in the notice of the meeting.

7. Quorum. A majority of the number of directors shall constitute a quorum at all meetings of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though they constitute less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by the reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders at which the vacancy for the term of director to be elected is to be held or until his successor shall be elected and shall qualify.

9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors may designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation; provided, however, that such committee shall in no case act to the exclusion of the Board of Directors whether in session or not.

Audit and Other Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors may designate two or more directors to constitute an audit or other committees to the extent provided in such resolutions. Such committees shall report to the Board and shall recommend actions for Board approval.

Compensation of Directors. Directors of the corporation may be paid such annual compensation as may from time to time be fixed by resolution of the Board of Directors. All directors may be allowed a fixed sum and expenses incurred for attendance at each regular or special meeting of the Board of Directors as may be from time to time fixed by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Stock Ownership. The Board of Directors has the power to authorize that all stock or other securities purchased by the corporation in any foreign or domestic corporation, be carried in the name of any brokerage house that the directors are then dealing with and that they then authorize such brokerage house to carry a particular security as a house account.

Authorized Issuance of Capital Stock. The Board of Directors shall have the power to issue the capital stock of the corporation to the full amount or number of shares authorized by the Articles of Incorporation, in such amounts and proportions as from time to time shall be determined by it, and to accept in full such property as it may determine shall be good and sufficient consideration and necessary for the business of the corporation.

Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Telephonic Communications. The Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment that enables all participants in the meeting to hear each other at the same time. Such participation shall constitute presence in person at the meeting.

1. Notices. Whenever under the provisions of a statute, the Articles of Incorporation or of these Bylaws notice is required to be given to any director or shareholder, it shall be construed to mean notice, given in writing, by United States first class mail, certified receipt requested or registered, postage prepaid and addressed to such director or shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

2. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of a statute, the Articles of Incorporation, or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before, at, or after the time stated therein, or the appearance of such person or persons at such meeting, or in case of a shareholders' meeting by proxy, shall be deemed equivalent thereto.

3. Action Without A Meeting. Any action required or which may be taken at a meeting of the directors, shareholders or members of any executive committee of the corporation, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, shareholders or members of the executive committee, as the case may be, entitled to vote with respect to the subject matter thereof.

1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The Board of Directors may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties from time to time may be determined by the Board of Directors. The salaries of all the officers of the corporation shall be fixed by the Board of Directors. One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the president.

2. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following to occur: His successor shall have been duly elected and shall have qualified; his death; his resignation; or his removal in the manner hereinafter provided.
3. Removal. Any officer or agent may be removed by the Board of Directors or by the executive committee whenever, in its judgment, the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

5. President. The president shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents, and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation shall hold any stock. He may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with regard to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect of such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject, however, to the instructions, if any, of the Board of Directors. The president shall have custody of the treasurer's bond, if any.

6.Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the Board of Directors. In the absence of the president, the vice president designated by the Board of Directors or (if there be no such designation) designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made, all vice presidents may exercise such powers and perform such duties.

7.The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, executive committee and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporation records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors; (d) keep at the corporation's registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the president or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision by the secretary.


8. Treasurer. The treasurer shall be the principal financial officer of the corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and quittances for monies paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer. The treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the Board of Directors statements of account, showing the financial position of the corporation and the results of its operations.
ARTICLE VI

Limitation of Liability and Indemnification
 Directors and Officers of the corporation shall be have a limitation of liability to the corporation and its shareholders and be indemnified and have costs advanced to the fullest extent allowed under Colorado law and in accordance with the Articles of Incorporation of the corporation.

Execution of Instruments

1. Execution. The president shall have the power to execute and the secretary shall have the power to attest to, on behalf and in the name of the corporation, any deed, contract, bond, debenture, note or other obligation or evidence of indebtedness, or proxy, or other instrument requiring the signature of an officer of the corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniary for any purpose or in any amount. 2. Checks and Endorsements. All checks and drafts upon the funds to the credit of the corporation in any of its depositories shall be signed by such of its officers or agents as shall from time to time be determined by resolution of the Board of Directors, which may provide for the use of facsimile signatures under specified conditions, and all notes, bills receivable, trade acceptances, drafts, and other evidences of indebtedness payable to the corporation shall, for the purpose of deposit, discount or collection, be endorsed by such officers or agents of the corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.

1. Certificates of Stock. The certificates of shares of the corporation shall be in such form not inconsistent with the Colorado Corporation Code and the Articles of Incorporation as shall be approved by the Board of Directors, and shall be numbered and shall exhibit the holder's name and number of shares, such other matters as shall be required by law, and shall be signed by the president, or a vice president, and the secretary, or an assistant secretary, and shall be sealed with the seal of the corporation or a facsimile thereof. In case any officer who has signed a certificate ceases to hold such office prior to the issuance or delivery of the certificate, such certificate may nevertheless be issued and delivered by the corporation as though the officer who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

2.Lost and Destroyed Certificates. In case any certificates of stock of the corporation shall be alleged to have been destroyed or lost, the corporation shall not be required to issue a new certificate in lieu thereof, except upon receipt of evidence satisfactory to the Board of Directors of the destruction or loss of such certificate, and, if so required by the Board of Directors, upon receipt also of a bond in such sum as the Board may direct, not exceeding twice the value of such stock and, if so required, with surety or sureties satisfactory to the Board, to indemnify the corporation against any claim that may be made against it on account of the alleged destruction or loss of such certificate.

3. Transfer of Stock Transfers of the shares of the stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary and upon the surrender of the certificate or certificates for such shares. The corporation, under the Articles of Incorporation, has the right to impose restrictions upon the transfers of any of the shares of the stock of the corporation, or any interest therein, and any transfers of shares shall be made in accordance with and subject to any such restrictions from time to time so imposed.

4. Agreement to Transfer StockAny agreement entered into by and between this corporation and/or its shareholders concerning the transfer of shares of said corporation, when any holder of stock in this corporation is desirous of selling or transferring all or any of his shares and/or the executor or administrator of any deceased holder of stock is desirous of selling or transferring all or any of such shares belonging to the estate of such deceased shareholder, shall not be inconsistent with the Articles of Incorporation and Bylaws of the corporation.

5. Consideration for Shares. shall be issued for such consideration, expressed in dollars (but not less than the par value thereof unless no par value) as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board. Such consideration may consist, in whole or in part, of money, other property (tangible or intangible), or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

The corporate seal shall be in such form as shall be approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The impression of the seal may be made and attested to by the secretary or an assistant secretary or the president for the authentication of contracts or other papers requiring the seal.

ARTICLE XI

Fiscal Year

The fiscal year of the corporation shall be such year as shall be adopted by the Board of Directors.
ARTICLE XII

Amendments

All Bylaws of the corporation shall be subject to alteration, amendment or repeal, and new Bylaws may be added by the affirmative vote of a majority of a quorum of the members of the Board of Directors and/or shareholders at any regular or special meeting except to the extent the Articles of Incorporation require a supermajority.

CERTIFICATE

The undersigned hereby certifies that the undersigned is the duly elected, qualified, acting and hereunto authorized secretary of this corporation and that the foregoing and annexed Bylaws constitute a true and complete copy of the Bylaws of said corporation presently in full force and effect.

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affixed hereto the seal of the corporation.

Date: May 26, 2000
                                                /s/  Thomas H. Moore
                                                  --------------------
STATE OF COLORADO            )
                             ) ss.:
CITY AND COUNTY OF  Jefferson)

Subscribed and sworn to before me this 26th day of May, 2000 by Thomas H. Moore, President of Vequity Corporation.

Witness my hand and official seal.

My commission expires:  4/20/2004

                                              /s/ J. Brent Garfield
                                              ---------------------
                                                  Notary Public
AMENDMENTS AND ADDITIONS TO THE
BYLAWS OF VEQUITY CORPORATION

Pursuant to directives from the Board of Directors, the following Amendments and Additions to the Bylaws are effective as of May 26, 2000.

Board of Directors

2. Number and Qualification. The Board of Directors shall consist of at least one director if the corporation shall have one sole shareholder, and at least two directors if the corporation shall have two or more shareholders. In no event shall the corporation have more than nine directors. Directors need not be shareholders or residents of the State of Colorado.
Shares of Stock

1.Certificates of Stock. The Certificates of shares of the Corporation shall be in such form not inconsistent with the Colorado Corporation Code and the Articles of Incorporation as shall be approved by the Board of Directors, and shall be numbered and shall exhibit the holder's name and number of shares, such other matters as shall be required by law, and shall be signed by the president, or a vice president, and the secretary, or an assistant secretary, and shall be sealed with the seal of the corporation or a facsimile thereof.

The Corporation shall be authorized to issue more than one class of stock or more than one series of any class, and the designations, preferences, and relative, participating, and the qualifications, limitations, or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation Shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Business Corporation Law of Colorado, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or right.

6. Treasury Stock. The Board of Directors shall have the authority to purchase or otherwise acquire in the name of the corporation, any of its own shares of stock offered or tendered by any such shareholder. Payment for such shares of stock may be made in cash, property, stock, debentures, bonds or other debt instruments as authorized and approved by the Board of Directors.

All such shares of stock purchased as aforesaid shall be transferred on the corporate books to the name of the corporation and held pending disposition by the Board of Directors.

----------------------                  ----------------------
     President                                 Secretary

[CAPTION]
Exhibit 4.1
Instrument Defining Rights of Preferred Shareholders

The following are excerpts from a Private Placement Memorandum (PPM) for Vequity Corporation, dated November 10, 1999.


                          PRIVATE PLACEMENT MEMORANDUM

                              VEQUITY CORPORATION

                               November 10, 1999

                                   $1,000,000

              Series B Redeemable and Convertible Preferred Stock
                            .001 Par Value Per Share

                 REGULATION D . RULE 504 . OFFERING MEMORANDUM

                              ********************
                        Minimum Offering: 25,000 Shares
                       Maximum Offering: 1,000,000 Shares
               Purchase Price: $1.00 Per Share of Preferred Stock
                              ********************

Vequity Corporation (the "Company" or "Vequity") is offering to sell a minimum of Twenty Five Thousand (25,000) Shares of Series B Redeemable and Convertible Preferred Stock ("Preferred Stock") and a maximum of One Million (1,000,000) Shares of Preferred Stock. See "DESCRIPTION OF SECURITIES".


















                      Price to Investors  Sales Commissions  Company Proceeds
                      ------------------  -----------------  ----------------
 Price Per Share        $1.00                   $0.10            $      .90
Minimum Offering      $25,000                  $2,500            $22,500
Maximum Offering   $1,000,000                $100,000           $900,000


(1) The Shares are being offered by the Company on a "best efforts, minimum Twenty Five Thousand
(25,000) Shares, maximum One Million (1,000,000) Shares basis." The Company is offering the Shares through its officers, directors and employees, who will not receive commissions. The Company may also offer the Shares through selected dealers who are members of the National Association of Securities
Dealers ("NASD"), and compensate such dealers in the amount of $0.10 per Share.  Such securities dealers may be deemed to be "Underwriters" as such term is defined in the Act. The Shares are offered when and if issued by the Company, subject to prior sale, withdrawal or cancellation of the offer without notice.  The Shares are also being offered for sale by Vequity Corporation as a self underwritten issue pursuant to Regulation D . Rule 504 of the Securities Act of 1933, as amended.

(2) Pending the sale of the minimum of 25,000 Shares, all of the proceeds of the Offering will be held by the Company acting as its own Escrow Agent in a special segregated interest-bearing escrow account at Firstbank of Colorado, N.A. Such funds will be returned to Subscribers with interest, but without deduction in the event the minimum number of Shares is not sold prior to the termination of the Offering Period. The Offering Period shall commence on the date of this Memorandum and shall continue for a period of three hundred sixty five (365) calendar days. The Offering Period can be shortened at the option of the Company.

(3) The "Company Proceeds" shown above is before deduction of offering expenses payable by the
Company, including filing, printing, legal, accounting and miscellaneous expenses of approximately
$7,500, resulting in net proceeds to the Company of approximately $15,000 if the minimum number of
Shares are sold, and approximately $892,500 in the event the maximum number of Shares are sold.

(4) The offering price has been arbitrarily determined and is not based upon any historical or projected earnings of the Company.




On Page 12 of the PPM, the rights of the Preferred Shareholders are defined as follows:

Vequity's Options for Redemption and Conversion of Preferred Shares: The Company intends to redeem and convert the Preferred Shares offered herein with one of the following two options:

OPTION #1: This Redemption and Conversion Option consists of both cash and Shares of Common Stock as payment. The "cash portion" payment of this Option is $1.00 per share, if redeemed on or before the Redemption Date If the cash portion payment is not made on or before the Redemption Date, a cash penalty of $.05 per share will be assessed for every month, or partial month, that Vequity does not redeem the Shares under this Option. However, the maximum cash penalty will be $1.00.The "stock portion" payment of this Option provides that the Company pay the Investor two to five Shares of Common Stock in exchange for each share of Preferred Stock that the Investor originally purchased. The number of Common Shares that will be paid is dependent upon the initial investment amount and is shown on the following Redemption and Conversion
Schedule:

 (a) Up to $24,999 = 2 Common Shares for every Preferred Share purchased;
 (b) $25,000 to $49,999 = 4 Common Shares for every Preferred Share purchased;
 (c) $50,000 or more = 5 Common Shares for every Preferred Share purchased.
                                 .OR.
OPTION #2: This Redemption and Conversion option gives Vequity the right (within two years of the sale of the Shares offered herein) to redeem & convert the Preferred Shares for no cash and 7 Common Shares for each Preferred Share.

The above stated options will be exercised at the sole discretion of the Company and there is no assurance that the Company will actually be able to exercise either option in the future.

[CAPTION]
Exhibit 4.2
Series A Warrant

                              SERIES "A" WARRANT
                   FOR THE PURCHASE OF SHARES OF COMMON STOCK

This STOCK PURCHASE WARRANT ("Warrant") is issued this _____ of ____________________, 200__, by VEQUITY CORPORATION, a Colorado corporation (the "Company") to____________________________(print), who is an advertiser and shareholder of the Company, ("Holder"). This Warrant has been issued by the Company to the Holder pursuant to a Registration Statement dated ____________, 2000.

1. Issuance of Warrant.For value received, the Company hereby grants to Holder, subject to the provisions set forth herein, the right to purchase an aggregate of _____ Shares ( ) common stock, $.001 par value per share, ("Shares"), subject to adjustment as set forth herein at an exercise price per share of $6.25 (the "Warrant Exercise Price") subject to adjustments as set forth herein.The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

2. Exercise of Warrant. This Warrant may be exercised by Holder as to all or any part of the Shares covered hereby at any time during the period (the "Exercise Period") commencing on the date of the first annual renewal of the Holders website advertisement with Vequity, in the manner and within the time period set forth in paragraph 3 below, and ending on the expiration of thirty days thereafter. Such renewal of the Holders website advertisement is a condition precedent to the exercise of this Warrant. This Warrant, if not exercised, will expire and become null and void upon the expiration of the Exercise Period for this Warrant. If, however, the final day for exercise of this Warrant is on a Saturday, Sunday, or a U.S. federal or Colorado state holiday observed by the closure of banks in Colorado, then this Warrant may be exercised on the next succeeding business day. This Warrant is subject to (i) redemption by the Company pursuant to the occurrence of the conditions set forth in paragraph 12 hereof; and (ii) earlier termination upon the occurrence of the conditions set forth in paragraph 8 hereof. This Warrant will be exercised upon mailing of the completed and executed Exercise Form attached hereto, for the numbers of Shares purchased, together with this Warrant and a certified or cashier's check payable to the order of the Company for the aggregate purchase price of the Shares so purchased, addressed to Vequity c/o Thomas H. Moore, 2305 East Arapahoe Road, Suite 220, Littleton, Colorado 80122 or at such other address as the Company shall designate in writing to Holder. Delivery shall be deemed accomplished as of the date such items are placed in the U.S. Mail (or any other mail delivery service), postage prepaid, addressed as set forth above. The following are additional items related to the exercise of this Warrant:

(a) Upon the exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to Holder a certificate or certificates in the name of Holder for the total number of whole Shares for which this Warrant is being exercised. Upon receipt by the Company of: (i) a properly completed Exercise Form, (ii) this original Warrant, and (iii) the funds required for the Exercise price, the Holder shall be deemed to be the Holder of record of the Shares to be issued upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder.

(b) If this Warrant shall be exercised with respect to less than all of the Shares, Holder shall be entitled to receive a similar warrant of like tenor and date covering the number of Shares in respect of which this Warrant shall not have been exercised.

(c) This Warrant shall lapse and shall be null and void, if not exercised by Holder during the Exercise Period, unless terminated sooner pursuant to the provisions of paragraph 8 or 12 hereof.

3. First Annual Renewal of Website Advertisement. The first annual renewal of the Holder's website advertisement may be accomplished after the Holder's initial purchase of website advertising from the Company and at any time during the period of thirteen (13) months thereafter. The first annual renewal of the Holder's website will be deemed complete upon the Company's receipt of payment for a second year of website advertising from the Holder.

4. Covenants of Company. The Company covenants and agrees that all the Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Shares to provide for the exercise of this Warrant and the delivery of the Shares upon such exercise.

5. Legend and Restrictions on Transfer. Any Shares issued as a result of the exercise of this Warrant will be restricted as to their transferability and will bear a restrictive legend as set forth herein. There is no established trading market or price for the company's Shares. The Company does not currently intend to register with the Nasdaq National Market or any other exchange or market until the Company's Management in its sole discretion determines to remove the legend and make application for inclusion in a national market. The company's transfer agent will not transfer these Shares unless approved by the company after consultation with counsel to determine that the transfer is in compliance with this agreement or that the legend may be removed and that the Shares may be transferred in compliance with the provisions of the Securities Act.

(a) No Shares issued as a result of the exercise of this Warrant may be transferred except as set forth below:

Any recipient of Shares issued as a result of the exercise of this Warranty may transfer its interest to immediate family members by transfer or inheritance. Immediate family members shall mean the spouse or children of a shareholder. In addition, a shareholder may transfer its interest to an LLC, partnership, corporation, trust or other entity controlled by such shareholder or such shareholder's immediate family members. All Holders agree to the restrictions on transfers specified herein.

(b) The following legend will appear on the Shares issued as a result of the exercise of this Warrant:

"The Shares evidenced by this certificate are subject to the transfer restrictions set forth in the "Warrant For The Purchase of Shares of Common Stock" pursuant to which these Shares were issued. These securities may not be offered or sold or transferred unless or until the transfer is approved by the Company after consultation with counsel to determine that the transfer is in compliance with the terms of this Warrant or until this legend is removed by the Company's Management, in its sole discretion."

6. Adjustments of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and number of Shares purchasable pursuant to this Warrant shall be subject to adjustment from time to time as follows:

(a) In the event the Company shall at any time after the issuance of this Warrant, and prior to its exercise or expiration, issue or sell any Shares through a registered public offering (excluding any Shares issued or sold pursuant to the Company's Registration Statement dated *, 2000 and any Shares issued pursuant to outstanding options, conversion rights or redemption rights) for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares, then, and thereafter successively upon each such issuance or sale, the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares shall forthwith be reduced to a Warrant Exercise Price (calculated to the nearest full cent) equal to the price at which such Shares were issued or sold. For the purposes of any computation to be made in accordance with the provisions of this paragraph the following provisions shall be applicable.

(i) In the event of the issuance or sale of Shares for cash, the consideration received by the Company therefore shall be deemed to be the net cash proceeds received by the Company for such Shares, after deducting commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such Shares.

(ii) In the event of the issuance or sale of Shares for consideration other than cash or consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Company for such Shares shall be deemed to be the fair market value of such consideration as determined by the Board of Directors of the Company, irrespective of any accounting treatment thereof.

(iii) In the event of the issuance of Shares as a dividend, the Shares shall be deemed to have been issued for consideration equal to the Warrant Exercise Price at the close of business on the dividend record date. If no dividend record date is fixed, the date on which the resolution of the Board of Directors of the Company declaring such dividend is adopted shall be treated as the record date.

(b.) In the event the Company shall at any time exchange as a whole, by subdivision or consolidation in any manner or by effecting a stock dividend, the number of Shares, then outstanding into a different number of Shares, with or without par value, then, thereafter, the number of Shares which Holder shall have the right to purchase (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares of the Company issued and outstanding by reasons of such change, and the Warrant Exercise Price of the Shares after such change shall, in the event of an increase in the number of Shares be proportionately reduced and in the event of a decrease in the number of Shares, be proportionately increased.

7. Survival of Mergers and Reorganizations. In the event of the reclassification of, or change in the outstanding Shares (other than a change in the number of Shares outstanding as a result of the sale or issuance of Shares and other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in the event of any consolidation or merger of the Company into, another corporation, the Company, or such successor Company, as the case may be, shall provide that Holder shall thereafter be entitled to purchase the kind and amount of Shares of stock and other securities and property receivable upon such reclassification, change, consolidation, or merger by a Holder of the number of Shares which this Warrant entitled the Holder thereof to purchase immediately prior to such reclassification, change, consolidation or merger. Such Company, which thereafter shall be deemed to be the Company for purposes of this Warrant, shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph 6 hereof.

8. Sale of Assets, Dissolution. In the event of the sale of all or substantially all the assets of the Company, or in the event of any distribution of all or substantially all of its assets in dissolution or liquidation, the Company shall mail notice thereof by certified mail to Holder, at the Holder's address on the books and records of the Company and shall make no distribution to the Shareholders of the Company until the expiration of thirty (30) days from the date of mailing of the aforesaid notice; provided, however, that in any such event if Holder shall not exercise this Warrant at or before the thirtieth (30th) day after the date of mailing such notice, this Warrant automatically becomes null and void. The Company shall not, however, be prevented from consummating any such sale without awaiting the expiration of such thirty (30) day period, it being the intent and purpose hereof to enable Holder, upon exercise of this Warrant, to participate in the distribution of the consideration to be received by the Company upon any such sale or in the distribution of assets upon any dissolution or liquidation.

9. No Fractional Shares. The number of Shares subject to issuance upon the exercise of this Warrant shall be rounded down to the nearest whole number of Shares so that no fractional Share or scrip shall be issued upon the exercise of this Warrant. Holder shall not be entitled to receive any compensation or property in lieu of such fractional Share that it may have been entitled to in the absence of this provision. It is the intent of the Company that all fractional interests shall be eliminated.

10.Notices. If there shall be any adjustment as provided in paragraph 6 hereof, or if securities or property other than Shares of the Company shall become purchasable in lieu of Shares upon exercise of this Warrant, the Company shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid, to Holder at its address shown on the books of the Company, which notice shall be accompanied by a certificate of either independent public accountants of recognized standing or the Chief Financial Officer of the Company, setting forth in reasonable detail the basis for the adjusted Warrant Exercise Price or the facts requiring any such adjustment.

11. Taxes. The issuance of any stock or other certificate upon the exercise of this Warrant shall be made without charge to Holder for any tax in respect of the issuance of such certificate. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder, as the registered Holder of this Warrant, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

12. Redemption. The Company may redeem (repurchase) this Warrant from the Holder for $1.00 per share at any time after its issuance and prior to its exercise or expiration by giving thirty (30) days prior written notice to the Holder by certified mail, return receipt requested at the Holder's address shown on the books of the Company. Notwithstanding the foregoing, upon receipt of a notice of the Company's intent to redeem this Warrant for $1.00 per share, the Holder may exercise this Warrant and purchase the Shares at the Warrant Exercise Price at any time within thirty (30) days from the date of the redemption notice in which event the Company shall not have the right the redeem the Warrant. If the Holder does not exercise this Warrant within such thirty (30) day period, then the Company will redeem (repurchase) this Warrant for the $1.00 per share redemption price. On and after the date and time fixed for any such redemption, Holder shall have no rights with respect to this Warrant except to receive the redemption price per share upon the surrender of this Warrant.

13. Limitations on Transferability of Warrant: This Warrant may not be transferred except to the Holder's immediate family members by transfer or inheritance. Immediate family members shall mean the spouse or children of a Warrant Holder. In addition, a Holder may transfer this Warrant to an LLC, partnership, corporation, trust or other entity controlled by such Holder or such Holder's immediate family members. Holder agrees to the restrictions on transfers specified herein. In the event this Holder elects to transfer or assign this Warrant, in whole or in part to a permitted transferee, it shall do so by completing, executing and delivering a copy of the appropriate Warrant Transfer Form that is attached hereto to the permitted assignee(s) and the Company. If this Warrant is transferred, in whole or in part, to a permitted transferee, this Warrant shall be surrendered at our principal office, or such other office as we shall notify the Holder hereof in writing, along with the appropriate completed and executed Warrant Transfer Form attached hereto, and thereupon, a new Warrant(s) will be issued to the permitted transferee (and the Holder in the event of a partial assignment) for the number of Shares covered by such Warrant(s) as appropriate. Upon the transfer of this Warrant by Holder in compliance with the applicable provisions hereof to our satisfaction and that of our counsel, (i) the designated permitted transferee(s) shall have the same rights and privileges and be subject to the same obligations as originally granted hereunder to Holder to the extent of such assignment, and (ii) all references to this Warrant to Holder shall be deemed, and shall upon delivery of a new Warrant to the permitted transferee be changed, to the permitted transferee.

14. Warrant Holder Not Shareholder. This Warrant does not confer upon Holder any right to vote or to consent or to receive notice as a shareholder of the Company in respect of any matters whatsoever, or any other rights or liabilities as a Shareholder, prior to the exercise thereof as provided herein.

15. Lost Warrants. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

16. Indemnification by Holder. Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company, against any losses, claims, damages, or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Act, or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the disposition by Holder of this Warrant or the Shares issuable upon the exercise hereof in violation of the provisions of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and Holder has approved and accepted the same as of the day and year first above written.


Vequity Corporation

By:  __________________________
     Thomas H. Moore, President

HOLDER

By:  _______________________
Name:  _____________________
Title:  ____________________


WARRANT EXERCISE FORM

The Holder named below hereby exercises this Series "A" Warrant for the purchase of the number of Common Shares indicated in the Warrant that is attached hereto. Enclosed herewith is:

(a) my certified or cashiers' check for the Warrant Exercise Price made payable to Vequity Corporation, and

(b) the Series "A" Warrant.

Holder agrees that Shares issued as a result of the exercise of this Warrant may only be transferred in accordance with the terms set forth in the Warrant Agreement.

1. Name and Address of Holder:  _____________________________________
                                _____________________________________
                                _____________________________________


2.   SIGNATURES

Authorized signature:  _______________________________________
Authorized signature of Co-Owner:  ___________________________

Date:

Mail to:
                    Vequity Corporation
                    %Thomas H. Moore
                    2305 East Arapahoe Road, Suite 220
                    Littleton, Colorado 80122

For office use only:

Date Received:  ___________________________
Date Accepted:  ___________________________
Date Rejected:  ___________________________
Holder's Check Amount:  ___________________
Check No.:  ____________  Check Date:  _____________
Deposited:  _______________________________


[CAPTION]
Exhibit 4.3
Series B Warrant

           SERIES B WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

This STOCK PURCHASE WARRANT (Warrant) is issued this _____ of _______________, 2000__, by VEQUITY CORPORATION, a Colorado corporation (the Company) to ___________________________ (print), who is an advertiser and shareholder of the Company, (Holder). This Warrant has been issued by the Company to the Holder pursuant to a Registration Statement dated ____________, 2000.

1. Issuance of Warrant. For value received, the Company hereby grants to Holder, subject to the provisions set forth herein, the right to purchase an aggregate of _____ shares ( ) common stock, $.001 par value per share, (Shares), subject to adjustment as set forth herein at an exercise price per share of $8.00 (the Warrant Exercise Price) subject to adjustments as set forth herein. The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

2. Exercise of Warrant. This Warrant may be exercised by Holder as to all or any part of the Shares covered hereby at any time during the period (the Exercise Period) commencing on the date of the second annual renewal of the Holders website advertisement with Vequity, in the manner and within the time period set forth in paragraph 3 below, and ending on the expiration of thirty days thereafter. Such renewal of the Holders website advertisement is a condition precedent to the exercise of this Warrant. This Warrant, if not exercised, will expire and become null and void upon the expiration of the Exercise Period for this Warrant. If, however, the final day for exercise of this Warrant is on a Saturday, Sunday, or a U.S. federal or Colorado state holiday observed by the closure of banks in Colorado, then this Warrant may be exercised on the next succeeding business day. This Warrant is subject to (i) redemption by the Company pursuant to the occurrence of the conditions set forth in paragraph 12 hereof; and (ii) earlier termination upon the occurrence of the conditions set forth in paragraph 8 hereof. This Warrant will be exercised upon mailing of the completed and executed Exercise Form attached hereto, for the numbers of shares purchased, together with this Warrant and a certified or cashier's check payable to the order of the Company for the aggregate purchase price of the Shares so purchased, addressed to Vequity c/o Thomas H. Moore, 2305 East Arapahoe Road, Suite 220, Littleton, Colorado 80122 or at such other address as the Company shall designate in writing to Holder. Delivery shall be deemed accomplished as of the date such items are placed in the U.S. Mail (or any other mail delivery service), postage prepaid, addressed as set forth above. The following are additional items related to the exercise of this Warrant:

 Upon the exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to Holder a certificate or certificates in the name of Holder for the total number of whole Shares for which this Warrant is being exercised. Upon receipt by the Company of: (i) a properly completed Exercise Form, (ii) this original Warrant, and (iii) the funds required for the Exercise price, the Holder shall be deemed to be the Holder of record of the Shares to be issued upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder.

If this Warrant shall be exercised with respect to less than all of the Shares, Holder shall be entitled to receive a similar warrant of like tenor and date covering the number of Shares in respect of which this Warrant shall not have been exercised.

This Warrant shall lapse and shall be null and void, if not exercised by Holder during the Exercise Period, unless terminated sooner pursuant to the provisions of paragraph 8 or 12 hereof.

3. Second Annual Renewal of Website Advertisement. The second annual renewal of the Holder's website advertisement may be accomplished after the Holder's initial purchase of website advertising from the Company and at any time during the period of twenty-five (25) months thereafter, provided that the first annual renewal of the Holder's website advertising shall have been completed in a timely manner. The second annual renewal of the Holder's website will be deemed complete upon the Company's receipt of payment for a third year of website advertising from the Holder.

4. Covenants of Company. The Company covenants and agrees that all the Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Shares to provide for the exercise of this Warrant and the delivery of the Shares upon such exercise.

5. Legend and Restrictions on Transfer. Any shares issued as a result of the exercise of this Warrant will be restricted as to their transferability and will bear a restrictive legend as set forth herein. There is no established trading market or price for the company's shares. The Company does not currently intend to register with the Nasdaq National Market or any other exchange or market until the Company's Management in its sole discretion determines to remove the legend and make application for inclusion in a national market. The company's transfer agent will not transfer these shares unless approved by the company after consultation with counsel to determine that the transfer is in compliance with this agreement or that the legend may be removed and that the shares may be transferred in compliance with the provisions of the Securities Act.

(a)No shares issued as a result of the exercise of this Warrant may be transferred except as set forth below:

Any recipient of shares issued as a result of the exercise of this Warranty may transfer its interest to immediate family members by transfer or inheritance. Immediate family members shall mean the spouse or children of a shareholder. In addition, a shareholder may transfer its interest to an LLC, partnership, corporation, trust or other entity controlled by such shareholder or such shareholder's immediate family members. All Holders agree to the restrictions on transfers specified herein.

The following legend will appear on the shares issued as a result of the exercise of this Warrant:

The shares evidenced by this certificate are subject to the transfer restrictions set forth in the Warrant For The Purchase of Shares of Common Stock pursuant to which these shares were issued. These securities may not be offered or sold or transferred unless or until the transfer is approved by the Company after consultation with counsel to determine that the transfer is in compliance with the terms of this Warrant or until this legend is removed by the Company's Management, in its sole discretion.

6. Adjustments of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and number of Shares purchasable pursuant to this Warrant shall be subject to adjustment from time to time as follows:

(a) In the event the Company shall at any time after the issuance of this Warrant, and prior to its exercise or expiration, issue or sell any Shares through a registered public offering (excluding any shares issued or sold pursuant to the Company's Registration Statement dated ______, 2000 and any shares issued pursuant to outstanding options, conversion rights or redemption rights) for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares, then, and thereafter successively upon each such issuance or sale, the Warrant Exercise Price in effect immediately prior to the issuance or sale of such Shares shall forthwith be reduced to a Warrant Exercise Price (calculated to the nearest full cent) equal to the price at which such shares were issued or sold. For the purposes of any computation to be made in accordance with the provisions of this paragraph the following provisions shall be applicable.

(i) In the event of the issuance or sale of Shares for cash, the consideration received by the Company therefore shall be deemed to be the net cash proceeds received by the Company for such Shares, after deducting commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such Shares.

(ii) In the event of the issuance or sale of Shares for consideration other than cash or consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Company for such Shares shall be deemed to be the fair market value of such consideration as determined by the Board of Directors of the Company, irrespective of any accounting treatment thereof.

(ii) In the event of the issuance of Shares as a dividend, the Shares shall be deemed to have been issued for consideration equal to the Warrant Exercise Price at the close of business on the dividend record date. If no dividend record date is fixed, the date on which the resolution of the Board of Directors of the Company declaring such dividend is adopted shall be treated as the record date.

In the event the Company shall at any time exchange as a whole, by subdivision or consolidation in any manner or by effecting a stock dividend, the number of Shares, then outstanding into a different number of Shares, with or without par value, then, thereafter, the number of Shares which Holder shall have the right to purchase (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares of the Company issued and outstanding by reasons of such change, and the Warrant Exercise Price of the Shares after such change shall, in the event of an increase in the number of Shares be proportionately reduced and in the event of a decrease in the number of Shares, be proportionately increased.

7. Survival of Mergers and Reorganizations. In the event of the reclassification of, or change in the outstanding Shares (other than a change in the number of shares outstanding as a result of the sale or issuance of shares and other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in the event of any consolidation or merger of the Company into, another corporation, the Company, or such successor Company, as the case may be, shall provide that Holder shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, or merger by a Holder of the number of Shares which this Warrant entitled the Holder thereof to purchase immediately prior to such reclassification, change, consolidation or merger. Such Company, which thereafter shall be deemed to be the Company for purposes of this Warrant, shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph 6 hereof.

8. Sale of Assets, Dissolution. In the event of the sale of all or substantially all the assets of the Company, or in the event of any distribution of all or substantially all of its assets in dissolution or liquidation, the Company shall mail notice thereof by certified mail to Holder, at the Holder's address on the books and records of the Company and shall make no distribution to the shareholders of the Company until the expiration of thirty (30) days from the date of mailing of the aforesaid notice; provided, however, that in any such event if Holder shall not exercise this Warrant at or before the thirtieth (30th) day after the date of mailing such notice, this Warrant automatically becomes null and void. The Company shall not, however, be prevented from consummating any such sale without awaiting the expiration of such thirty (30) day period, it being the intent and purpose hereof to enable Holder, upon exercise of this Warrant, to participate in the distribution of the consideration to be received by the Company upon any such sale or in the distribution of assets upon any dissolution or liquidation.

No Fractional Shares. The number of Shares subject to issuance upon the exercise of this Warrant shall be rounded down to the nearest whole number of Shares so that no fractional Share or scrip shall be issued upon the exercise of this Warrant. Holder shall not be entitled to receive any compensation or property in lieu of such fractional Share that it may have been entitled to in the absence of this provision. It is the intent of the Company that all fractional interests shall be eliminated.

10. Notices. If there shall be any adjustment as provided in paragraph 6 hereof, or if securities or property other than Shares of the Company shall become purchasable in lieu of Shares upon exercise of this Warrant, the Company shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid, to Holder at its address shown on the books of the Company, which notice shall be accompanied by a certificate of either independent public accountants of recognized standing or the Chief Financial Officer of the Company, setting forth in reasonable detail the basis for the adjusted Warrant Exercise Price or the facts requiring any such adjustment.

11. Taxes. The issuance of any stock or other certificate upon the exercise of this Warrant shall be made without charge to Holder for any tax in respect of the issuance of such certificate. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder, as the registered Holder of this Warrant, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

12. Redemption. The Company may redeem (repurchase) this Warrant from the Holder for $1.00 per share at any time after its issuance and prior to its exercise or expiration by giving thirty (30) days prior written notice to the Holder by certified mail, return receipt requested at the Holder's address shown on the books of the Company. Notwithstanding the foregoing, upon receipt of a notice of the Company's intent to redeem this Warrant for $1.00 per share, the Holder may exercise this Warrant and purchase the shares at the Warrant Exercise Price at any time within thirty (30) days from the date of the redemption notice in which event the Company shall not have the right the redeem the Warrant. If the Holder does not exercise this Warrant within such thirty (30) day period, then the Company will redeem (repurchase) this Warrant for the $1.00 per share redemption price. On and after the date and time fixed for any such redemption, Holder shall have no rights with respect to this Warrant except to receive the redemption price per share upon the surrender of this Warrant.

13. Limitations on Transferability of Warrant: This Warrant may not be transferred except to the Holder's immediate family members by transfer or inheritance. Immediate family members shall mean the spouse or children of a Warrant Holder. In addition, a Holder may transfer this Warrant to an LLC, partnership, corporation, trust or other entity controlled by such Holder or such Holder's immediate family members. Holder agrees to the restrictions on transfers specified herein. In the event this Holder elects to transfer or assign this Warrant, in whole or in part to a permitted transferee, it shall do so by completing, executing and delivering a copy of the appropriate Warrant Transfer Form that is attached hereto to the permitted assignee(s) and the Company. If this Warrant is transferred, in whole or in part, to a permitted transferee, this Warrant shall be surrendered at our principal office, or such other office as we shall notify the Holder hereof in writing, along with the appropriate completed and executed Warrant Transfer Form attached hereto, and thereupon, a new Warrant(s) will be issued to the permitted transferee (and the Holder in the event of a partial assignment) for the number of Shares covered by such Warrant(s) as appropriate. Upon the transfer of this Warrant by Holder in compliance with the applicable provisions hereof to our satisfaction and that of our counsel, (i) the designated permitted transferee(s) shall have the same rights and privileges and be subject to the same obligations as originally granted hereunder to Holder to the extent of such assignment, and (ii) all references to this Warrant to Holder shall be deemed, and shall upon delivery of a new Warrant to the permitted transferee be changed, to the permitted transferee.

14. Warrant Holder Not Shareholder. This Warrant does not confer upon Holder any right to vote or to consent or to receive notice as a shareholder of the Company in respect of any matters whatsoever, or any other rights or liabilities as a Shareholder, prior to the exercise thereof as provided herein.

15. Lost Warrants. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

16. Indemnification by Holder. Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company, against any losses, claims, damages, or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Act, or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the disposition by Holder of this Warrant or the Shares issuable upon the exercise hereof in violation of the provisions of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and Holder has approved and accepted the same as of the day and year first above written.

Vequity Corporation


By:  __________________________
Thomas H. Moore, President


HOLDER

By:  _______________________

Name:  _____________________
                                                                  Title:
______________________
        WARRANT EXERCISE FORM

The Holder named below hereby exercises this Series B Warrant for the purchase of the number of Common Shares indicated in the Warrant that is attached hereto. Enclosed herewith is:

my certified or cashiers check for the Warrant Exercise Price made payable to Vequity Corporation, and the Series B Warrant

Holder agrees that shares issued as a result of the exercise of this Warrant may only be transferred in accordance with the terms set forth in the Warrant Agreement.


Name and Address of Holder:

____________________________________
____________________________________

                          SIGNATURES:

Authorized signature:  _______________________________________

Authorized signature of Co-Owner:  ___________________________

Date:


Mail to:
                Vequity Corporation
                2305 East Arapahoe Road, Suite 220
                Littleton, Colorado 80122
_________________________________________________________________
For office use only:

Date Received:  ___________________________
Date Accepted:  _____________________
Date Rejected:
Holder's Check Amount:  ________________________
Check No.:  ____________  Check Date:  _____________
Deposited:  _______________________

[CAPTION]
Exhibit 4.4
LOCK. UP AGREEMENT
BY AND BETWEEN
VEQUITY CORPORATION AND CERTAIN OF ITS SHAREHOLDERS

This Lock-up Agreement (the "Agreement") is made and entered into by and between Vequity Corporation ("Vequity") and the individual Shareholders whose names are subscribed hereto effective with respect to each named individual as of the date affixed by the signature of the individual.

We, the undersigned Shareholders of Vequity, hereby agree that we will not sell or transfer any Shares of the common stock of Vequity owned or controlled by us, except as authorized herein, sooner than the later of six months after the date on which Vequity shall register with a national market to allow trading in its Shares or six months after the date on which Vequity elects in its sole discretion to remove the legend that restricts trading of the Shares that may be sold in its public offering made pursuant to a Registration Statement filed with the Securities and Exchange Commission.

Subject to the provisions of this paragraph, the undersigned Shareholders may, at any time, transfer his/her Shares to immediate family members by transfer or inheritance without breaching the terms of this Agreement. Immediate family members shall mean the spouse or children of a shareholder. In addition and further subject to the provisions of this paragraph, a shareholder may, at any time, transfer its interest to an LLC, partnership, corporation, trust or other entity controlled by such shareholder or such shareholder's immediate family members without breaching the terms of this Agreement. In the event of any transfer allowed by this paragraph the Transferee shall agree to and be bound by the terms of this Agreement before such transfer shall be effective.

Vequity may refuse to recognize any attempted sale or transfer made in contravention of this Agreement and may instruct its transfer agent not to effect such a transfer. The parties specifically recognize that a breach of this Agreement could cause irreparable harm to Vequity. Vequity shall be entitled to any and all rights and remedies available at law or in equity, including without limitation specific performance and equitable relief by way of injunction, as a remedy for any breach of this obligation of confidentiality.

The parties specifically agree that this Agreement is intended to provide each party with specific benefits and long term advantages and that each party has received adequate consideration for the obligations imposed hereby.

This Agreement is made and entered into with respect to each party hereto as of the date that such party signs the Agreement as set forth below.

LOCK-UP AGREEMENT SIGNATURES

Vequity Corporation


By:  _____________________
Date:  ___________________
Its:  ____________________

        Thomas H. Moore
_________________________
Date:  ____________________
       Thomas H. Moore


       Kathleen Moore
__________________________
Date:  ___________________
       Kathleen Moore

__________________________
Date:  ___________________
       Joe L. Cook
__________________________
Date:  ___________________
       Joe L. Cook


       Marilyn M. Call
__________________________
Date:  ___________________
       Marilyn M. Call

Dirk L. Cline
__________________________
Date:  ___________________
       Dirk L. Cline
Richard W. James
___________________________
Date:  ____________________
       Richard W. James

Jacquelin K. Reeves
Date:  ___________________
       Jacquelin K. Reeves

Ronald E. Moitzfield
___________________________
Date:  ____________________
       Ronald E. Moitzfield

Todd A. Gibson
__________________________
Date:  ___________________
Todd A. Gibson

        J. Brent Garfield
__________________________
Date:  ___________________
        J. Brent Garfield

[CAPTION]
Exhibit 5.1

            Legal Opinion on Legality of Shares and Consent of Counsel

                                September 23, 2000

Vequity Corporation
Thomas H. Moore, President
2305 East Arapahoe Road, Suite 220
Littleton, Colorado 80122

Re:  Vequity Corporation
     Registration Statement on Form SB.2

Gentlemen:

I have acted as counsel to the Corporation in connection with the preparation of the Registration Statement on Form SB.2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of 4,000,000 Shares of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), including Series "A" Warrants that may be exercised for an additional 2,560,000 Shares of the Corporation's Common Stock and Series "B" Warrants that may be exercised for an additional 2,000,000 Shares of the Corporation's Common Stock.

I am furnishing this opinion to you in accordance with Item 601 (b) (5) of Regulation S.B promulgated under the 1933 Act for filing as Exhibit * to the Registration Statement.

I am familiar with the Registration Statement, and I have examined the Corporation's Restated Articles of Incorporation, the Corporation's By-laws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and Shareholders. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, I am of the opinion that the Shares of Common Stock to be sold by the Corporation to the public, including the Shares to be issued upon the exercise of the Series "A" Warrants and the Series "B" Warrants, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Interests of Named Experts and Counsel."

Very truly yours,



/s/ J. Brent Garfield
---------------------
    J. Brent Garfield


[CAPTION]
Exhibit 10.1
Investortiser Patent Application

METHOD AND SYSTEM FOR CAPITALIZING A BUSINESS AND MAINTAINING A CUSTOMER BASE AND/OR REVENUE BASE BACKGROUND OF THE INVENTION

1. Field of the Invention.

The present invention relates, in general, to methods for operating a business entity, and, more particularly, to a method and system for capitalizing a business entity and developing and stabilizing a customer base and/or revenue base.
2. Relevant Background.

For any business entity to thrive it must first attain and then maintain a stable customer base. This is particularly difficult for startup businesses where they must create the customer base from nothing and grow that base up to a level sufficient to support the business endeavor. Traditionally businesses relied on techniques such as product differentiation and advertising to accomplish these tasks. As used herein, the term "product" includes both goods and service type products including bundles of goods, services, as well as bundles of goods and services together.

Product differentiation means to provide a product that is perceived by the customer base to be marginally superior to competitive products. This marginal superiority must be sufficient to draw customers from the competitive product. Although offering a marginally superior product remains a sound way to maintain a customer base, it suffers some limitation from the business perspective. For example, the business must maintain the superiority over its competitor's products. This is difficult or impossible for products such as service products where improvements are readily copied by competitors. Further, effective advertising may create an incorrect customer perception that a competitor's product is superior. This enables large, well funded businesses that can afford deep advertising budgets to compete against new market entrants even where the new entrant has superior products. The result of such techniques is often a marketplace with inferior products where the marketplace has such high entry barriers that newcomers with superior products cannot create and maintain sufficient market share to survive.

Another problem for businesses involves generating and maintaining adequate capital (e.g., funds, cash, or other economic resources). Capitalization is a continuing problem for business entities (e.g., corporations, partnerships, and the like). This is particularly true in the case of startup businesses that do not have a proven track record of profits and a stable customer base. Capitalization is even more problematic where the business competes in a market with little differentiation between competitors. In such cases, the market is often divided amongst many competitors so that no one competitor can provide economies of scale that lower costs to that business's customers.

In many markets this division results in lowering profit margins to a point where market participants (i.e., businesses offering products to the market) flounder while the low profit margin creates an entry barrier to new competitors. In such cases, the customer base desires a product provider that can more efficiently provide the product so that the cost to the product consumer is reduced.

Traditionally, each business entity competes to provide a product marginally superior to the products of its competitors. Each entity intends that the margin of superiority is sufficient to gain a sufficient market share so as to afford that business an economy of scale that will allow it to provide its product more efficiently than can its competitors. Unfortunately, many markets do not permit sufficient product differentiation to provide the desired marginal superiority. As a result, end users tend to use multiple product suppliers and may switch between suppliers over time such that economies of scale do not become a benefit to the consumer. In such a circumstance it is apparent that an unstable customer base is disadvantageous to both the business and the end user. Hence, a need exists for a means to differentiate between product providers that also allows the end user to have the best available products at any given time.

Similarly, many products require a sufficient level of end user recognition before the product becomes practicable. For example, a "yellow pages" type business directory works well only when a sufficient number of product end users recognize the particular publication as "the place to go" for business information. Advertisers wish to advertise in a place where they will reach the most customers, and customers wish to use a directory that has the most comprehensive collection of advertisers. This creates a "chicken and egg" problem that raises the entry barriers for new competitors. The entry barrier for new competitors is high because end users are familiar with and tend to continue using the existing product. Also, the cost to customer in this instance is high because of the lack of competition. A need exists for a method and system for lowering entry barriers to markets where superior products require a critical mass of customers to achieve a level of market acceptance that draws a sufficient number of end users to support the business.

A particular problem exists in businesses where the customer (i.e., the purchaser of a product from an organizing business) is different from the end user of a product. Advertising is a particular example of such a business. Advertising is purchased from an advertising agency, media company, or the owner of a business directory publication, for example. In this transaction the advertiser is referred to as the "customer" and the party selling the advertising space is referred to as the "organizing business entity". However, the end user of the advertisement is neither the organizing business entity nor the customer, but instead is a third party consumer that uses the advertisement to aid in product selection. For clarity, the consumer is referred to as the "end user" herein. All of these parties share a desire to reach end users with the customer's message at minimal cost to the customers. These costs are not simply monetary, particularly in the case of the end user. The end user desires to receive advertising that minimizes the time and effort to compare product suppliers thereby enabling the end user to select the best from among the available sources.

                             SUMMARY OF THE INVENTION

Briefly stated, the present invention involves a method for capitalizing a business entity and developing and stabilizing a customer and/or revenue. Once a product to be sold by the organizing business is developed, an ownership interest in the business is authorized to be sold to the customers of the organizing business. Each product is sold to a customer together with a right to buy a preselected quantity of the authorized ownership interest in the business entity. Upon a customer's request, the right is exercised for the preselected quantity of ownership interest.

                        BRIEF DESCRIPTION OF THE DRAWINGS

FIG. 1 shows a networked computer environment implementing the system, method and devices in accordance with the present invention;

FIG. 2 illustrates basic product components in accordance with an embodiment of the present invention; and

FIG. 3 illustrates in flow diagram form details of a particular embodiment of a method and system in accordance with the present invention.

                DETAILED DESCRIPTION OF THE PREFERRED EMBODIMENTS

The present invention is particularly described in terms of a business application for creating and stabilizing a customer and revenue base in an electronic business directory service. However, it is contemplated that the teachings of the present invention are more broadly applicable to other businesses facing the challenges of capitalization, customer base stabilization, and revenue base stabilization. An understanding of the present invention is aided by a clear understanding of the following terminology:

"organizing business entity" is the business entity that is using the methods and system in accordance with the present invention to provide a product to a customer base for the purpose of creating a revenue base.

"customer" is the person or entity that purchases the product from the organizing business entity. In the particular examples herein, the customer is typically an advertiser.

"customer-partner" is an entity that, in accordance with the present invention, is a customer as defined above that also holds an ownership interest in the organizing business entity.

"end user" is the person or entity that actually uses the product. In most of the examples herein, the end user is different from the customer, although this is not true in all contemplated applications.

"customer base" is the group of customers that purchase the product from the organizing business entity. A "stable" customer base is a customer base that is biased in favor of the product offered by the organizing business entity as opposed to competitor products so as to reduce a tendency to shift between competitive products.

"revenue base" is an income stream generated from selling a product to customers. A "stable" revenue base is one that tends to remain constant or increase in a predictable manner in the face of competitive market forces such as entrance of new competitors.

"ownership interest" broadly refers to any type or kind of claim that one may have to the equity or future profits of an organizing business. An ownership interest is typically, although not always, represented by some legal instrument such as a contract or a share of stock. As used herein, an ownership interest may range in kind from a promise or contractual obligation to a fully transferable unrestricted stock.

FIG. 1 illustrates a typical distributed computing environment, such as the Internet, in which the present invention may be implemented. In overview, FIG. 1 shows general and/or special purpose computers, workstations or personal computers that are connected via communications links of various types. The representative computer system shown in FIG. 1 includes a workstation or personal computer (PC) 111 coupled to communicate with other devices through a network, fabric or other data communication "cloud" 116. Workstation 111 typically includes input/output ("I/O") devices, central processing unit ("CPU") and memory sections (not shown) and an associated monitor for interacting with a user. A variety of input devices, such as a mouse or keyboard, form a portion of the workstation 101 and are coupled to the I/O section to provide user input data.

Host computers such as host 101 are accessible through the network 116 to provide requested data and services to end users such as workstation 111. Host 101 typically includes mass storage devices such as CDROM and hard disk devices (not shown) for read only and read-write storage. Additionally, host 111 may access external mass storage devices such as disk array 102 that is directly connected to host 101 and disk array 103 and tape storage 104 that are coupled through connections to network 116.

In a particular implementation, host 101 implements an internet-based business directory that is essentially a database for storing, retrieving, and distributing business information. The business directory includes a plurality of entries with each entry associated with a customer business. The business information may include, among other things, business name, address, phone number, SIC code, and other equivalent types of information useful in identifying the products and services provided by the business. Data storage device 102 stores the business directory in, for example, a database having a plurality of entries. An organizing business entity operates host 101. It should be understood that the organizing business entity may own host 101 and/or storage devices 102-104, or may lease storage space and processing time from a third party that owns the hardware equipment.

The computer program devices in accordance with the present invention are instantiated in host 101 and are operative to interface with users through network 116. The computer program devices in accordance with the present invention process requests to access data from the business directory database and respond to those requests by providing that data to a user operating, for example, a workstation 111.

In addition to business and product identification data, the business directory database includes a pointer or hyperlink pointing to an internet world wide web site associated with the customer business. Host 101 also includes computer program devices configured to implement and host the customer's web site. Alternatively, another host 101 (not shown) may host the customer web site. In either case, the host entity controls both the directory database and the customer web site and sells the customer a product that includes a directory listing and the customer web site.

Network 116 may be implemented as a public network, a wide area network (WAN), local area network (LAN) and may use any available technology for establishing communication links such as Ethernet, Fibre Channel (FC), transfer connection protocol (TCP), Internet Protocol (IP), asynchronous transfer mode (ATM), digital subscriber line (DSL), cable, satellite, and the like. Network 116 may also couple to external LAN or WAN subnetworks such as LAN 108 including workstations 112 and 113 and a server 110 coupled together by a hub 109.

Each host 101 serves to provide requested data in response to request data packets received from network 116. In accordance with the present invention, each host 101 can have a unique interface, data format, query syntax, security protocol, and the like. For example, server 101 may be configured as a web server and so responds to hypertext transfer protocol (HTTP) request packets and generates responses formatted as hypertext markup language (HTML), standard generalized markup language (SGML) or extensible markup language (XML) web pages, and the like. In contrast other servers 101 may use file transfer protocol (FTP) or other available transfer protocols, both public and private. In a particular example, at least one server 101 implements a web server that hosts a customer "website" having a predefined structure and access syntax and protocol. In general each website is designed to provide information about the associated customer's product offerings in response to queries communicated through network 116.

The communication process involves a request message generated by computer 111 that is addressed to a specific server 101. The request message is processed by the receiving server 101 which responds by returning a web page in, for example, HTML format. In conventional applications where the computer 111 is running a web browsing application, the HTML page is rendered and displayed on the requesting computer 111.

In a distributed computing environment, some of the computer program products containing mechanisms to effectuate the apparatus and methods of the present invention may reside in the memory and mass storage portions of the workstations 111, 112 and 113. The computer program products containing mechanisms to effectuate the apparatus and methods of the present invention are readily embodied in magnetic, optical, magneto-optical or other available machine readable encoding systems.

As shown in FIG. 2, the organizing business entity provides a product 201 that comprises one or more components that can be purchased by a customer. The present invention is particularly illustrated as an advertising product and more specifically as an Internet based web site hosting service and product directory, however, it should be understood that the inventive features of the present invention may be usefully applied to other products. For example, banking services, financial services products, telephony products, subscription services as well as conventional goods may benefit from the business model implemented by the system and methods in accordance with the present invention. In the example of FIG. 2, the product 201 includes a directory listing 202 and a web site 203, both described above. Directory listing 202 comprises a plurality of entries selected from a database 205 in response to an inquiry from end user 210. Directory listing 202 includes a number of entries where each entry is associated with a particular customer of the organizing business entry. Typically the customer's in directory listing 202 are competitors that have each purchased an entry in the directory database 205. Each directory entry includes a hyperlink pointer to the website 203 to aid in directing a customer inquiry from the directory listing to a particular web site that is associated with an end user selected customer business. The content of the customer specific web site is typically selected and arranged by the customer to provide the end user with product information unique to that customer.
An important feature of the present invention is that each product 201 includes a right to ownership 203 that can be exercised at the customer's request to obtain an ownership interest 209. Preferably, the right to obtain an ownership interest 209 is exclusive to those who have purchased a product from the organizing business so that the owners are either the founders of the organizing business and the customer-partners that have exercised their right(s) 204. Ownership interest 209 enables a customer that purchases a product 201 to purchase an ownership interest in the organizing business itself. This ownership interest 209 may be in the form of shares of stock, restricted stock shares, partnership interests, preferred stock, options, contractual rights to buy, and the like. The right to ownership 204 is exercisable by the customer ownership interests 209 in a ratio determined by, for example, the amount of business done between the customer and the web organizing business entity. Other criteria may include the size of the customer's web site, the number of entries purchased by a customer in the directory database 205, or the length of time that a customer has been a customer of the organizing business entity. These criteria and others will be readily apparent to those of skill in the art and are readily modified to meet the needs of a particular application.

An important advantage of the ownership interest component of product 201 is that each customer becomes an owner of the organizing business entity in rough proportion to the amount of business that the customer does with the organizing business entity. Customers who choose to exercise the ownership right 204 will potentially receive future benefits not only in the form of product benefits, but also in the form of owner benefits such as dividends, increased stock price, and the like. This feature of the present invention provides an incentive for customers to continue purchasing advertising services from the organizing business entity because as part owner, they receive a direct benefit from their own purchase. Also, this feature of the present invention provides a mechanism by which end customers of otherwise diverse business interests can band together to control the products and services provided by an organizing business entity. In this manner, the ownership interest feature provides both a means for creating a customer base and a means for stabilizing that customer base once created.

The coupling of a right to an ownership interest with the purchase of a product is an efficient way of raising capital. This is of particular importance for startup organizing business entities. Because the shareholders are customers it is contemplated that they will be superior shareholders as compared to those gathered by conventional capitalization mechanisms. The customers/partners will have common interests that include not only profitability of the organizing business entity, but also a fundamental interest in the competitiveness, quality, and sustained performance of the organizing business entity's products themselves.

In essence, the ownership interest component 209 serves to differentiate product 201 where other features of product 201 are difficult to differentiate among competitors. For example, many competitors can provide web site component
203. Any innovation in web site 203 is readily copied by competitors thereby preventing its use as an effective product differentiator. However, because a competitor site 207 cannot offer the equity component, end-users will continue to prefer product 201 to those offered by competitor site 207. Moreover, because customers owning products 201 are also owners of the organizing business entity, they have not only an interest in improving product 201, but also the control necessary to implement changes to product 201 that will make it superior, or at least competitive with any product offered by competitor site 207.

An optional feature of product 201 in accordance with the present invention is that each product 201 includes an obligation 206 owed by the organizing business entity to the customer to purchase entries or "hot links" on competitive business directories that include hyperlinks that point to the customer's web site 203. A hot link in a hypertext media system such as the World Wide Web is a reference to another document that when activated by a user loads the referenced document into the user's browser application (or the equivalent). Component 206 serves to increase the distribution and accessibility of the customer's web site 203 to the end users. In the past, this cross listing technique was not implemented because the competitor site might steal the customer's business by providing a competitive product that was substantially equivalent to product 201. However, in accordance with the present invention product 201 provides sufficient marginal superiority by virtue of ownership interest 209 such that the benefits of cross listing with a competitor site 207 can be achieved without risk of losing the customer. It is contemplated that the net benefit of the competitor link purchase component will increase the value of product 201 and provide increased exposure and distribution for the products of the customer and increased selection for the end user.

A further component shown in FIG. 2 comprises an obligation 208 owed by the organizing business entity to the customer to spend a fixed portion of the purchase price of product 201 on promotion of the organizing business entity's product 201. In essence, product 201 includes an obligation on the part of the organizing business entity to contribute an agreed upon portion of the purchase price to a promotional fund where that promotional fund is dedicated to promotion of the organizing business entity's product (not the customer's product directly).

This promotion can be in the form of advertisement or other promotion directed to attract additional end users 210. Component 208 had little value in the past because the customer had little interest in whether the organizing business entity promoted product 201 or not as such promotion primarily benefited the organizing entity, not the customer. However, because the customer is optionally a part owner because of ownership component 209, an obligation to promote future sales of product 201 is directly beneficial to a customer.

All of the components of product 201 shown in FIG. 2 work cooperatively to
1)unite a diverse group of customers into a cohesive and stable customer base
2)stabilize the revenue stream generated by a particular product and
3)capitalize the organizing business entity with a group of owners with superior motivation. These features of product 201 are particularly useful in markets where the customer base is readily fractured. In addition to markets where there is little product differentiation, the present invention is useful in markets where there exist few factors that tend to make the customer base cohesive. For example, where the customer base includes customers with varying business needs, diverse economic and social backgrounds, and the like, there is little opportunity for the customer base to achieve a "critical mass" sufficient to sustain the host business. The present invention essentially creates this cohesion by binding an ownership interest with a product offering.

The present invention is also particularly useful in markets where the end user of the product is different from either the product provider (e.g., the organizing business entity in the particular examples) or the product purchaser (e.g., the customer or customer-partner in the particular examples). A typical example of such a market is an advertising market.

FIG. 3 illustrates steps in the operation of the method and system in accordance with the present invention. In step 301 a product is developed comprising goods, services, or a combination of goods and services such as product 201 described hereinbefore. The organizing business entity performs the product development 301 directly or through the use of agents. Alternatively, an organizing business entity may purchase rights to a product that is already developed by a third party.

In step 303, the organizing business entity authorizes, using available or required legal means, an ownership interest in the organizing business entity itself. Various governmental authorities may have diverse requirements for the authorization in step 303 and so the appropriate combination of steps must be chosen in step 303 to meet the needs of a particular jurisdiction.

The ownership interest authorized in step 303 may be divisible and freely transferable on a public exchange, restricted to trading on a private exchange, or restricted from trading for a period of time, or a combination of the above according to the securities laws of the appropriate governing authorities. To give the ownership interest value they must be transferable in some fashion, but it is contemplated that a wide variety of ownership instruments may be used to provide the value needed in a particular application. Accordingly, it is not intended that the present invention as defined in the appended claims be limited by the type of ownership interest authorized in step 303.
In step 305 a product 201 (shown in FIG. 2) is sold together with the right in step 306 to purchase the ownership interest that is authorized in step 303. At the end user's discretion the right transferred in step 306 can be exercised or not in step 307.

The right will have a time period in which it must be exercised to convert the right 204 into an ownership interest 209. If the right is not exercised, the customer becomes something akin to a conventional customer with the organizing business entity providing the product in step 309. The customer thereafter receives the benefits of a superior product 201 but is not otherwise obligated to, or benefitted by, the success of the organizing business entity.

When the right of step 306 is exercised within the predetermined time period, ownership interest 209 (shown in FIG. 2) are issued to the customer, typically in the form of tangible ownership instruments, in step 311 and the customer becomes a customer-partner. The exercise step 307 most likely will require a purchase of ownership interest (e.g., shares of stock) by the customer thereby bringing working capital into the organizing business entity. As shown, the organizing business provides the product 201 to the customer in step 309 and may provide a dividend and/or other ownership benefits to the customer-partner on a regular or semi-regular basis in step 313.

In the case of renewable products such as advertising or a subscription service, the product 201 provided in step 309 will expire and need to be renewed. In such cases, the process returns to step 305 in which the product is sold, once again with rights to purchase an ownership interest in the organizing business entity.

It is contemplated that at some point in time a sufficiently stable customer base and/or revenue base will have been achieved such that further sale of ownership interests of the organizing business will not be desired. It is further contemplated that an organizing business entity may at such time opt out of the process in accordance with the present invention by several means. For example, the current owners may agree to discontinue the sale of stock as a component of product 201 and continue to sell products and ownership interests de-coupled from each other. Alternatively, the shareholders may distribute any remaining authorized stock to themselves and continue to operate the organizing business entity in a conventional fashion.

Although the invention has been described and illustrated with a certain degree of particularity, it is understood that the present disclosure has been made only by way of example, and that numerous changes in the combination and arrangement of parts can be resorted to by those skilled in the art without departing from the spirit and scope of the invention, as hereinafter claimed.

I CLAIM:

1. A method for capitalizing an organizing business entity comprising the steps of:

developing a product to be sold by the organizing business;
authorizing an ownership interest in the business;
selling a product to a customer; offering only to customers that have purchased a product a right to buy a preselected quantity of the ownership interest in the organizing business; and issuing an ownership interest to the customer in response to that customer's request to exercise the right to buy the preselected quantity of ownership interest.

2. The method of claim 1 wherein the ownership rights provide a potential beneficial return to the customer based upon future performance of the business entity.

3. The method of claim 1 wherein the ownership interest comprises restricted equity shares that cannot be transferred for a period of time.

4. The method of claim 1 wherein the ownership interest may be transferred by the customer to a third party that is not a customer of the organizing business.
5. The method of claim 1 wherein the product comprises Internet-based business directory services including a directory listing for the customer.

6. The method of claim 5 wherein the product further comprises purchasing services causing the business to purchase competitor products on behalf of the customer.

7. The method of claim 6 wherein the step of selling comprises selling the product for a business specified purchase price, and the product further comprises a contribution of an agreed upon portion of the purchase price to a promotional fund dedicated to promotion of the product.

8. A system for performing electronic commerce comprising:
a server computer having a data storage unit coupled thereto and a user interface;

a business directory stored in the data storage portion, the business directory comprising a plurality of entries wherein each entry is associated with a customer that purchased the entry;
computer program devices operating on the server to enable users to access the business directory;

an organizing business entity operating the server computer; and an authorized ownership interest in the host business, wherein each entry in the business directory is associated with a right to buy a preselected quantity of the authorized ownership interest.

9. The system of claim 8 wherein the rights at least some of the customer's have been exercised upon that customer's request.
10. The system of claim 8 wherein each entry in the business directory is associated with a specified purchase price, and each entry is associated with an obligation on the part of the organizing business entity to contribute an agreed upon portion of the purchase price to a promotional fund dedicated to promotion of the organizing business's product.
11. A business directory product provided by an organizing business entity comprising:

an internet world wide web site;
an entry in an Internet business directory with the entry including a hyperlink pointing to the world wide web site; and a right to buy a preselected quantity of ownership interest in the organizing business entity.

12. The product of claim 11 further comprising:

an obligation on the part of the organizing business to purchase competitor products on behalf of the customer.

13. The product of claim 11 wherein further comprising an obligation on the part of the organizing business to contribute an agreed upon portion of the product's purchase price to a promotional fund dedicated to promotion of the product.

                            ABSTRACT OF THE DISCLOSURE

A method and system for capitalizing a business entity and developing and stabilizing a customer and/or revenue base. Once a product to be sold by the business is developed by the organizing business, an ownership interest in the organizing business is authorized. Each product is sold to a customer together with a right to purchase a quantity of the authorized ownership interest in the organizing business entity. Upon a customer's request, the right is exercised and the organizing business entity issues a preselected quantity of ownership interest. Thereafter, the customer becomes a customer-partner and qualifies to receive ownership benefits in addition to product benefits.

[CAPTION]
Exhibit 10.2
License from Thomas H. Moore to Vequity for Investortiser Concept

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this Agreement) is made and entered into effective as of this 1st day of July, 2000 by and between Thomas H. Moore whose address is 1790 East Otero Avenue, Littleton, Colorado 80122 (the Licensor) and Vequity Corporation, a Colorado corporation having a place of business at 2305 East Arapahoe Road, Suite 220, Littleton, Colorado 80122 (the "Licensee").

WHEREAS, Licensor has Developed a Method and System for Capitalizing a Business and Maintaining a Customer Base and/or Revenue Base and has applied for a Patent on said Method and System for Capitalizing a Business and Maintaining a Customer Base and/or Revenue Base (hereinafter referred to as set forth in the patent application as the Method and System); and

WHEREAS, Licensor desires to grant Licensee a non-exclusive license to use the Method and System; and

WHEREAS, Licensee desires a license from Licensor allowing Licensee to use the Method and System; and

WHEREAS, Licensor and Licensee wish to set out in writing the terms and conditions of their agreements and understandings in respect of such license.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Grant. Licensor hereby grants Licensee a sole, worldwide, non-exclusive license for a term of ten (10) years from the date hereof to use the Method and System and to employ the Method and System in its business and capitalizing efforts (the "License"). This License includes the right to the use of the term Investortiser.

(a) Limitations. The parties agree that the License is for the use of Licensee only and is not for distribution or use of any other person or entity and that the License granted hereby to Licensee may not be transferred by Licensee to any other person or entity and Licensee shall not have authority to sub-license or assign its rights to any other person or entity.

(b) Access. Licensee will have full access to the Method and System for its own use in capitalizing its business and maintaining its customer and/or revenue base.

2. Licensor Royalty. In consideration of the licenses granted hereunder, Licensee agrees to pay Licensor a royalty (the "Licensor Royalty") equal to one Dollar ($1.00) per year.

3. Version Licensed. Licensee may use the Method and System in the form in which it is presented in the Patent Application and may not be modified by Licensee without the written approval of Licensor.

4. Licensor's Representations. Licensor covenants, represents and warrants to Licensee as follows:

(a) Licensor is an individual.

(b) Licensor has full power, authority, and legal right to enter into this Agreement and this Agreement has been duly executed and delivered by Licensor to Licensee and is a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

(c) Licensor is the sole owner of the Method and System and has all legal and beneficial title to the Method and System free and clear of all encumbrances.

(d) Licensor will use its best efforts to maintain all existing patents and patent applications that Licensor owns in respect of the Method and System, at no charge to Licensee.

5. Licensee's Representations. Licensee covenants, represents and warrants to Licensor as follows:

(a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Colorado and is authorized to do business in all jurisdictions where such authorization is necessary.

(b) Licensee has full corporate power, authority, and legal right to enter into this Agreement and this Agreement has been duly executed and delivered by Licensee to Licensor and is a legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms.

(c) Licensee shall make reasonable efforts to employ the Method and System made available by Licensor and will make available to Licensor all information reasonably requested by Licensor to allow Licensor to evaluate the use and results obtained by Licensee from its employment of the Method and System.

6. Patent Protection. Licensor retains ownership over the Method and System licensed hereunder and the ability to file additional patent applications and copyright applications in its developments, which shall form part of the License.

7. Confidentiality. Licensee hereby acknowledges that trade secrets and confidential information of Licensor obtained hereby or otherwise disclosed relating to the Method and System have been disclosed or made available in the strictest confidence and, accordingly, each party hereby covenants and agrees with the other that they will not disclose or use such information except in order to fulfill the terms of this Agreement. Licensee further acknowledges that breach of this Agreement by it or its Representatives would cause irreparable harm and that damages would not be an adequate remedy and that the Licensor may obtain injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement by the Licensee or any of its Representatives. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the disclosing party. This Paragraph 7 shall survive for three (3) years following any termination of this Agreement.

8. Term and Termination. This Agreement shall continue until terminated in accordance with this Paragraph 8. This Agreement shall terminate upon the expiration of the ten (10) year term unless extended in writing by the parties. Licensee may terminate this Agreement for non-payment of royalty by giving Licensor ten (10) days notice of default and right to cure. Either party may terminate this Agreement with written notice of termination if the other party is in breach of any covenant hereunder on its part and such other party fails to cure the breach within sixty (60) days of receiving written notice to cure such breach. Termination under this Section shall be effective from the date written notice is delivered to such other party or the date specified in the written notice of termination, whichever is later. Neither party shall be liable to the other for damages of any sort resulting solely from such party terminating this Agreement in accordance with its terms.

9. Notices. Any notice required or permitted to be given under this Agreement shall be made in writing and shall be deemed to have been given if it is in writing and is delivered in person, sent by same day or overnight courier, or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at its address set forth first above or at such other address as such party may subsequently furnish to the other party by notice hereunder. Notices will be deemed effective on the date of delivery in the case of personal delivery, or two (2) business days after mailing or courier pickup.

10. Governing Law. This Agreement shall be construed, enforced, performed and in all respects governed by and in accordance with the laws of Colorado. The parties hereto submit and agree to the exclusive jurisdiction of the courts of Colorado.

11. Waiver. No waiver by any party of any term or condition of this Agreement or any breach thereof shall be made effective unless made in writing and signed by the party purporting to give the waiver. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

12. Severability. Any provision of this Agreement which is prohibited or unenforceable shall be deemed automatically amended so that it is enforceable to the maximum extent permissible under the laws of that jurisdiction without invalidating the remaining provisions hereof.

13. Further Assurances. Each of the parties shall execute all further documents and instruments and do all further and other things as may be necessary to implement and carry out the terms of this Agreement.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

15. Independent Parties. In performing their respective responsibilities under this Agreement, the parties are independent contractors, and this Agreement is not intended to create and shall not be construed to create, a relationship of partner, joint venturer, principal and agent or an association for profit between the parties.

16. Headings and Plurals. The headings herein have been inserted as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement or any of its provisions. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement their proper meanings.

17. Entire Agreement. This Agreement and those documents expressly referred to herein embody the entire agreement and understanding between the parties concerning the subject matter hereof and supersede all prior understandings, communications and agreements between the parties, written or oral, with respect to the subject matter hereof, and all past courses of dealing or industry custom. This Agreement may only be amended, supplemented or modified in a written instrument duly executed by or on behalf of each party hereto. Time is of the essence in this Agreement and for each and every term and condition hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.


Vequity Corporation
Licensee



Date:  July 1, 2000

By:  Ronald E. Moitzfield
   ____________________________
     Ronald E. Moitzfield
Its: Executive Vice-President


Date:  July 1, 2000

      Thomas H. Moore
_______________________________
      Thomas H. Moore
Thomas H. Moore, Licensor

[CAPTION]
Exhibit 10.3
License and Co-Branding Agreement with InfoSpace.com, Inc.

ENHANCEMENTS AND CO-BRANDING AGREEMENT
This Agreement (the Agreement), effective as of August 1, 1999 (the Effective
Date), is made by and between InfoSpace.Com, Inc., a Delaware corporation having a principal place of business at 15375 NE 90th St., Redmond, WA 98052, including any successor of InfoSpace.com, Inc. (InfoSpace), and Vequity Corporation, a Colorado corporation with offices at 2305 East Arapahoe Road, Suite 220, Littleton, CO 80122 (Vequity).

Recitals
Whereas, Vequity has a web site on the World Wide Web part of the Internet
(WWW) that provides online advertising services located at Uniform Resource Locator (URL) www.vequity.com (along with any successor or replacement thereto, the Vequity Site) and various affiliated sites;

Whereas, InfoSpace provides information and other content to end users via several sites on the WWW, including without limitation a national directory system that contains listings for businesses and residences and other information, the primary home page of which is located at http://www.infospace.com (along with any successor or replacement thereto, the InfoSpace Site), on various affiliated sites, and on the Web sites of certain of its co-brand partners (collectively, as defined below, the InfoSpace Network);
Whereas, Vequity desires to permit users of the Vequity Site to access the InfoSpace Network maintained by InfoSpace at the InfoSpace Site; and

Whereas, Vequity and InfoSpace desire that InfoSpace will include certain enhancements to listings displayed on the InfoSpace Network. Vequity will provide these enhancements in accordance with the terms of this Agreement.

Now Therefore, the parties hereby agree as follows:

Definitions:

"InfoSpace Network" as used herein shall mean: (a) a national directory system containing listings for businesses and residences and other located at http://www.infospace.com (or any successor or replacement thereto); and (b) such other points of presence maintained by or for InfoSpace on the Internet or any other public data network as initially designated and periodically revised by InfoSpace (in its sole discretion) as being part of the InfoSpace Network for purposes of this Agreement (which points of presence may include business and residential directory listing content posted and maintained by or for InfoSpace on third party web sites pursuant to agreements between InfoSpace and third parties). The InfoSpace Network for purposes of this Agreement, includes the InfoSpace Basic Network, and may include (at InfoSpace's sole discretion) the InfoSpace Premium Network. If InfoSpace enters into any agreement with any third party following the date of this Agreement to maintain points of presence on such third party's web site, InfoSpace shall have sole discretion on whether to include such third party's web site, within the definition of "InfoSpace Network" for purposes of this Agreement.

"InfoSpace Basic Network" as used herein shall mean: (a) a national directory system containing listings for businesses and residences and other information located at http://www.infospace.com (or any successor or replacement thereto); and (b) such other web pages maintained by or for InfoSpace from time to time with respect to which InfoSpace has entered into agreements with certain third parties to provide access to certain business and residential directory listing content posted and maintained by InfoSpace on such web pages through such third parties' web sites whereby InfoSpace is not obligated to pay such third parties any fee of any kind for such rights.

"InfoSpace Premium Network" as used herein shall mean: (a) the InfoSpace Basic Network; and (b) such other web pages maintained by or for InfoSpace, or portions thereof, with respect to which InfoSpace has entered into agreements with certain third parties to provide access to certain business and residential directory listing content posted and maintained by InfoSpace on such web pages through such third parties' web sites whereby InfoSpace is obligated to pay such third parties any fee of any kind for such rights. InfoSpace will provide Vequity a substantive list of current Premium Network provider's, and will continue to provide, on reasonable request but not more than quarterly, an updated list of Premium Network providers for the duration of the term of the Vequity/InfoSpace agreement inasmuch as this provision does not cause InfoSpace to violate any confidentiality agreement.

"National directory system" as used herein shall mean any and all yellow pages directories or similar databases irrespective of titling directory which is or will be created, maintained, made available by, provided or hosted by InfoSpace, at its discretion, within the InfoSpace Network.

All Listings Section as used herein shall mean the section, irrespective of titling, of a directory that contains unpaid listings. This section is always last in priority and therefore the last section of listings to be made available for viewing by a user, therefore requiring the Preferred Listing, Enhanced Listings as well as any other listing sections to be viewed first. Listings are displayed in alphabetical order.

Enhanced Listings Section as used herein shall mean the section, irrespective of titling, of a directory, which contains paid listings. This section is viewed prior to any listings in the All Listing Section and after the listings in the Preferred Listing Section. Listings are displayed in alphabetical order.

Preferred Listings Section as used herein shall mean the section, irrespective of titling, of a directory, which contains paid listings. This section is always first in priority, meaning the section is viewed prior to any listings in the All Listings Section and Enhanced Listing Section, and therefore is the first section of listings to be made available for viewing by a user. Listings are displayed in alphabetical order.

Certain Obligations

Vequity Sales Effort. Vequity shall solicit businesses in order to sell its advertising listing services, including its Internet yellow pages advertising packages. Within the print directory areas of Vequity, as set forth in Exhibit A (the Markets), Vequity will have the right to perform premise bundled-print-and-Internet-yellow-pages sales of Enhanced Section Listings of Internet yellow pages Listing Enhancements for distribution on the InfoSpace Basic Network, subject to Exhibit A. Within the Markets, Vequity shall have the same right, subject to Exhibit A, to perform premise bundled-print-and-Internet-yellow-pages marketing campaigns to businesses to promote its advertising listing services, and in connection therewith to use, reproduce, publish, perform and display the InfoSpace Marks (InfoSpace Marks shall mean those Trademarks of InfoSpace set forth on Exhibit C hereto and such other Trademarks as InfoSpace may from time to time notify Vequity in writing to be InfoSpace Marks within the meaning of this Agreement) in promotional and marketing materials, and electronic and printed advertising, publicity, press releases, newsletters and mailings about Vequity.

Vequity Enhancement Data and Software Integration Tool.Upon execution of this Agreement, Vequity will use the InfoSpace web-based software integration tool (InfoSpace Publisher including InfoSpace PageExpress for web site creation) provided by InfoSpace to integrate yellow pages advertising listing enhancements (Listings Enhancements) on a listing-by-listing basis.Collectively, these Listing Enhancements are the Vequity Enhancement Data.

Display of Enhancements. InfoSpace will use such Vequity Enhancement Data to create text and/or graphical advertising and hyperlinks to be located on the InfoSpace Basic Network (Vequity Listings Enhancements), as determined in the sole discretion of InfoSpace, that will point users to the advertising items for the corresponding listing as indicated. InfoSpace may, as appropriate, include text and or icon hyperlinks to: customer provided e-mail, customer provided URL, mapping, driving directions, and web sites in listings within the InfoSpace Basic Network's yellow pages, which form may change from time to time at InfoSpace's sole discretion. In addition, InfoSpace may provide additional hyperlinks on the InfoSpace Basic Network, the number, function, design, label and placement of such hyperlinks to be determined solely by InfoSpace.

Formatting.Provisions for Vequity Listing Enhancements include:

Listing Results Pages Icon Links. See Exhibit B.

Listings. Vequity shall provide to InfoSpace a list of Vequity's advertisers and such advertisers' listings within the InfoSpace Basic Network in an acceptable format (each a Listing) and such Listings shall be placed, subject to Exhibit A, in search results generated in response to searches of the by InfoSpace Basic Network. In addition to the free listing features in the InfoSpace Network maintained by InfoSpace, to the extent the listing information is available to InfoSpace, each Vequity's customer advertiser Listing shall include the Basic Listing:

Basic Listing. The Basic Listing may include the following features:

Enlarged Listing. The font size of the name shall be increased from the standard listing font size to the largest font size available.

Emboldened Listing. The font shall be emboldened with the hypertext markup language bold command making the text bold whenever possible depending on the user's browser.
Link to E-mail. A text link to an E-mail address of the business being listed.

Phone Number. Phone number of business being listed.

Link to Vequity's Customer's URL. A text and or graphical link to a Vequity's customer-provided web site or URL. All web sites created by Vequity shall have a back button to transport the user back to the referring page.

Mapping. A map showing the location of the business being listed.

Driving Directions. Driving directions to the location of the business being listed.

InfoSpace PageExpress. InfoSpace PageExpress is a one-page basic web site, which may be created by Vequity staff and is able to be edited by Vequity customers. InfoSpace PageExpress shall be maintained by InfoSpace on its servers (and/or such third party servers as periodically designated by InfoSpace in its sole discretion) as such may be periodically modified, revised, supplemented or enhanced by InfoSpace in its sole discretion; provided, however, it is understood that, upon completion of the release of PageExpress software allowing for multiple pages, Vequity shall be allowed to create sites with up to four (4) pages and that any additional-page or e-commerce upgrades to PageExpress web sites are not covered under this Agreement.

Co-Branding; Grant of Rights; Advertising.

Co-Brand Pages. InfoSpace shall use commercially reasonable efforts during the term of this Agreement (i) to make the InfoSpace Basic Network maintained by InfoSpace at the InfoSpace Site available to users of the Vequity Site as provided below, (ii) obtain and maintain in effect all telephone lines and other communications transmission devices to enable the Vequity Site to access the InfoSpace Basic Network (ii) answer any reasonable questions that Vequity may from time to time ask of InfoSpace relating to the InfoSpace Network, (iii) provide quotes for the terms and conditions of any updates or other modifications Vequity may from time to time desire InfoSpace to make to the Vequity Site, or (iv) render other limited incidental consulting services from time to time requested by Vequity, subject to agreement by the parties on the terms and conditions for such services. Advertising and promotions, at InfoSpace's discretion, may appear on all or any of the Co-branded Web Pages (as defined below) and, unless otherwise allowed under this Agreement, InfoSpace shall have the sole right to sell such advertising and promotions and the right to track the number of impressions on the Co-Branded Web Pages.

Grant of Rights. Subject to the terms and conditions of this Agreement, InfoSpace grants to Vequity: (a) the right to include on the Vequity Site hypertext links (whether in graphical, text or other format) which enable "point and click" access to locations of the InfoSpace Site specified by InfoSpace (and subject to change by InfoSpace from time to time); (b) the right to permit users to link to Results Pages (as defined below) via Query Pages (as defined below) hosted on the Vequity Site; (c) a limited, non-exclusive, non-transferable, non-assignable right to use, and allow end-users to use, the Page Express web site building tools solely for purposes of creating, editing and updating user web sites pursuant to this Agreement; and (d) a limited, non-exclusive non-transferable, non-assignable right to use the InfoSpace web-based software integration tool InfoSpace Publisher for purposes of integrating Listing Enhancements on a listing by listing basis, under the terms of this Agreement. "Query Pages" means any page hosted on the Vequity Site which incorporates the Graphical User Interface and on which users may input queries and searches. "Results Pages" means any page hosted on the InfoSpace Network which incorporates the Graphical User Interface (as defined below) and displays the Directory Content in response to queries and searches made on a Query Page. "Co-Branded Pages" means, collectively, the Results Pages and the Query Pages. It is expressly understood that the rights granted to Vequity as set forth in this Section for the Markets do not include the right to redistribute, resell, sublicense, or perform the licensed activities outside the Markets, which conduct would be in material breach of the Agreement.

Graphical User Interface. "Graphical User Interface" means a graphical user interface, which may be designed by InfoSpace and Vequity and implemented by InfoSpace pursuant to this Agreement for the Vequity Site, that contains or implements branding, graphics, navigation, content or other characteristics or features such that a user reasonably would conclude that such interface is part of the Vequity Site, and containing InfoSpace's customary and required content attribution which may include logo and Powered by InfoSpace. Vequity and InfoSpace will cooperate to design the user-perceptible elements of the Graphical User Interface, with the goals of: (a) conforming the display output of the look and feel associated with the Vequity Site; and (b) maximizing the commercial effectiveness thereof. Following agreement by the parties upon the design specifications thereof, InfoSpace will use commercially reasonable efforts to develop the Graphical User Interface and to implement the same on the Co-Branded Pages. InfoSpace shall have no liability or obligation for failure to develop or implement the Graphical User Interface or any Co-Branded Pages as contemplated by this Section 1.5.3, or for any nonconformity with the design specifications agreed upon by the parties, provided InfoSpace has used commercially reasonable efforts to develop and implement the same as provided in this Section 1.5.3.

Limitations. Vequity and its affiliates shall have no right to reproduce or sub-license, re-sell or otherwise distribute all or any portion of InfoSpace Network content or any other content posted on any portion of the InfoSpace Network to any person or entity, including without limitation via the Internet (including the World Wide Web) or any successor public or private data network. This Agreement and delivery of any InfoSpace content or any portion hereunder to Vequity or any third party pursuant to this Agreement shall not cause InfoSpace to be in violation of any law of any jurisdiction or third party agreement, and InfoSpace may at any time modify its grant of rights to the extent necessary to ensure compliance. Should InfoSpace agree to provide content services to any third party introduced to InfoSpace by Vequity pursuant to this Agreement, InfoSpace may require as a prerequisite to access to InfoSpace's content services any third party to execute InfoSpace's standard content distribution agreement, which may be presented by InfoSpace (at InfoSpace's option) in the form of an on-line click-wrap acknowledgment. InfoSpace shall provide only a basic templated site which shall not require development or customization by InfoSpace. In addition, neither party or any affiliate shall have any right to: (a) edit or modify any advertisement submitted for a Co-branded Page or (b) remove, obscure or alter any notices of Intellectual Property Rights appearing in or on any content or other materials.

                          Advertising and Revenue Share

Placement of Banner Advertisements. Each party shall have the right to sell banner advertisements (such banner advertisements adhering to InfoSpace's standards and sized at approximately 60 x 468 pixels Banner Advertisements) on the Co-branded Pages. The appearance of the Banner Advertisements will be as reasonably determined by the party selling such Banner Advertisements; provided, that InfoSpace may reject any Banner Advertisement if such Banner Advertisement would materially adversely affect the download time or performance of such page.

Remuneration for Banner Advertisements. The parties agree to share in the advertising revenues from Banner Advertisement sales (Advertising Revenues) as set forth on Exhibit D. Advertising Revenue share payments will be reconciled and paid within thirty (30) days following the calendar quarter in which the applicable Advertising Revenues are received. The party that sells the Banner Advertisement (the Selling Party) will provide with each such payment a report setting forth Advertising Revenues received by it for such quarter and the percentage thereof payable to the other party.

Records and Audit; Late Payments. During the Term, each party shall maintain accurate records of any and all fees payable to the other party under this Agreement. Any amounts owed under this Agreement not paid when due will be subject to a finance charge equal to one and one-half percent (1.5%) per month or the highest rate allowable by law, whichever is less, determined and compounded daily from the date due until the date paid. Payment of such finance charges will not excuse or cure any breach or default for late payment.

Co-brand Web Site Referral Program. Vequity shall make referrals to InfoSpace of opportunities for InfoSpace to provide InfoSpace's basic templated co-brand service. Vequity shall make such referrals to its financial planning company affiliates for an initial technology fee of five thousand dollars ($5,000), payable to InfoSpace from Vequity which shall collect the payment from the referred entity, each due prior to activation. Ongoing payments shall be $5,000 per year and due to InfoSpace on the anniversary thereof. Details of the referral program shall be at InfoSpace discretion, and Vequity shall operate and abide by the guidelines as InfoSpace may determine for the referral program. Initially, it is contemplated that InfoSpace shall provide a basic templated site which shall not require development or customization by InfoSpace. InfoSpace shall have the right to approve of the referral of any third party introduced to InfoSpace by Vequity pursuant to this Agreement. InfoSpace shall require, as a prerequisite to access to InfoSpace's content services, that a third party must execute InfoSpace's standard content distribution agreement, which may be presented by InfoSpace (at InfoSpace's option) in the form of an on-line click-wrap acknowledgment. InfoSpace shall share revenue with Vequity for referral program templated web sites as set forth in Section 2.3 below.

                         Revenue Share Fee; Remuneration

Revenue Share Fee. InfoSpace grants Vequity a limited right (as described in Section 1.5.2) to integrate in the Markets an unlimited number of Vequity Listing Enhancements including (i) Basic Listings with (ii) PageExpress web sites as described in this Agreement, and for the period of the Term of this Agreement, in consideration of the greater of (a) the monthly Revenue Share Fee as defined by the following matrix or (b) twenty thousand dollars ($20,000):















































Number of Websites     InfoSpace Revenue     Maximum Revenue            Cumulative Annual
Sold Per Year          Share Per Website)    Share Paid to InfoSpace    Revenue Share Paid
                       (Breakpoint Pricing)  Per Breakpoint             to InfoSpace
------------------     -------------------   -----------------------    ------------------
1 and  5,000                $400                  $2,000,000                $2,000,000
5,001 and  10,000           $300                  $1,500,000                $3,500,000
10,001 and  20,000          $200                  $1,000,000                $4,500,000
Over 20,000                 $100                  $  500,000                $5,000,000

For the purposes of the table above, the terms Website and Websites shall mean either (a) a
PageExpress site as defined in this Agreement or (b) a Vequity Listing Enhancement placed on the
InfoSpace Network.

Maximum Annual Revenue Share Fee.  In all cases, the maximum Revenue Share Fee Vequity shall pay is six million dollars ($6,000,000) per year.

Revenue Share for referral program co-branded web sites. InfoSpace shall share revenue with Vequity as follows: eighty percent (80%) of the initial technology fee (fee minimum $5,000) payable to
InfoSpace from Vequity prior to activation and ongoing payments shall be split on the same basis.
There shall be no maximum to this Revenue Share.
















Payment Terms. Vequity shall remit the first minimum monthly Revenue Share Fee of twenty thousand dollars ($20,000) on or before August 20, 1999. The first month to which this first payment shall apply will be the earlier of October 1999 or the month of activation of the co-branding of InfoSpace content for Vequity. Vequity shall remit payment to InfoSpace for the second, third, and fourth months when the fourth month payment is due (minimum of $60,000). Thereafter, Vequity shall remit the Revenue Share Fee for each month, according to Section 2.1, by the twentieth (20th) day of the month following the month of service, after which the payment shall be considered late and InfoSpace, at its sole discretion, may then disengage all services, links and co-branding supplied to Vequity with fifteen days written notice to Vequity. Payment shall be made in immediately available U.S. Dollar funds. Methods of payment may include, without limitation check, wire transfer, cashier's check, or cash.

Records. Each party shall keep reasonable records in connection with its respective performance under this Agreement and shall permit the other party reasonable access to such records at such other party's expense upon reasonable notice, solely for the purpose of verifying such party's compliance with the terms of this Agreement. Vequity shall submit monthly reports of its web sites sold pursuant to this Agreement in support of Revenue Share calculations along with its payment of the Revenue Share Fee payment. Either party, at its expense, and upon ten (10) days' advance notice to the other party, shall have the right during the Term to examine or audit such records in order to verify the listing figures reported in any report and the amounts owned to such party under this Agreement. Any such audit shall be conducted, to the extent possible, in a manner that does not interfere with the ordinary business operations of the audited party. In the event that any audit shall reveal an underpayment of more than five percent (5%) of the amounts due to the auditing party for any quarter, the other party will reimburse such party for the actual cost of such audit.

Taxes. All fees and payments stated herein exclude, and Vequity shall pay, any sales, use, property, license, value added, withholding, excise or similar tax, federal, state or local, related to the parties' performance of their obligations or exercise of their rights under this Agreement and any related duties, tariffs, imposts and similar charges, excluding those taxes based upon InfoSpace's income.

Disputes. In the event that Vequity disputes the amount of money owed pursuant to any Listing Invoice, Vequity shall notify InfoSpace of such dispute and the parties agree to cooperate in good faith to promptly resolve any dispute, including exchanging such information and documentation as may be reasonably related to or likely to resolve any and all amounts in dispute.

                         Proprietary Rights and Licenses

                                    Ownership.

Vequity. All right, title and interest in and to the Vequity Site, along with all Intellectual Property Rights, as defined below, related thereto shall remain with Vequity or its licensors and/or suppliers. For purposes herein, Intellectual Property Rights shall include all patents, copyrights, trademarks, service marks, web site design, computer software tools, URLs, trade secrets and other proprietary or intellectual property rights arising under the laws of any jurisdiction.

InfoSpace. All right, title and interest in and to the InfoSpace Site, the InfoSpace PageExpress web site building tool and the text, graphics, data, designs, computer programs, computer code, items, inventions, works of authorship, concepts, materials, methods, processes and other content and information contained therein or relating thereto, including the InfoSpace Network and listings, along with all related Intellectual Property Rights to any of the foregoing, shall remain with InfoSpace, no rights to resell, sub-license in any way the Intellectual Property Rights are granted or shall be inferred.

License Grants. Vequity hereby grants to InfoSpace for the term of this Agreement a non-exclusive, worldwide, royalty-free license to reproduce, electronically distribute, publicly perform, publish, publicly display, digitally perform, post, reformat as required under standards of the InfoSpace Network, and maintain the Vequity Listings. In furtherance of this Agreement, InfoSpace shall have the right to use, reproduce, publish, perform and display the Vequity Marks (Vequity Marks meaning those Trademarks of Vequity including those set forth on Exhibit C hereto and/or such other Trademarks as Vequity may from time to time notify InfoSpace in writing to be Vequity Marks within the meaning of this Agreement).

3.3 Limitations; Editorial Control Of InfoSpace Network. Either party may modify its grant to the other party of the rights to use of any of its trademarks (as set forth in Sections 1.1, 1.5 and 3.2) upon written notice to the other party. Neither party shall be in violation of any third party intellectual property rights, third party contract rights or agreements by virtue of this Agreement, and should a potential violation arise, the performance and obligations of either party herein may be qualified and limited in scope to the extent necessary to avoid such violation. InfoSpace will have the right (but not the obligation) to remove, refuse to host or edit any Page Express web site created (or any portion thereof), co-branded web site, sponsorship or listing which in its sole discretion InfoSpace considers actually or potentially obscene, indecent, offensive, defamatory, unlawful, mis-categorized, infringing of third-party Intellectual Property Rights or third party contract, or otherwise objectionable or unsuitable for posting anywhere on InfoSpace's servers (including, without limitation, hyperlinks, framed content or meta tags). Notices of Intellectual Property Rights which may be required by InfoSpace or an InfoSpace content provider shall not be removed from content supplied by InfoSpace.

                                 Confidentiality

Each party that receives information (the Receiving Party) from the other party (the Disclosing Party) agrees to use reasonable best efforts to protect all non-public information and know-how of the Disclosing Party that is either designated as proprietary and/or confidential or that, by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential (Confidential Information), and in any event, to take precautions at least as great as those taken to protect its own Confidential Information of a similar nature. Each party agrees that the terms and conditions of this Agreement shall be Confidential Information, provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business. The parties further agree that Listing and web site content received by or from InfoSpace shall be included in the Confidential Information of InfoSpace, and that Vequity may use such information internally for any lawful purpose, provided that Vequity shall not disclose such information to any third party without the prior written consent of InfoSpace.

The foregoing restrictions shall not apply to any information that: (a) the Receiving Party can document it had in its possession prior to disclosure by the Disclosing Party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (d) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed); or (e) is independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party. Upon request of the other party, or in any event upon any termination or expiration of the Term, each party shall return to the other all materials, in any medium, that contain, embody, reflect or reference all or any part of any Confidential Information of the other party. Each party acknowledges that breach of this provision by it would result in irreparable harm to the other party, for which money damages would be an insufficient remedy, and therefore that the other party shall be entitled to seek injunctive relief to enforce the provisions of this Section 4.

                                  Nonexclusivity

Each party expressly acknowledges and agrees that the rights granted to the other party in this Agreement are non-exclusive and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to prohibit either party from soliciting third party content, links, banner ads or other materials, serving content, links, banner ads or other materials to third parties' web sites, or hosting or permitting third parties to place links, content, advertisements or other materials on such party's web site, whether or not, in each such case, such content, links, advertisements or other materials are placed in higher priority than or are competitive with the products, services, content or advertisements of the other party.

                            Warranties and Disclaimers

Representations and Warranties. Each party represents and warrants to the other party that: (a) it is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and duly qualified to do business in any state in which it is required to so qualify; (b) this Agreement has been duly executed and delivered and constitutes a valid and binding agreement enforceable against such party in accordance with its terms;
(c) no authorization or approval from any third party is required in connection with such party's execution, delivery or performance of this Agreement; and (d) the execution, delivery and performance of this Agreement does not violate the laws of any jurisdiction or the terms or conditions of any other agreement to which it is a party or by which it is bound.

Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE OPERATION OF THE RESPECTIVE SITES, OR ANY SERVICES OR ITEMS PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, VEQUITY ACKNOWLEDGES THAT THE WEB SITE BUILDING TOOLS, THE INFOSPACE SITES, THE CO-BRANDED SERVICE USER WEB SITES, THE CO-BRANDED PAGES AND ANY AND ALL OTHER ITEMS OR SERVICES FURNISHED BY INFOSPACE UNDER THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY INFOSPACE OR ANY THIRD PARTIES IN CONNECTION WITH PROVIDING ACCESS TO OR HOSTING ANY OF THE FOREGOING OR THE PERFORMANCE OF ANY SERVICES BY INFOSPACE HEREUNDER) ARE PROVIDED BY INFOSPACE "AS IS" AND THAT VEQUITY HEREBY WAIVES, RELEASES AND DISCLAIMS, ALL WARRANTIES, OBLIGATIONS AND LIABILITIES OF INFOSPACE, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE FOREGOING. VEQUITY ACKNOWLEDGES THAT INFOSPACE MAKES NO WARRANTY THAT IT WILL CONTINUE TO OPERATE ITS WEB SITES OR THE WEB SITE BUILDING TOOLS IN THEIR CURRENT FORM, OR THAT ITS WEB SITES OR THE WEB SITE BUILDING TOOLS WILL BE ACCESSIBLE WITHOUT INTERRUPTION, THAT ITS WEB SITES OR THE WEB SITE BUILDING TOOLS WILL MEET THE REQUIREMENTS OR EXPECTATIONS OF VEQUITY OR ANY CO-BRANDED SERVICE USER OR THAT THE CONTENT, SOFTWARE OR ANY OTHER ANY MATERIALS ON OR THROUGH ITS WEB SITES OR THE SERVERS AND SOFTWARE THAT MAKES ITS WEB SITES AVAILABLE (INCLUDING, WITHOUT LIMITATION, THE WEB SITE BUILDING TOOLS) ARE FREE FROM ERRORS, DEFECTS, DESIGN FLAWS OR OMISSIONS

                                    Indemnity

Vequity hereby agrees to defend, indemnify and hold InfoSpace and its officers, directors and Affiliates harmless from and against any and all damages, liabilities, costs and expenses (including reasonable attorney's fees) incurred by InfoSpace as a result of any third party claim arising out of (a) a breach or alleged breach by Vequity of any representation or warranty of this Agreement or (b) a claim that the Vequity Site, Vequity Enhancement Data, or any content, ads or other materials on the Vequity Web Site, Vequity Enhancement Data or PageExpress web site or affiliated web site is misappropriate, violate or infringe upon any law, Intellectual Property Rights, contract rights or privacy rights, provided, however, that InfoSpace (i) gives Vequity prompt notice of any such claim or action, (ii) allows Vequity sole control of the defense or any settlement (provided that Vequity shall not, without the consent of InfoSpace, enter into any settlement that reasonably can be expected to require a material affirmative obligation of, result in any ongoing material liability to or materially prejudice InfoSpace in any way) and
(iii) provides reasonable cooperation, at Vequity's reasonable expense, in Vequity's defense or settlement of the claim or action.

InfoSpace hereby agrees to defend, indemnify and hold Vequity and its officers, directors and Affiliates harmless from and against any and all damages, liabilities, loss, costs and expenses (including reasonable attorney's fees) incurred by Vequity as a result of any third party claim arising out of (a) a breach or alleged breach by InfoSpace of any representation or warranty of this Agreement or (b) a claim that InfoSpace Network violates or infringe upon any Intellectual Property Rights, contract rights or privacy rights (excepting material provided under Section 7.1), provided, however, that Vequity (i) gives InfoSpace prompt notice of any such claim or action, (ii) allows InfoSpace sole control of the defense or any settlement (provided that InfoSpace shall not, without the consent of Vequity, enter into any settlement that reasonably can be expected to require a material affirmative obligation of, result in any ongoing material liability to or materially prejudice Vequity in any way) and
(iii) provides reasonable cooperation, at InfoSpace's expense, in InfoSpace's defense or settlement of the claim or action.

                             Limitation of Liability

EXCEPT WITH RESPECT TO ANY LIABILITY ARISING UNDER SECTION 7 HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, REVENUES OR DATA, OR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL INFOSPACE'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY PAID BY VEQUITY TO INFOSPACE HEREUNDER DURING THE SIX (6) MONTHS PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY.

                               Term and Termination

Term. This Agreement shall commence as of the Effective Date and shall continue for two years from the Effective Date of this Agreement (the Term), unless earlier terminated as set forth herein. The Term shall be automatically renewed for successive one-year periods, unless written notice is given by either party at least 60 days prior to the termination of any term. After termination, the parties will cooperate to accommodate Vequity advertisers that have agreements for advertising or websites on the InfoSpace Network in effect prior to the termination, for up to one year after termination (the Phase-Out Period), provided the terms of continuation of service are acceptable to InfoSpace, and InfoSpace is compensated reasonably and at least to the same extent as during the Term.


                                   Termination.

Either party may terminate this Agreement for any reason upon sixty day's written notice to the other party.

Either party may terminate this Agreement at any time upon thirty (30) days written notice to the other party in the event that the other party is in material breach of this Agreement and such party fails to cure such breach within thirty (30) days following receipt of such notice.

Either party may terminate this Agreement immediately upon notice in the event that the other party (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, (iii) becomes subject to any proceedings under any bankruptcy or insolvency law where such proceeding has not been dismissed within sixty (60) days or (iv) has wound up or liquidated, voluntarily or otherwise.

Upon the effective date of expiration or termination of this Agreement, all obligations defined herein, including prioritization rights, shall expire except for those obligations set forth in Sections 3.1, 4, 6, 7, 8, 10 and 11, and payment obligations to the date of termination or other obligations which would reasonably survive termination, which shall survive.

                                    Publicity

The parties may with the other party's prior approval of the form, content and timing, issue a press release regarding this Agreement. In the event the parties agree to issue a press release regarding the relationship between InfoSpace and Vequity, such release may contain quotes from the chief executive officers of each of InfoSpace and Vequity, subject to the mutual consent of both parties.

                                General Provisions

Governing Law; Jurisdiction; Venue. This Agreement will be governed and construed in accordance with the laws of the State of Washington without giving effect to its conflict of law principles. The jurisdiction and venue of any action or claim arising out of this Agreement shall be in King County, Washington.

Compliance with Laws. At their own expense, Vequity and InfoSpace shall comply with all applicable laws, regulations, rules, ordinances and orders regarding their respective activities related to this Agreement.

Severability; Headings. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision, which most closely approximates the intent and economic effect of the invalid provision. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

11.4 Independent Contractors. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement. Neither party may incur any obligations or liabilities on behalf of the other party. Without limiting the foregoing, Vequity shall not make any representations or warranties to third parties on behalf of InfoSpace.

11.5 Notice. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Unless otherwise specified, such notice shall be deemed given upon personal delivery, upon confirmation of receipt if sent by fax, or three (3) days after the date of mailing if sent by certified or registered mail, postage prepaid.

11.6 Entire Agreement; Waiver. This Agreement and the Exhibits attached hereto set forth the entire understanding and agreement of the parties, and supersede any and all prior or contemporaneous oral or written agreements or understandings between the parties, as to the subject matter of this Agreement. In the event of any conflict between the Agreement and an Exhibit, the terms of the Exhibit shall control. Except as provided herein, only by writing an addendum, signed by both parties, may a change be made to this Agreement. Waiver by either party of a breach of any provision contained herein must be in writing, and no such waiver shall be construed as a waiver of any other and/or succeeding breach of such provision or a waiver of the provision itself.

11.7 Assignment and Transfer of Control. Neither party may assign this Agreement or any rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably delayed or withheld, except that the other party's prior written consent shall not be required where the assignee (i) is an Affiliate, as defined below, of the assigning party or
(ii) is the successor entity in any merger, consolidation, reorganization or similar transaction that is acquiring all or substantially all of the assets of the assigning party. Affiliate shall mean any entity that has an equity interest of fifty percent (50%) or more in the assigning party, or any entity in which the assigning party has an equity interest of fifty percent (50%) or more. In any event, the assignee must assume and agree in writing to perform all of the assigning party's executory obligations and the assigning party must guarantee performance by the assignee throughout the Term.

11.8 Force Majeure. "Force Majeure Event" means any act of God, act of governmental authority, act of public enemy, war, riot, flood, civil commotion, insurrection, severe weather conditions, or any other cause beyond the reasonable control of the party delayed; provided that the inability of any party to pay any monetary sum when due for any reason will not constitute a "Force Majeure Event" for purposes of this Agreement. Neither party will be liable for any losses arising out of the delay or interruption of its performance of obligations under the Agreement due to any Force Majeure Event, provided that the party delayed will provide the other party notice of any such delay or interruption as soon as reasonably practicable, will use commercially reasonable efforts to minimize any delays or interruptions resulting from the Force Majeure Event and in no event will any failure to pay any monetary sum due under this Agreement be excused for any Force Majeure Event.

11.8 Counterparts Electronic Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed to be one instrument. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of the Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

InfoSpace.Com, Inc.                    Vequity Corporation

By:                                    By:
-----------------------                ---------------------
Title:                                 Title:
Date:                                  Date:

Exhibit A

The rights granted under this Agreement shall apply solely to the areas noted in Exhibit E (the Markets).

InfoSpace and Vequity acknowledge that InfoSpace may grant superior and sometimes exclusive yellow pages listing prioritization rights to certain local advertising sales partners. This Agreement shall not cause InfoSpace to violate any yellow pages listing prioritization rights previously granted to its partners, nor shall the Agreement be interpreted to grant rights outside the Markets defined herein or outside the Markets in which Vequity operates and distributes through a bona fide yellow page print publisher premise sales force. InfoSpace reserves the unlimited right to inform Vequity of restrictions which are required by InfoSpace potential conflicts with InfoSpace partners concerning solicitation of customers or categories of customers (in InfoSpace's sole discretion), or Vequity solicitation of customers in certain areas of the United States, and Vequity shall abide by such restrictions. InfoSpace may make commercially reasonable efforts, as necessary in InfoSpace's sole discretion, to restructure or address prior or future agreements to allow Vequity Listings to be included in the highest available priority listing position.

To the extent possible, Vequity Listings shall be placed in the Enhanced Listing Section (or successor) within the InfoSpace Basic Network with the following exceptions:

InfoSpace has previously entered into a contract with local advertising sales partners which prohibit placement, or such prioritized placement and said local advertising sales partner have not agreed to allow Vequity's Listings in said prioritization position.

2. InfoSpace will use reasonable commercial efforts to keep Vequity's Listings on distribution sites throughout the InfoSpace Basic Network. However, Vequity understands that the ultimate control of listings rests with each distribution site owner.

Exhibit B

The design of a link on the listing results page currently appears as follows. However, this design is subject to change at InfoSpace's discretion.


Exhibit C
Trademarks
Vequity Marks
Vequity
Vequity.com
InfoSpace Marks
InfoSpace
InfoSpace.com
Powered By InfoSpace
Powered by InfoSpace.com
The Ultimate Directory

Exhibit D
Banner Advertisement Revenue Share

The Selling Party shall receive a commission of thirty percent (30%) of all Advertising Revenue derived from Banner Advertisements, which shall be served by InfoSpace on the co-branded pages. The remaining Advertising Revenue will be then shared, quarterly, as follows:


Fifty percent (50%) to InfoSpace
Fifty percent (50%) to Vequity


Exhibit E
Non-Exclusive Enhanced Listing Rights

Subject to InfoSpace's right to inform Vequity of any areas where Vequity cannot solicit listings or conduct business under this Agreement, Vequity will have the non-exclusive right to placement in the Enhanced Listing Section at InfoSpace's discretion for its Vequity Listing Enhancements during the Term (Non-Exclusive Rights), in all fifty states of the United States of America.

Exhibit F

The look and feel of a Page Express site shall be similar to the following. However, this design is subject to change at InfoSpace's discretion.

Exhibit G

The following list of features is intended to clarify certain features and aspects but, as to products and services, is not a comprehensive product description, or warranty of performance.

Vequity will supply in a reasonable time frame the definitions of the virtual areas for its markets.


A local portal presence to be powered by InfoSpace
Standardized design elements to be decided using all or any portion of InfoSpace's content and portal-in-a-box features, including but not limited to and

                         Yellow Pages
                         White Pages
                         Classifieds
                         City Guides
                         Investing
                         News
                         Sports Scores
                         Community
                         Government
                         E-Shopping (ActiveShopper &
           ActivePromotion to be discussed)
                         International Listings
                         Business Services


Other items and services that may from time to time be added to the InfoSpace Web Sites by InfoSpace (in its sole discretion).

Vequity and InfoSpace to decide on specific look and feel parameters and limitations for the co-branded presence.

           A local sales solution and
           Distribution

All ad packages will be promoted and distributed on the InfoSpace Network. Hundreds of top-name and top-used sites carrying Vequity advertisers.

           Base packages:
           Silver Package
           Enhanced Level listing
           Bold Font
           Enlarged Font
           URL link
           Email link
           Gold Package
           Silver Package

plus Ad Link (any graphic) or PageExpress (web sites, storefronts)
Access to InfoSpace Publisher, the instant publishing system that allows for the creation of Internet yellow pages advertising, including web sites and storefronts.

Web-based application and no special equipment, rote data entry, worldwide access, no client software, minimal MIS maintenance, etc.

           Instantly publishes across the Basic InfoSpace Network. Seller maintains control of advertisers orders.
           Geo-scoping functionality

Regardless of the advertisers physical address and location, any listing and any category sponsorship in any package may be set up to show in the search results of 7 distinct geographies:

           City (one city)
           Multi-City (up to 5 cities)
           State (all cities in one state)
           Multi-State (all cities in up to 5 states)
           National (all cities nationwide)
           Foreign listings (listings from outside the sales rights area) always appear in the Enhanced Section

Exhibit H

InfoSpace shall provide to Vequity management training and sales training as follows:

Initial (a.k.a. Launch or Kick-off) Training

If needed, at a mutually acceptable time and place and for a mutually acceptable duration, InfoSpace's trainer may conduct initial training to Vequity management and sales management and representatives to launch the relationship set forth in this Agreement. Costs shall be borne by InfoSpace.

Ongoing or Follow-up Training

If needed, at a mutually acceptable time and place and for a mutually acceptable duration, InfoSpace's trainer may conduct follow-up training to Vequity management and sales management and representatives. Travel, lodging, and meals costs shall be born by Vequity.

Exhibit I

In addition to remuneration set forth in Section 2, Vequity shall remit two hundred dollars ($200) to InfoSpace for each Vequity web site sale generated through an InfoSpace banner advertisement of other marketing program. InfoSpace is not obligated to market Vequity web sites.

[CAPTION]
Exhibit 23.1
Consent of Experts

We consent to the use in the Registration Statement and Prospectus of Vequity Corporation of our report dated September 12, 2000, accompanying the financial statements of Vequity Corporation contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the headings "Experts" and "Selected Financial Data" in the Prospectus.

Hein + Associates LLP


Denver, Colorado
December 28, 2000